EXHIBIT 6.22

American Land Title Association	ALTA Settlement Statement - Combined Adopted 05-01-2015

Lennar Title, Inc. 13620 N. FM 620 Bldg. B, Suite 180 Austin, TX 78717

File No./Escrow No. :	114668-018211
Print Date & Time:	July 2, 2025 3:11 pm
Officer/Escrow Officer :	Theresa Clark
Settlement Location :	13620 N. FM 620, Bldg. B, Suite 180 Austin, TX 78717
Property Address:	172 AMMOLITE LANE Maxwell, TX 78656
Brief Legal:	Lot(s) 31, Block X Sunset Oaks, Section 4, Phase 3B 4675543X31
Builder Job No.:	4675543X31
Borrower:	Tirios Propco Series LLC - 172 Ammolite 103 Saddle Ridge Dr Cedar Park, TX 78613
Seller:	Lennar Homes of Texas Sales and Marketing, Ltd. 13620 N FM 620, Building B, Suite 150 Austin, TX 78717
Lender:	HouseMax Funding LLC
Lender Address:	3711 S. Mopac Expy, Bldg 2, Suite 400, Austin, TX 78746 120205
Loan Number:
Settlement Date:	July 21, 2025
Disbursement Date:	July 21, 2025

Seller		Description	Borrower
Debit	Credit		Debit	Credit
		Financial
	235,990.00	Sale Price of Property	235,990.00
		Deposit		10,000.00
		Loan Amount		165,193.00
4,800.00		Seller Credit - Up - $4,880		4,800.00
	1,999.00	Builder Fee
10,000.00		Excess Deposit

		Prorations/Adjustments
544.09		County Taxes - 01/01/25 - 07/03/25		544.09

		Loan Charges to House Max Funding LLC

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Seller		Description	Borrower
Debit	Credit		Debit	Credit
		Loan Charges to House Max Funding LLC (continued)
		Compliance Review Fee	395.00
		Flood Determination Fee	45.00
		Funding Shield Fee	55.00
		Origination Fee	3,500.00
		Processing Fee	1,295.00
		Appraisal Fee $400.00 paid outside closing by Borrower

		Other Loan Charges
		Survey Fee to South Texas Engineering, LLC	725.00
		Buyer/Borrower E Record Fee to LTC fbo ERecording Service Provider to POC by LTC fbo Simplifile	13.84
		Guaranty Fee to Texas Title Insurance Guaranty Association	2.00
21.00		Tax Certificate to LTC fbo Tax Certificate Provider to APG

		Impounds
		Homeowner's Insurance to HouseMax Funding LLC	437.00
		Property Taxes to HouseMax Funding LLC	3,161.34

		Title Charges and Escrow/Settlement Charges
45.00		Document Preparation to Lisa K. Piscitelli, PC
350.00		Escrow Fee to Lennar Title, Inc.	350.00
		Lender's Title Insurance to Lennar Title, Inc. Coverage: 165,193.00 Premium: 100.00	100.00
		TLTA T-17 Planned Unit Development (Not to be used with T-28) to Lennar Title, Inc.	25.00
		TLTA T-19 Restrictions, Easements Minerals, Residential (5%) to Lennar Title, Inc.	58.80
		TLTA T-30 Tax Deletion/RollBack Residential (20.00) to Lennar Title, Inc.	20.00
		TLTA T-36 (Environmental Protection Lien Residential) to Lennar Title, Inc.	25.00
		TLTA Taxes Not Yet Due and Payable Tax Amend (5.00) to Lennar Title, Inc.	5.00
1,549.00		Owner's Title Insurance to Lennar Title, Inc. Coverage: 235,990.00 Premium: 1,549.00
		TLTA Area & Boundary Survey Coverage (R-16R)/ (5%) Used only with T-1R OTP to Lennar Title, Inc.	77.45

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Seller		Description	Borrower
Debit	Credit		Debit	Credit
		Title Charges and Escrow/Settlement Charges (continued)
		TLTA T-19-1 Rest, Encroach, Min (5%) Used when Property is Residential AND R-16 is also sale to Lennar Title, Inc.	77.45

		Commissions
6,935.70		Real Estate Commission to SB to Urbanspace Realtors Note: Includes adjustment of ($144.00) Urbanspace Realtors

		Government Recording and Transfer Charges
		Recording Fees - Deed (Builder - Buyer) to LTC fbo Hays County Clerk	49.00
		Recording Fees - Mortgage to LTC fbo Hays County Clerk	141.00
		Recording Fees - NTP to LTC fbo Hays County Clerk	37.00
		Recording Fees - NTP to LTC fbo Hays County Clerk	37.00

		Miscellaneous
		Homeowner's Insurance Premium to Goosehead Insurance Agency, LLC 12 months	1,311.00
		Builder Fee to Lennar Homes of Texas Sales and Marketing, Ltd.	1,999.00
		HOA Dues - 2 Months Upfront to Sunset Oaks Residential Community, Inc.	90.00
		HOA Dues - Prorated - 07/01/25-08/01/25 to Sunset Oaks Residential Community, Inc.	42.10
		HOA Transfer Fee to PMP Management	185.00
		HOA Working Capital to Sunset Oaks Residential Community, Inc.	300.00
2.00		Guaranty Fee to Texas Title Insurance Guaranty Association

Seller			Borrower
Debit	Credit		Debit	Credit
24,246.79	237,989.00	Subtotals	250,548.98	180,537.09
		Due from Borrower		70,011.89
213,742.21		Due to Seller
237,989.00	237,989.00	Totals	250,548.98	250,548.98

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Acknowledgement

We/I have carefully reviewed the ALTA Settlement Statement and find it to be a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction and further certify that I have received a copy of the ALTA Settlement Statement. We/I authorize Lennar Title, Inc. to cause the funds to be disbursed in accordance with this statement.

Borrower

Tirios Propco Series LLC - 172 Ammolite, a Series of Tirios Propco Series LLC, a DE Series Limited Liability Company By: Tirios Corporation, A Delaware Corporation, Managing Member

BY: /s/ Sachin Latawa_______________________

Sachin Latawa, CEO Seller

LENNAR HOMES OF TEXAS SALES AND MARKETING, LTD.

     BY: U.S. Home, LLC,

a Delaware limited liability company

(as successor in interest by conversion from

U.S. Home Corporation, a Delaware corporation),

BY:_____________________________________

                                 Authorized Agent

Theresa Clark Escrow

Officer

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SECURED NOTE

$165,193.00	Date: July 21, 2025
Property Address: 172 Ammolite Ln, Maxwell, Texas 78656-2106	Travis County, Texas

FOR VALUE RECEIVED, the undersigned, TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company ("Borrower"), whose address is 103 Saddle Ridge Dr, Cedar Park, Texas 78613-7473, hereby promises to pay to HouseMax Funding, LLC, a Texas limited liability company, or order ("Lender"), whose address is 3711 S Mopac Expy Bldg 2 Ste 400, Austin, Texas 78746-8014, the principal sum of One Hundred Sixty-Five Thousand One Hundred Ninety-Three and 00/100 Dollars ($165,193.00), together with interest on the entire· Loan Amount of this Note, as follows:

l. Interest. Interest on the entire loan amount, including any Lender Retained Funds, will accrue from the date any proceeds have been distributed to or on behalf of the Borrower (the "Date of Advance") at an annual rate equal to Seven and 25/100 Percent (7.25%).

1.1. Computation of Interest. Interest on this Note is computed on a 30/360 basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the entire Loan Amount, multiplied by a month of 30 days. Interest for the odd days before the first full month and any partial month in which the loan is repaid in full is calculated on the basis of the actual days and a 360-day year and shall include the day of payoff. All interest payable under this Note is computed using this method.

2. Payment Obligations.

2.1. In General. Borrower will make a payment each month until the entire indebtedness evidenced by this Note and all accrued and unpaid principal, interest and other charges due hereunder have been paid in full. If Borrower still owes amounts under this Note on August 1, 2055 (the "Maturity Date"), Borrower will pay those amounts in full on that date. Payments due under the Note shall be made in U.S. currency. Lender may charge a non-sufficient funds fee, in Lender's discretion, for each payment that is returned unpaid by the Borrower's bank. This charge may be in addition to any other charges provided for herein. Further, if any check or other instrument received by Lender as payment under the Note or the Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under this Note and the Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer's check or cashier's check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; (d) Electronic Funds Transfer; or (e) wire. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.2. 1nterest-Onlv Payments. Interest-only payments shall be due and payable in consecutive monthly installments of Nine Hundred Ninety-Eight and 04/100 Dollars ($998.04) commencing with the first payment due on September 1, 2025 and continuing on the first day of every month thereafter for a period of one hundred twenty (120) consecutive months.

2.3. Payments of Principal and Interest. Beginning on September 1, 2035 and on the first day of every month thereafter, Borrower will make monthly payments of principal and interest amortized over two hundred forty (240) months in the amount of One Thousand Three Hundred Five and 65/100 Dollars ($1,305.65).

2.4. Servicing Fees. In addition to any amounts due above, Borrower shall be responsible for all servicing costs. Servicing costs will be included in Borrower's monthly statement provided by Lender's loan servicer of Lender's choice. In addition, servicing costs shall be billed to Borrower as incurred.

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2.5. Delivery of Payments. Payments due under this Note shall be made to Lender by electronic funds transfer by automated clearing house payments ("ACH Payments"). Borrower shall provide, and at all times maintain and control a valid account to be used for ACH Payments and shall ensure sufficient funds in the account to cover the amount of each payment or debit entry. Borrower's failure to provide, maintain, or control a valid account to be used for ACH Payments or failure to deposit and/or maintain sufficient funds in the account for each debit entry, shall be a Default under this Note and the Loan Agreement. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.6. Order of Application of Payments. Each payment under this Note shall be credited in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Note, the Loan Agreement, or the Security Instrument, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7. Other Terms. This Note is subject to the following additional terms as provided for in the Loan Agreement. See headings in Loan Agreement sections for applicability.

2.7.1. Tax Holdback and

2.7.2. Insurance Holdback.

3. Late Charge. Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within the later of (i) ten (10) days when due, or (ii) the minimum time past due required by Applicable Law, an amount equal to the lesser of (a) a charge of 5 cents ($0.05) for each dollar($1.00) that is not paid when due, or (b) the maximum charge allowed under Applicable Law would be a reasonable estimate of expenses so incurred (the "Late Charge"). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

4. Default. On (a) Borrower's failure to pay any installment or other sum due under this Note when due and payable (whether by extension, acceleration, or othe1wise), (b) an Event of Default (as defined in the Loan Agreement), or (c) any breach of any other promise or obligation in this Note or in any other instrument now or hereafter securing the indebtedness evidenced by this Note, then, and in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. Borrower expressly waives notice of the exercise of this option.

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5. Prepayment.

5.1. Prepayment Premium. Borrower may prepay this Note in whole or in part at any time. However, if Borrower prepays this Note in whole or in part prior to the Maturity Date, Borrower shall pay a Prepayment Premium ("Prepayment Premium") equal to the following:

(a) If prepayment is made on or before one year from the Date of Advance, Borrower shall pay a fee equal to 5.00% of the amount prepaid.

(b) If prepayment is made after one year from the Date of Advance, and on or before two years from the Date of Advance, Borrower shall pay a fee equal to 4.00% of the amount prepaid.

(c) If prepayment is made after two years from the Date of Advance, and on or before three years from the Date of Advance, Borrower shall pay a fee equal to 3.00% of the amount prepaid.

(d) If prepayment is made after three years from the Date of Advance, and on or before four years from the Date of Advance, Borrower shall pay a fee equal to 2.00% of the amount prepaid.

(e) If prepayment is made after four years from the Date of Advance, and on or before five years from the Date of Advance, Borrower shall pay a fee equal to 1.00% of the amount prepaid.

After five years from the Date of Advance, Borrower may prepay this Note in whole or in part at any time without paying any premium. All prepayments of principal on this Note shall be applied to the most remote principal installment or installments then unpaid.

5.2. Ability to Pav Prepayment. Borrower shall have no right to prepay and Lender shall have no duty to accept full or partial prepayment of this Note without Borrower giving Lender thirty (30) days prior written notice of his, her or its intention to prepay this Note. Said notice shall include the amount Borrower intends to repay. Borrower shall pay Lender the principal due under this Note together with (a) any Prepayment Premium contemplated in this Note and (b) any accrued but yet unpaid interest and fees.

5.3. Prepayment Waivers. BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER HAS NO RIGHT TO PREPAY THIS NOTE EXCEPT AS PROVIDED IN THIS SECTION. BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT IF THE MATURITY DATE IS ACCELERATED BY LENDER PURSUANT TO THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, A JUNIOR LIEN LENDER OF THE PROPERTY), AND BORROWER OR ANY THIRD PERSON THEREAFTER SEEKS TO PAY OFF SUCH ACCELERATED INDEBTEDNESS OR PURCHASE THE PROPERTY AT A FORECLOSURE SALE (WHETHER JUDICIAL OR NON-JUDICIAL), SUCH PAYOFF OR PURCHASE SHALL CONSTITUTE A PREPAYMENT HEREUNDER AND THE PREPAYMENT PREMIUM SET FORTH ABOVE SHALL BE DUE IN THE EVENT PREPAYMENT OCCURS. BY INITIALING BELOW, BORROWER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT BORROWER SHALL PAY THE PREPAYMENT PREMIUM, EVEN IN THE CASE WHERE LENDER HAS ACCELERATED THE MATURITY DATE PURSUANT TO THE LOAN DOCUMENTS; THAT THE CALCULATION OF THE PREPAYMENT PREMIUM IS FAIR AND REASONABLE TO COMPENSATE LENDER FOR THE LOSS WHICH LENDER MAY INCUR AS A RESULT OF PREPAYMENT OF THIS NOTE; TBAT BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE OR CLAIM TO HAVE UNDER TEXAS LAW; AND THAT LENDER HAS MADE THE LOAN EVIDENCED BY THIS NOTE IN RELIANCE ON THE AGREEMENTS AND WAIVERS OF BORROWER IN THIS SECTION AND LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVERS.

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BORROWER'S INITIALS: SL

6. Interest on Default. If Borrower is in default under the Loan Documents, then at the sole and absolute discretion of Lender and without notice or opportunity to cure, the entire Loan Amount shall immediately bear an annual interest rate equal to the lesser of (a) Thirteen and 25/100 Percent (13.25%); or (b) the maximum interest rate allowed by law (the "Default Rate"). The Loan shall accrue interest at the Default Rate only until all defaults are cured and the Loan is reinstated. Borrower acknowledges, understands and agrees that in connection with any default: (i) Lender's risk of nonpayment of the Loan will be materially increased; (ii) Lender's ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted; (iii) Lender may need to set aside funds in a loan loss reserve, repurchase the loan from a credit provider or otherwise impair their capital; (iv) Lender may be unable to raise additional funds from investors, credit facilities or other capital sources due to defaults in its portfolio; (v) the value of the Lender's loan will materially decrease and may become unmarketable altogether; (vi) the value of Lender's business enterprise will be reduced; (vii) Lender will incur additional costs and expenses arising from its loss of the use of the amounts due; (viii) the aforementioned list of risks, losses and damages is not exhaustive and Lender will suffer additional exposure to risk, losses and damages not specifically identified above; (ix) it is extremely difficult and impractical to determine such additional costs and expenses; (x) Lender is entitled to be compensated for such additional risks, costs, and expenses; and (xi) the increase to the Default Rate represents a fair and reasonable estimate of the additional risks, costs, and expenses Lender will incur by reason of Borrower's default and the additional compensation Lender is entitled to receive incurred by Lender due to Borrower default. Interest at the Default Rate shall be payable by Borrower without prejudice to the rights of Lender to collect any other amounts to be paid under this Note (including, without limitation, late charges), the Loan Agreement, or the Security Instrument.

7. Interest on Interest. If any interest payment under this Note is not paid when due, the unpaid interest shall be added to the principal of this Note, shall become and be treated as principal, and shall thereafter bear like interest.

8. Due-on-Sale. If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower's interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or pem1its to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent, or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Property Collateral (other than a Permitted Encumbrance) without Lender's express prior written consent thereto, which consent may be withheld in Lender's sole and absolute discretion, then Lender, at Lender's option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

9. Waiver. Borrower, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extensions of the terms hereof, any release of all or any part of the security given for this Note, any acceptance of additional security of any kind and any release of any party liable under this Note. Any such renewals or extensions may be made without notice to Borrower.

10. Notice. Any notice required to be provided in this Note shall be given in accordance with the notice requirements provided in the Loan Agreement.

11. Assignment. This Note is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Note. The terms of this Note shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Note cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any pa11 of this Note, all without notice to or the consent of Borrower.

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12. Provisions. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as hereinafter defined), or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. Borrower acknowledges and agrees that the interest rate set forth in this Note was elected by the parties pursuant to an optional rate ceiling set forth in Subchapter A of Chapter 303 of the Texas Finance Code. For purposes of this Note, "Indebtedness" shall mean all indebtedness evidenced by this Note, and all amounts payable in the performance of any covenant or obligation in any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, or any part of such indebtedness. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed refunded and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Borrower for the use, forbearance or detention of the Indebtedness shall, to the extent pe1mitted by applicable law, be amo1tized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note or any other part of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or Instrument pe1taining to the Indebtedness.

13. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such te1m in the Loan Documents (as defined in the Loan Agreement).

14. Loan Agreement. This Note is also secured by and is subject to the provisions of that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") between Borrower and Lender, and all Collateral referenced and incorporated in the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Note, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

15. Counterparts. This Note may be signed in one or more counterparts, each of which shall be deemed an original. This Note shall be deemed fully executed and effective when all parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

THIS AGREEMENT MAYBE EXECUTED IN COUNTER-PARTS.

[SIGNATURES FOLLOW]

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BORROWER:

TIRIOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

Sachin Latawa, CEO

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of July 21, 2025, is entered into by TIRIOS PROPCO SERIES LLC - 172 AMMOLJTE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company ("Borrower"), for the benefit of HouseMax Funding, LLC, a Texas limited liability company ("Lender").

In consideration of the covenants, conditions, representations, and warranties contained in this Agreement, the parties agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings (all terms defined in this Section or in any other provision of this Agreement in the singular are to have the plural meanings when used in the plural and vice versa, and whenever the context requires, each gender shall include any other gender):

1.1. "Agreement" shall mean this Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented or otherwise modified from time to time.

1.2. "Applicable Law" shall mean: (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to a Security Instrument (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Borrower is liable after any foreclosure of any Real Property Collateral), the laws of the state where the Real Property Collateral subject to such Security Instrument is located; or (b) with respect to any other Loan Document (including but not limited to the Note and this Agreement) the laws of the State of Texas (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Texas law). In either case, Applicable Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

1.3. "Attorneys' Fees." Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender as provided in the Loan Documents.

1.4. "Bankruptcy Code" shall mean the provisions of Title 11 of the United States Code, as amended; 11 U.S.C. §§ 101-1532 or any bankruptcy, insolvency, state or federal debtor relief statute.

1.5. "Collateral" shall mean the collateral described in Section 2 below.

1.6. "Environmental Laws" shall mean any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code ("U.S.C.") §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 51.01-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001- 11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Collateral.

1.7. "Event of Default" shall mean any event specified in the Event of Default heading below.

1.8. "Governmental Authority" shall mean any and all boards, agencies, commissions, offices, or autho1ities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or othe1wise) whether now or later in existence.

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1.9. "Governmental Requirements" shall mean any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.10. "Guarantor" shall mean Sachin Latawa, and any other guarantor of any Indebtedness evidenced by a Loan Document between Lender and any other guarantor.

1.11. "Guaranty" shall mean each Guaranty, Limited Guaranty, Springing Guaranty, or Guaranty of Completion of even date herewith executed by a Guarantor.

1.12. "Hazardous Materials" means any and all (a) substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as "hazardous wastes" under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as "hazardous substances" under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations§ 172.101 and amendments); (e) substances defined as "medical wastes" under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and U) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

1.13. "Indebtedness" means the principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.13 .1. The Note (including, without limitation, any prepayment premium, late payment, and other charges payable under the Note);

1.13.2. This Agreement;

1.13.3. The Security Instrument and all other Loan Documents;

1.13.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.13.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Secured Obligations evidenced by such document are secured by the te1ms of the Security Agreement, including, but not limited to, funds advanced to protect the security or priority of the Security Agreement; and

1.13.6. Any amendment, modification, extension, reengagement, restatement, renewal, substitution, or replacement of any of the foregoing.

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1.14. "Insurance Rating Requirements" means the requirements for a property insurance policy issued by an insurer having a claims-paying or financial strength rating of any one of the following:

(A) at least "A-:VIII" from A.M. Best Company, (B) at least "A3" (or the equivalent) from Moody's Investors Service, Inc. or (C) at least "A-" from Standard & Poor's Ratings Service.

1.15. "Lender Retained Funds" shall mean all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Appraisal Holdbacks, Debt Service Holdbacks, Default Reserves, Impounds, Construction Reserves, Construction Completion Holdbacks, Repair Holdbacks, Tax Holdbacks, Capital Expenditure Holdbacks and Insurance Holdbacks.

1.16. "Loan" shall mean the loan and financial accommodations made by the Lender to the Borrower in accordance with the tem1s of this Agreement and the Loan Documents.

1.17. "Loan Amount" shall mean One Hundred Sixty-Five Thousand One Hundred Ninety-Three and 00/100 Dollars ($165,193.00).

1.18. "Loan Document(s)" means this Agreement, the Note, Security Agreement, and any other agreement executed in connection therewith, all other documents evidencing, securing or otherwise governing the Loan between Lender, Borrower, any guarantor, pledgor, or debtor, whether now existing or made in the future, and all amendments, modifications, and supplements thereto. Notwithstanding the foregoing, when used in the definitions of indebtedness, Secured Obligations, and Obligations, and in relation to the discussion of the Secured Obligations, Obligations and Indebtedness that are secured by any Security Agreement, the term "Loan Documents" specifically excludes any Guaranty and Environmental Indemnity Agreement, each of which are not secured by any Security Agreement unless specifically identified therein.

1.19. "Maturity Date" shall mean August 1, 2055.

1.20. "Note(s)" means any and all promissory notes payable by Borrower, as maker to the order of Lender or order, executed concurrently herewith or subsequent to the execution of this Agreement, evidencing a loan from Lender to Borrower, together with any interest thereon at the rate provided in such promissory note and any modifications, extensions or renewals thereof, whether or not any such modification, extension is evidenced by a new or additional promissory note or notes. Note shall include the Secured Note of even date herewith payable by Borrower to the order of Lender in the amount of One Hundred Sixty-Five Thousand One Hundred Ninety-Three and 00/100 Dollars ($165,193.00), which matures on the Maturity Date, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.21. "Person" means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

1.22. "Personal Property Collateral" shall mean any property pledged to secure the Note that is not Real Property Collateral, including but not limited to the Pledge.

1.23. "Pledge" shall mean the Ownership Interest Pledge Agreement of even date herewith made for the benefit of Lender.

1.24. "Real Property Collateral" shall mean all Mortgaged Property described in the Security Instrument(s), commonly known as 172 Ammolite Ln, Maxwell, Texas 78656-2106.

1.25. "Secured Obligations" shall have the meaning defined in Section 2 below and shall include all Indebtedness, obligations, and liabilities of the Borrower under the Loan Documents, whether on account of principal, interest, indemnities, fees (including, without limitation, Attorneys' Fees, remarketing fees, origination fees, collection fees, and all other professional fees), costs, expenses, taxes, or otherwise.

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1.26. "Security Agreement" shall mean any and all agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise creating, evidencing, governing or representing a security interest of Lender in the Collateral securing the Secured Obligations, including, but not limited to any Collateral Security Agreement, Security Instrument, or Ownership Interest Pledge Agreement, as applicable. The term shall refer to all Security Agreements both individually and collectively.

1.27. "Security Instrument(s)" shall mean any and all agreements of even date herewith that secure the Real Property Collateral, including but not limited to any (i) Deeds of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (ii) Mortgages, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iii) Deeds to Secure Debt, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iv) Security Deeds, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, and (v) Mortgages.

1.28. "Tenant Affiliate" shall mean any occupant of the Real Property Collateral, other than Borrower, that is directly or indirectly controlling, controlled by or under common control with, the Borrower. Capitalized terms not otherwise defined shall have their respective meanings as defined in the Loan Documents.

2. GENERAL.

2.1. Amount and Purpose. In reliance on Borrower's representations and warranties, and subject to the terms and conditions in this Agreement and in the Loan Documents, Lender agrees to make the Loan to Borrower on the terms and conditions set forth in the Note, this Agreement and the other Loan Documents.

2.2. Payment. Borrower shall repay the Loan in accordance with the provisions of the Note. The principal balance outstanding under the Note shall be due and payable in full on the Maturity Date.

2.3. Loan Documentation and Security. Borrower shall execute and acknowledge, or obtain the execution and acknowledgment of, and deliver concurrently with this Agreement, the Loan Documents and other documents signed in connection with this Agreement. Any reference to the Loan Documents shall refer to such documents as they may be amended, renewed, or extended from time to time with the written approval of Lender. All of the Loan Documents shall be in form and substance satisfactory to Lender and shall include such consents from third parties as Lender deems necessary or appropriate.

2.4. Creation of Security Interest; Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing the full and timely payment and performance of the Secured Obligations for the benefit of Lender, Borrower hereby irrevocably and unconditionally grants, transfers, bargains, conveys and assigns to the Lender a continuing general, lien on, and security interest in, all the Borrower's estate, right, title, and interest that the Borrower now has or may later acquire in and to the following, which shall be collectively referred to as the "Collateral":

2.4.1. Real Property Collateral. All Real Property Collateral.

2.4.2. Personal Property Collateral. All Personal Property Collateral.

2.4.3. Borrower Funds. All of Borrower's interest in and to the proceeds of the Secured Obligations, whether disbursed or not; all present and future monetary deposits given by Borrower to any public or private utility with respect to utility services furnished to the Real Property Collateral; all Lender Retained Funds; and all accounts maintained by the Borrower with Lender or any subsidiary or affiliate of Lender, including, without limitation, any accounts established in connection with the Secured Obligations regardless of whether or not such accounts are with Lender;

2.4.4. Lender Retained Funds. The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement and the Note. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity. Unless an agreement is made in writing or applicable law requires interest to be paid on the Lender Retained Funds, Lender shall not be required to pay Borrower any interest or earnings on the Lender Retained Funds.

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2.4.5. Additional Property. Any additional personal property otherwise set forth in the Loan Documents;

2.4.6. Proceeds. All proceeds of, supporting obligations for, additions and accretions to, substitutions and replacements for, and changes in any of the Collateral described in this Agreement.

2.5. Secured Obligations. Borrower grants a security interest in the Collateral for the purpose of securing the following Secured Obligations:

2.5.1. Notes. Payment of all obligations at any time under any and all Notes.

2.5.2. Loan Documents. Payment and/or performance of each and every other obligation of Borrower under the Loan Documents;

2.5.3. Related Loan Documents. Payment and/or perfo1mance of each covenant and obligation on the part of Borrower or its affiliates to be performed pursuant to any and all Loan Documents that have been or may be executed by Borrower or its affiliates evidencing or securing one or more present or future loans by Lender or its affiliates to Borrower or its affiliates (each a "Related Loan," and collectively, the "Related Loans"), whether now existing or made in the future, together with any and all modifications, extensions and renewals thereof; provided, however, that nothing contained herein shall be construed as imposing an obligation upon Lender, or as evidencing Lender's intention, to make any Related Loan to Borrower or its affiliates;

2.5.4. Future Obligation . Payment to Lender of all future advances, Indebtedness and further sums and/or performance of such further obligations as Borrower may undertake to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Lender, its successors and assigns, (it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in such further sum or sums), when such borrower and/or obligations are evidenced by a written instrument reciting that it or they are secured by this Agreement and a related Security Instrument or Security Agreement; and

2.5.5. Modifications and Payments. Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

2.6. Application of Payments. Except as otherwise expressly provided by Governmental Requirements or any other provision of the Loan Documents, all payments received by Lender from Borrower under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Agreement, the Note, the Security Agreement, or any other Loan Documents, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7. Termination. This Agreement shall terminate following the repayment in full of all amounts due under the Note, this Agreement and any other documents evidencing the Loan, so long as no written claim has been made hereunder prior to such expiration date.

2.8. Real PropertyTa Holdback. Out of the loan proceeds, Lender's servicer, may withhold a sum sufficient to pay property taxes on the Real Property Collateral through the Matu1ity Date as tax holdback ("Tax Holdback"). Borrower may request reimbursement from the Tax Holdback upon Borrower's demonstration to Lender of payment of real property taxes. Upon an Event of Default, Lender may use the Tax Holdback to protect its Security Instrument, by: (i) making interest payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the p1incipal amount owed on the loan, in Lender's sole and absolute discretion. Should Lender be required to utilize the Tax Holdback for anything other than the payment of property taxes, Borrower shall be required to replenish funds in the Tax Holdback. The failure to replenish the Tax Holdback upon five (5) business days written notice from Lender to Borrower shall be an additional event of default under this Agreement. Upon full repayment of the loan, Lender shall credit any funds held in the Tax Holdback and reduce any beneficiary demand accordingly.

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2.9. Insurance Holdback. Out of the Loan proceeds, Lender's servicer, may withhold a sum sufficient to pay insurance premiums for hazard and liability policies on the Real Property Collateral through the Maturity Date as an insurance Holdback ("Insurance Holdback"). Lender shall use the Insurance Holdback to renew or otherwise pay insurance premiums as required under the Security Instrument. Upon an Event of Default, Lender may use the Insurance Holdback to protect its Security Instrument, by: (i) making interest payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the principal amount owed on the Loan, in Lender's sole and absolute discretion. Should Lender be required to utilize the Insurance Holdback for anything other than the payment of insurance premiums, Borrower shall be required to replenish funds in the Insurance Holdback. The failure to replenish the Insurance Holdback upon five (5) business days' written notice from Lender to Borrower shall be an additional Event of Default under this Agreement. Upon full repayment of the Loan, Lender shall credit any funds held in the Insurance Holdback and reduce any beneficiary demand accordingly.

2.10. Insurance and Real Estate Taxes. In addition to the monthly payments due under the Loan, Borrower shall promptly remit to Lender sufficient funds on a monthly basis (an estimated 1/12 of the total annual amount due) to pay the annual real estate taxes, community association dues, fees, assessments and insurance premiums due on the Real Property Collateral, when such taxes or premiums are due so that Lender may pay them directly. In addition to the monthly impounds above, Lender may reserve sufficient funds at Loan closing to fund an initial escrow impound account for future payments which amounts shall be identified in any final settlement statement. Amounts withheld by Lender shall be estimates only, and Lender reserves the right to collect a cushion of impound funds. Borrower will also promptly provide to Lender all notices and written materials relating in any way to such taxes or insurance due. Lender shall have the right from time to time to review tax and insurance payment amounts and make adjustments upon notice to Borrower. Unless an agreement is made in writing or applicable law requires interest to be paid on the funds, Lender shall not be required to pay Borrower any interest or earnings on the funds.

2.11. Pledge and Grant of Security Interest. To secure the due and punctual payment and performance of all Secured Obligations due under the Note, Borrower hereby pledges, assigns, transfers, and delivers to Lender and hereby grants Lender a security interest in and to all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Lender Retained Funds. The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity.

3. BORROWER'S REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower represents and warrants as follows, which representations and warranties shall be true and correct as of the execution of this Agreement, as of the date of each Advance and at all times any Indebtedness exists, and shall survive the execution and delivery of the Loan Documents:

3.1. Capacity. Borrower and the individuals executing Loan Documents on Borrower's behalf have the full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, and to carry out the contemplated transactions. All signatures of Borrower and Guarantor, and the individuals executing Loan Documents on their respective behalf, are genuine.

3.2. Authority and Enforceability. Borrower's execution, delivery, and performance of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, have been duly authorized by all necessary corporate or other business entity action and do not and shall not require any registration with, consent, or approval of, notice to, or any action by any Person or Governmental Authority. Borrower has obtained or will obtain all approvals necessary for Borrower to comply with the Loan Documents. This Agreement, the Note, and the other Loan Documents executed in connection with the Loan, when executed and delivered by Bo1Tower, shall constitute the legal, valid, binding, and joint and several obligations of Borrower enforceable in accordance with their respective terms.

3.3. Compliance with Other Instruments. The execution and delivery of this Agreement and the other Loan Documents, and compliance with their respective terms, and the issuance of the Note and other Loan Documents as contemplated in this Agreement, shall not result in a breach of any of the te1ms or conditions of, or result in the imposition of, any lien, charge, or encumbrance (except as created by this Agreement, the Security Agreement and the other Loan Documents) on any Collateral, or constitute a default (with due notice or lapse of time or both) or result in an occu1Tence of an event for which any holder or holders of indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected.

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3.4. Compliance with the Law. The execution and delivery of this Agreement, the Note, and the other Loan Documents, or any other document, agreement, certificate, or instrument to which Borrower is bound in connection with the Loan, do not conflict with, result in a breach or default under, or create any lien or charge under any provision of any Governmental Requirements to which it is subject and shall not violate any of the Governmental Requirements.

3.5. Adverse Events. Since the date of the financial statements delivered to Lender before execution of this Agreement, neither the condition (financial or otherwise) nor the business of Borrower and the Collateral have been materially adversely affected in any way.

3.6. Litigation. There are no actions, suits, investigations, or proceedings pending or, to Borrower's knowledge after due inquiry and investigation, threatened against or affecting Borrower at law or in equity, before or by any Person or Governmental Authority, that, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of Borrower or on the validity or enforceability of this Agreement, any of the other Loan Documents, or the ability of Borrower to perform under any of the Loan Documents.

3.7. No Untrue Statements. All statements, representations, and warranties made by Borrower in this Agreement or any other Loan Document and any other agreement, document, certificate, or instrument previously furnished or to be furnished by Borrower to Lender under the Loan Documents (a) are and shall be true, correct, and complete in all material respects at the time they were made and as of the execution of this Agreement, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary to make the information in them neither misleading nor incomplete. Borrower understands that all such statements, representations, and warranties shall be deemed to have been relied on by Lender as a material inducement to make the Loan.

3.8. Policies of Insurance. Each copy of the insurance policies relating to the Collateral delivered to Lender by Borrower (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Agreement, and no amendments or modifications of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its material obligations under said documents or instruments and Borrower has done all things required to be done as of the date of this Agreement to keep unimpaired its rights thereunder.

3.9. Financial Statements. All financial statements furnished to Lender are true and correct in all material respects, are prepared in accordance with generally accepted accounting principles, and do not omit any material fact the omission of which makes such statement or statements misleading. There are no facts that have not been disclosed to Lender by Borrower in writing that materially or adversely affect or could potentially in the future affect the Collateral or the business prospects, profits, or condition (financial or otherwise) of Borrower or any Guarantor or Borrower's abilities to perform the Secured Obligations and pay the Indebtedness.

3.10. Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed by Borrower under the Governmental Requirements of each Governmental Authority with taxing power over Borrower, and Borrower has paid, or made provision for the payment of, all taxes, assessments, fees, Impositions (as defined in the Security Instrument), and other governmental charges that have or may have become due under said returns, or otherwise, or under any assessment received by Borrower except that such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided.

3.11. Further Acts. Borrower shall, at its sole cost and expense, and without expense to Lender, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, and assurances as Lender shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Lender the Collateral and rights, and as to Lender the security interest, conveyed or assigned by this Agreement or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement, or for filing, registering, or recording this Agreement and, on demand, shall execute and deliver, and authorizes Lender to execute in the name of Borrower, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable security instruments, to evidence more effectively the lien of Lender on the Collateral.

3.12. Filing Fees. Borrower shall pay all filing, registration, or recording fees, all Governmental Authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Agreement, the other Loan Documents, or any instrument of further assurance.

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3.13. Entity Compliance. As long as any part of the Secured Obligation is owed by Borrower, Borrower, if a corporation, limited liability company, partnership, or bust shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights, and privileges as such entity under the laws of the state of its incorporation or formation, and shall comply with all Governmental Requirements of any Governmental Authority applicable to Borrower or to any Collateral or any part of it, and Borrower shall qualify and remain in good standing in each jurisdiction where it is required to be so under any applicable Governmental Requirement.

3.14. Financial Transactions.

3.14.1. Borrower is, and shall remain at all times, in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the "Financial Control Laws"), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Section 1956 and 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

3.14.2. Borrower represents and warrants that: Borrower is not a Barred Person (hereinafter defined); Borrower is not owned or controlled, directly or indirectly, by any Barred Person; and Borrower is not acting, directly or indirectly, for or on behalf of any Barred Person.

3.14.3. Borrower represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

3.14.4. Under any provision of the Loan Documents where Lender shall have the right to approve or consent to any particular action, including, without limitation any (A) sale, transfer, assignment of any Collateral, or any direct or indirect ownership interest in Borrower, (B) leasing of any Collateral, or any portion thereof, or (C) incurring any additional financing secured by the Collateral, or any portion thereof, or by any direct or indirect ownership interest in Borrower, Lender shall have the right to withhold such approval or consent, in its sole discretion.

3.14.5. Borrower covenants and agrees that it will upon request provide Lender with (or cooperate with Lender in obtaining) inforn1ation required by Lender for purposes of complying with any Financial Control Laws. As used in this Agreement, the term "Barred Person" shall mean (A) any person, group or entity named as a "Specially Designated National and Blocked Person" or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC"), (B) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (C) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC, and (D) any person, group or entity named as a denied or blocked person or te1Torist in any other list maintained by any agency of the United States government.

3.15. Representation on Use of Proceeds. Borrower represents and warrants to Lender that the proceeds of the Loan will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

3.16. Brokerage Fees. Borrower represents and warrants to Lender that Borrower has not dealt with any Person, other than the parties identified in the final settlement statement, who are or may be entitled to any finder's fee, brokerage commission, loan commission, or other sum in connection with the execution of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the making of the Loan by Lender to Borrower, and Borrower indemnifies and agrees to hold Lender harmless from and against any and all loss, liability, or expense, including court costs and Attorneys' Fees, that Lender may suffer or sustain if such warranty or representation proves inaccurate in whole or in part. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

3.17. Pe1·fection and Priority of Security Interest. Borrower represents and warrants that unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan, that would be prior or that may in any way be superior to Lender's security interests and rights in and to the Collateral.

3.18. Title to Property. Borrower represents and warrants that Borrower is the sole owner of and has good marketable title to the fee interest in the Collateral, free from any lien or encumbrance of any kind whatsoever.

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4. INSURANCE. Lender's obligation to make the Loan and perform its duties under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent:

4.1. Casualty Insurance. Borrower shall at all times keep the Collateral insured for the benefit of Lender as follows, despite Governmental Requirements that may detrimentally affect Borrower’s ability to obtain or may materially increase the cost of such insurance coverage:

4.1.1. Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the Full Insurable Value (as defined below) of the Collateral, with a deductible amount not to exceed an amount satisfactory to Lender; windstorm coverage is included under the extended coverage endorsement of most hazard policies, but in some states it may be excluded. If the hazard policy excludes the windstorm/hail endorsement a separate windstorm policy must be provided. The coverage amounts must equal that of the hazard policy;

4.1.2. Rent loss or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

4.1.3. Against damage or loss by flood if the Collateral is located in an area identified by the Secretary of Housing and Urban Development or any successor or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, on such basis and in such amounts as Lender may require;

4.1.4. Against damage or loss from (a) sprinkler system leakage and (b) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, on such basis and in such amounts as Lender may require;

4. l .5. During any alteration, construction, or replacement of Improvements, or any substantial portion of it, a Builder's All Risk policy with extended coverage with course of construction and completed value endorsements and such other endorsements as may be required by Lender, including stipulations that coverage will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender, for an amount at least equal to the Full Insurable Value of the Improvements, and workers' compensation, in statutory amounts, with provision for replacement with the coverage described herein, without gaps or lapsed coverage, for any completed portion of the Improvements; and

4.1.6. If applicable, against damage or loss by earthquake, in an amount and with a deductible satisfactory to Lender, if such insurance is required by Lender in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Collateral is located.

4.2. Liability Insurance. Borrower shall procure and maintain workers' compensation insurance for Borrower's employees, public liability and comprehensive general liability insurance (owner's and if required by Lender, general contractor's) covering Borrower, and Lender against claims for bodily injury or death or for damage occurring in, on, about, or resulting from the Real Property Collateral, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Agreement and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

4.3. Other Insurance. Borrower shall procure and maintain such other insurance or such additional amounts of insurance, covering Borrower or the Collateral, as (a) may be required by the terms of any construction contract for construction on the Collateral or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be required by Lender from time to time.

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4.4. Form of-Policies. All insurance policies required under this Section shall be fully paid for and nonassessable. The policies shall contain such provisions, endorsements, and expiration dates as Lender from time to time reasonably requests and shall be in such form and amounts, and be issued by such insurance companies doing business in the State where the Collateral is located, as Lender shall approve in Lender's sole and absolute discretion. Unless otherwise expressly approved in writing by Lender, each insurer shall have a claims-paying or financial strength rating that satisfies the Insurance Rating Requirements. (All policies shall (a) contain a waiver of subrogation endorsement; (b) provide that the policy will not lapse or be canceled, amended, or materially altered (including by reduction in the scope or limits of coverage) without at least 30 days prior written notice to Lender; (c) with the exception of the comprehensive general liability policy, contain a mortgagee's endorsement (438 BFU Endorsement or equivalent), and name Lender as insured; and (d) include such deductibles as Lender may approve. If a policy required under this Section contains a co-insurance or overage clause, the policy shall include a stipulated value or agreed amount endorsement acceptable to Lender.

4.5. Duplicate Originals or Certificates. Duplicate original policies evidencing the insurance required herein and any additional insurance that may be purchased on the Collateral by or on behalf of Borrower shall be deposited with and held by Lender and, in addition, Borrower shall deliver to Lender (a) receipts evidencing payment of all premiums on the policies and (b) duplicate original renewal policies or a binder with evidence satisfactory to Lender of payment of all premiums at least 30 days before the policy expires. In lieu of the duplicate original policies to be delivered to Lender provided for herein, Borrower may deliver an underlier of any blanket policy, and Borrower may also deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information that, in Lender's reasonable judgment, is sufficient to allow Lender to ascertain whether such policies comply with the requirements herein.

4.6. Increased Coverage. If Lender determines that the limits of any insurance ca1Tied by Borrower are inadequate or that additional coverage is required, Borrower shall, within 10 days after written notice from Lender, procure such additional coverage as Lender may require in Lender's sole and absolute discretion.

4.7. No Separate Insurance. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required herein unless endorsed in favor of Lender as required by this Section and otherwise approved by Lender in all respects.

4.8. Transfer of Title. In the event of foreclosure of any Collateral or other transfer of title or assignment of any Collateral in extinguishment, in whole or in part, of the Secured Obligations and the Indebtedness, all right, title, and interest of Borrower in and to all insurance policies required herein or otherwise then in force with respect to the Collateral and all proceeds payable under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Collateral.

4.9. Replacement Cost. For purposes of this Agreement, the term "Full Insurable Value" means the actual cost of replacing the Collateral in question, without allowance for depreciation, as calculated from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, at Lender's request, by appraisal made by an appraiser, engineer, architect, or contractor proposed by Borrower and approved by said insurance company or companies and Lender. Borrower shall pay the cost of such appraisal.

4.10. No Warranty. No approval by Lender of any insurer may be construed to be a representation, ce11ification, or warranty of its solvency and no approval by Lender as to the amount, type, or form of any insurance may be construed to be a representation, certification, or warranty of its sufficiency.

4.11. Lender's Right to Obtain. Borrower shall deliver to Lender original policies or certificates evidencing such insurance at least 30 days before the existing policies expire. If any such policy is not so delivered to Lender or if any such policy is canceled, whether or not Lender has the policy in its possession, and no reinstatement or replacement policy is received before termination of insurance, Lender, without notice to or demand on Borrower, may (but is not obligated to) obtain such insurance insuring only Lender with such company as Lender may deem satisfactory, and pay the premium for such policies, and the amount of any premium so paid shall be charged to and promptly paid by Borrower or, at Lender's option, may be added to the Indebtedness. Borrower acknowledges that, if Lender obtains insurance, it is for the sole benefit of Lender, and Borrower shall not rely on any insurance obtained by Lender to protect Borrower many way.

4.12. Duty to Restore after Casualty. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Collateral, Borrower shall immediately give notice of such loss or damage to Lender and, if Lender so instructs, shall promptly, at Borrower's sole cost and expense, regardless of whether any insurance proceeds will be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace, and rebuild the Collateral as nearly as possible to its value, condition, and character immediately before the damage, loss, or destruction.

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5. BORROWER COVENANTS AND REPORTING REQUIREMENTS.

5.1. Financial Statements.

5.1.1. Borrower's Financial Statements. Borrower shall furnish to Lender the following on receipt of Lender's written request and without expense to Lender: (a) an annual statement of the operation of the Real Property Collateral prepared and certified by Borrower and any Tenant Affiliate, showing in reasonable detail satisfactory to Lender total Rents (as defined in the Security Instrument) received and total expenses together with an annual balance sheet and profit and loss statement, within 90 days after the close of each fiscal year of Borrower and any Tenant Affiliate, beginning with the fiscal year first ending after the date of recordation of the Security Instrument; (b) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Real Property Collateral showing in reasonable detail satisfactory to Lender total Rents and other income and receipts received and total expenses for the previous quarter, certified by Borrower; and (c) copies of Borrower's and any Tenant Affiliate's annual state and federal income tax returns within 30 days after filing them. Borrower shall keep accurate books and records, and allow Lender, its representatives and agents, on notice, at any time during normal business hours, access to such books and records regarding acquisition, construction, development, and operations of the Real Property Collateral, including any supporting or related vouchers or papers, shall allow Lender to make extracts or copies of any such papers, and shall furnish to Lender and its agents convenient facilities for the audit of any such statements, books, and records.

5.1.2. Recordkeeping. Borrower shall keep adequate records and books of account in accordance with generally accepted accounting principles and practices applied consistently throughout the period reported and shall pem1it Lender, by its agents, accountants, and attorneys, to examine Borrower's records and books of account and to discuss the affairs, finances, and accounts of Borrower with the officers of Borrower, at such reasonable times as Lender may request.

5. 1.3. Additional Financial Statements. Except to the extent already required herein, Borrower, its controlling shareholders, all Tenant Affiliates and all Guarantors of the Indebtedness, if any, shall deliver to Lender with reasonable promptness after the close of their respective fiscal years a balance sheet and profit and loss statement, prepared by the principal of the Borrower or an independent certified public accountant satisfactory to Lender, setting forth in each case, in comparative form, figures for the preceding year, which statements shall be accompanied by the unqualified opinion of the principal of the Borrower or such accountant as to their accuracy. Throughout the term of the Loan, Borrower, any Tenant Affiliate and any Guarantor shall deliver, with reasonable promptness, to Lender such other information with respect to Borrower, Tenant Affiliate or Guarantor as Lender may from time to time request. All financial statements of Borrower, Tenant Affiliate or Guarantor shall be prepared using reasonably accepted accounting practices applied on a consistent basis and shall be delivered in duplicate. Documents and information submitted by Borrower to Lender are submitted confidentially, and Lender shall not disclose them to third parties and shall limit access to them to what is necessary to service the Loan, accomplish the normal administrative, accounting, tax-reporting, and other necessary functions, to sell all or any part of the Loan and to report such information as required to the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Internal Revenue Service, and similar entities.

5.1.4. No Waiver of Default or Rights. Lender's exercise of any right or remedy provided for herein shall not constitute a waiver of, or operate to cure, 'any default by Borrower under this Agreement, or preclude any other right or remedy that is otherwise available to Lender under this Agreement or Governmental Requirements.

5.2. Borrower's Obligation to notify Lender.

5.2.1. Bankruptcy, Insolvency, Transfer·, or Encumbrance. Borrower shall notify Lender in writing, at or before the time of the occurrence of any Event of Default, of such event and shall promptly furnish Lender with any and all information on such event that Lender may request.

5.2.2. Government Notice. Borrower shall give immediate written notice to Lender of any notice, proceeding or inquiry by any Governmental Authority. Borrower shall provide such notice to Lender within five (5) days of Borrower's knowledge, constructive or actual, of any such notice, proceeding or inquiry by any Government Authority.

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5.3. Funds for Taxes, Insurance, and othe1· Impositions. If Borrower is in default under this Agreement or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Impositions (as defined in the Security Instrument) as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Impositions (as defined in the Security Instrument) under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Agreement in full, Borrower shall deposit the amount of the deficiency with Lender within IO days after Lender's demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Agreement or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by the Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by the Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under the Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by the Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Agreement, or any other Loan Document.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns the Loan, Lender shall have the 1ight to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Agreement for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

5.4. Compliance with Law. Borrower shall: (a) maintain a yearly accounting cycle; (b) maintain in full, force and effect all material licenses, permits, governmental authorizations, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the conduct of its business, or related to the Collateral; (c) continue in, and limit its operations to, substantially the same general lines of business as those presently conducted by it; (d) pay when due all taxes, license fees, and other charges upon the Collateral or upon Borrower's business, property or the income therefrom; and (e) comply with all Governmental Requirements.

5.5. Care of Collateral. Borrower shall: (a) keep the Collateral in good condition and repair; (b) restore and repair to the equivalent of its original condition all or any part of any Collateral that may be damaged or destroyed, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Agreement, Security Instrument, and Collateral Security Agreement; (c) comply with all laws affecting the Collateral or requiring that any alterations, repairs, replacements, or improvements be made thereon; (d) not commit or permit waste on or to any Collateral, or commit, suffer, or permit any act or violation of law to occur on it; (e) not abandon any Collateral; (f) notify Lender in writing of any condition of any Collateral that may have a significant and measurable effect on its market value; (g) do all other things that the character or use of the Collateral may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Agreement; (h) at all times want and defend Borrower's ownership and possession of the Collateral; and (i) keep the Collateral free from all liens, claims, encumbrances and security interests.

5.6. Transfer of Collateral. Borrower will not, without obtaining the prior written consent of Lender, transfer or permit any transfer of any Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as expressly permitted herein), or by way of a grant of a security interest, or by way of a levy or other judicial process.

5.7. Indemnify Lender. Borrower shall indemnify and hold the Lender and its successors and assigns harmless from and against any and all losses, cost, expense (including, without limitation Attorneys' Fees, consulting fees and court costs), demand, claim or lawsuit arising out of or related to or in any way connected with or arising out of Borrower's breach of the provisions of this Agreement or any of the other Loan Documents. Lender may commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the Collateral, and Borrower shall pay all of Lender's reasonable costs and expenses so incurred on demand. If Borrower fails to provide such indemnity as the same accrues and as expenses are incurred, the amount not paid shall be added to the principal amount of the Note and bear interest thereon at the same rate then in effect (including any default rate in effect) and shall be secured by the same collateral as securing the Note and Loan Documents. This Section shall survive execution, delivery, performance, and termination of this Agreement and the other Loan Documents.

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5.8. Estoppel Certificates. Within IO days after Lender's request for such information, Borrower shall execute and deliver to Lender, and to any third party designated by Lender, in recordable form, a certificate of the principal financial or accounting officer of Borrower ("Estoppel Certificate"), dated within 3 days after delivery of such statements, or the date of such request, as the case may be, reciting that the Loan Documents are unmodified and in full force and effect, or that the Loan Documents are in full force and effect as modified and specifying all modifications asserted by Borrower. Such certificate shall also recite the amount of the Indebtedness and cover other matters with respect to the Indebtedness or Secured Obligations as Lender may reasonably require, the date(s) through which payments due on the Indebtedness have been paid and the amount(s) of any payments previously made on the Indebtedness. The certificate shall include a detailed statement of any right of setoff, counterclaim, or other defense that Borrower contends exists against the Indebtedness or the Secured Obligations; a statement that such Person knows of no Event of Default or prospective Event of Default that has occurred and is continuing, or, if any Event of Default or prospective Event of Default has occurred and is continuing, a statement specifying the nature and period of its existence and what action Borrower has taken or proposes to take with respect to such matter; and, except as otherwise specified, a statement that Borrower has fulfilled all Secured Obligations that are required to be fulfilled on or before the date of such certificate.

5.8.1. Failure to Deliver Estoppel Certificate. If Borrower fails to execute and deliver the Estoppel Certificate within such 10-day period, (a) the Loan Documents shall, as to Borrower, conclusively be deemed to be either in full force and effect, without modification, or in full force and effect, modified in the manner and to the extent specified by Lender, whichever Lender reasonably and in good faith may represent; (b) the Indebtedness shall, as to Borrower, conclusively be deemed to be in the amount specified by Lender and no setoffs, counterclaims, or other defenses exist against the Indebtedness; and (c) Borrower shall conclusively be deemed to have irrevocably constituted and appointed Lender as Borrower's special attorney-in-fact to execute and deliver such ce11ificate to any third party.

5.8.2. Reliance on Estoppel Certificate. Borrower and Lender expressly agree that any certificate executed and delivered by Borrower, or any representation in lieu of a certificate made by Lender as provided for above, may be relied on by any prospective purchaser or any prospective assignee of any interest of Lender in the Note and other Indebtedness secured by the Security Instrument or in the Real Property Collateral, and by any other Person, without independent investigation or examination, to verify the accuracy, reasonableness, or good faith of the recitals in the certificate or representation.

5.9. Appraisal and Inspection . In addition to any other right to require an appraisal or inspection of the Real Property Collateral provided in the Loan Documents, Lender may from time to time, at Borrower's expense, order an appraisal or inspection of any Real Property Collateral where:

5.9.1. There has been a change in any market conditions or other circumstances that in Lender's sole and absolute discretion would make a prior appraisal no longer accurate;

5.9.2. The occurrence of any fact or circumstance which in Lender's belief would alter the value or prior evaluated condition of any Real Property Collateral.

6. ENVIRONMENT AL MATTERS.

6.1. Environmental Indemnity Agreement. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender a separate Environmental Indemnity Agreement ("Environmental Indemnity") in form and substance satisfactory to Lender, pursuant to which Borrower will indemnify, defend, and hold Lender harmless from and against any and all losses, damages, claims, costs, and expenses incurred by Lender as a result of the existence or alleged existence of hazardous or toxic substances on, under, or about the Real Property Collateral in violation of Environmental Laws as provided in the Environmental Indemnity. The obligations of the Borrower under the Environmental Indemnity shall not be secured by the Security Instrument.

6.2. Borrower's Representation and \Warranty . Borrower represents and warrants to Lender that each and every representation and warranty in the Environmental Indemnity (collectively "Environmental Representations") is true and correct.

6.3. Survival of Representations and Warranties. The Environmental Representations shall be continuing and shall be true and correct from the date of this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

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6.4. Notice to Lender. Borrower shall give prompt written notice to Lender of:

6.4.1. Any proceeding or inquiry by any Governmental Authority regarding the presence or threatened presence of any Hazardous Materials on the Real Property Collateral;

6.4.2. All claims made or threatened by any third party against Borrower or the Real Property Collateral relating to any loss or injury resulting from any Hazardous Materials;

6.4.3. Any notice given to Borrower under Environmental Laws; and

6.4.4. Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property Collateral that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Real Property Collateral under any Environmental Laws.

6.5. Lender's Right to Join Legal Actions. Lender shall have the right, at its option, but at Borrower's sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower or the Real Property Collateral in connection with any Environmental Laws.

7. DEFAULT AND REMEDIES.

7.1. Event of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

7.1.1. Payment of Indebtedness. Borrower fails to pay any installment of interest and/or principal under the Note or any other Indebtedness when due and such failure continues for more than ten (10) days after the date such payment was due and payable whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise.

7.1.2. Pe1·formanceof Obligations. The failure, refusal, or neglect to perfo1m and discharge fully and timely any of the Secured Obligations as and when required.

7.1.3. Judgment. If any final judgment, order, or decree is rendered against Borrower or a Guarantor and is not paid or executed on, or is not stayed by perfection of an appeal or other appropriate action, such as being bonded, or is not otherwise satisfied or disposed of to Lender's satisfaction within 30 days after entry of the judgment, order, or decree.

7.1.4. Voluntary Bankruptcy. If Borrower or its affiliates, or any Guarantor or its affiliates (a) seeks ent1y of an order for relief as a debtor in a proceeding under the Bankruptcy Code; (b) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) makes a general assignment for the benefit of its creditors; or (e) states in writing its inability to pay its debts as they mature.

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7.1.5. lnvolunta1y Bankruptcy. If (a) a petition is filed against Borrower or any Guarantor seeking relief under any bankruptcy, management, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any Guarantor, a receiver or trustee for it, or for a11 or any part of its property; and (c) such petition, order, judgment, or decree is not discharged or stayed within 30 days after its entry.

7.1.6. Foreclosure of Other Liens. If the holder of any lien or security interest on the Collateral (without implying Lender's consent to the existence, placing, creating, or permitting of any lien or security interest) institutes foreclosure or other proceedings to enforce its remedies thereunder and any such proceedings are not stayed or discharged within 30 days after institution of such foreclosure proceedings.

7.1.7. Sale, Encumbrance, or Other Transfer. If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower's interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent; or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Property Collateral (other than a Permitted Encumbrance) without Lender's express prior written consent thereto, which consent may be withheld in Lender's sole and absolute discretion, then Lender, at Lender's option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

7.1.8. Title and Lien Priority. If Borrower's, or any other pledgor of Collateral, as applicable, title to any or all of the Collateral or Lender's security interest on the Collateral or the status of Lender's lien as a lien and security interest in the priority position indicated in any Security Agreement on any Collateral is endangered in any manner, and Borrower fails to cure the same on Lender's demand.

7.1.9. Other Defaults. The occurrence of an Event of Default or any default, as defined or described in the other Loan Documents, or the occurrence of a default on any Indebtedness or Secured Obligations.

7.1.10. Levv on Assets. A levy on any of the assets of Borrower or any Guarantor, and such levy is not stayed or abated within 30 days after such levy.

7.1.11. Breach of Representations. The breach of any representation, warranty, or covenant in this Agreement or other Loan Documents.

7.1.12. Default Under Prior Security Instrument, or Lien. The failure to pay on a timely basis, or the occurrence of any other default under any note, deed of trust, contract of sale, lien, charge, encumbrance, or security interest encumbering or affecting the Collateral and having priority over the lien of Lender.

7.1.13. Materia11v Adverse Event. The occurrence of any event that in Lender's judgment materially adversely affects (i) the ability of Borrower to perform any of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, the occurrence of any event of dissolution or termination of Borrower, of any member of Borrower, or of any Guarantor; (ii) the business or financial condition of Borrower, or of any member of Borrower, or of any Guarantor; or (iii) the operation or value of the Collateral.

7.1.14. Violation of Governmental Requirements. The failure of Borrower, any tenant, or any other occupant of the Real Property Collateral to comply with any Governmental Requirement. Any potential violation by a tenant or other occupant of the Real Property Collateral of any Governmental Requirement is an Event of Default under the terms of this Agreement; and upon the occurrence of any such violation, Lender, at Lender's option, may, without prior notice, declare all Indebtedness, regardless of the stated due date(s), immediately due and payable and may exercise all rights and remedies in this Agreement, and any other Loan Documents.

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7.2. Remedies. On the occurrence of an Event of Default, Lender may, in addition to any other remedies that Lender may have under this Agreement or under the Loan Documents or by law, at its option and without prior demand or notice, take any or all of the following actions:

7.2.1. The Lender may, without prejudice to any of its other rights under any Loan Document or by Applicable Law, declare all Secured Obligations to be immediately due and payable without presentment, notice of intent to accelerate, representation, demand of payment or protest, which are hereby expressly waived.

7.2.2. The obligation of the Lender, if any, to make additional disbursements, advances (including Construction Disbursements), loans or financial accommodations of any kind to the Borrower shall immediately terminate upon the occurrence of an Event of Default.

7.2.3. If an Event of Default shall have occurred and be continuing, the Lender may exercise any remedy provided by any or all Security Agreements. In addition, the Lender may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral, and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below or by Applicable Law, sell the Collateral or any part thereof in one or more lots at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (I 0) days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

7.2.4. Unless otherwise required by Applicable Law, all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full, and final payment of all the Secured Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Applicable Law, or directed by a court of competent jurisdiction, to make payment of such surplus.

7.3. Rights and Remedies Cumulative. All rights and remedies provided for herein or in any other Loan Document are not exclusive, each shall be cumulative and in addition to any and all other rights and remedies existing at law or in equity, and all such remedies shall survive the acceleration of one or more of the Notes. Lender's exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lender from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any obligation shall operate to release discharge, modify, change or affect the original liability of Borrower for any obligations, either in whole or in part.

7.4. Waiver. Despite the existence of interests in the Collateral other than that created by the Security Agreements, and despite any other provision of this Agreement, if Borrower defaults in paying the Indebtedness or in performing any Secured Obligations, Lender shall have the right, in Lender's sole and absolute discretion, to establish the order in which the Collateral will be subjected to the remedies provided in this Agreement and Security Agreement and to establish the order in which all or any part of the Indebtedness secured by the Security Agreement is satisfied from the proceeds realized on the exercise of the remedies provided in the Security Agreement. Borrower and any Person who now has or later acquires any interest in the Collateral with actual or constructive notice of this Agreement and/or any Security Agreement waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Agreement, any Security Agreement or otherwise provided by Governmental Requirements.

7.5. Limitations on Borrower During Cure Pe1·iod. For any period during which Borrower has an opportunity to cure an Event of Default in accordance with this Agreement, the Note, the Security Agreement or any other Loan Document, Borrower shall not (a) make any distributions to its members and (b) make any expenditures outside the ordinary course of business, except to cure a Default of this Agreement, the Note, the Security Agreement or any other Loan Document.

7.6. Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, and waives the damages themselves, whether or not accrued and whether or not known or suspected to exist in its favor.

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8. GENERAL TERMS.

8.1. Waiver by Lender. No waiver by Lender of any right or remedy provided by the Loan Documents or Governmental Requirements shall be effective unless such waiver is in writing and signed by authorized officer(s) of Lender. Waiver by Lender of any right or remedy granted to Lender under the Loan Documents or Governmental Requirements as to any transaction or occurrence shall not be deemed a waiver of any future transaction or occurrence. The acceptance of payment of any sum secured by the Collateral after its due date, or the payment by Lender of any Indebtedness or the performance by Lender of any Secured Obligations of Borrower under the Loan Documents, on Borrower's failure to do so, or the addition of any payment so made by Lender to the Indebtedness secured by the Collateral, or the exercise of Lender's right to enter the Real Property Collateral and receive and collect the Rents from it, or the assertion by Lender of any other right or remedy under the Loan Documents, shall not constitute a waiver of Lender's right to require prompt performance of all other Secured Obligations of Borrower under the Loan Documents and payment of the Indebtedness, or to exercise any other right or remedy under the Loan Documents for any failure by Borrower to timely and fully pay the Indebtedness and perform its Secured Obligations under the Loan Documents. Lender may waive any right or remedy under the Loan Documents or Governmental Requirements without notice to or consent from Borrower, any Guarantor of the Indebtedness and of the Secured Obligations under the Loan Documents, or any holder or claimant of a lien or other interest in the Collateral that is junior to the lien of Lender, and without incurring liability to Borrower or any other Person by so doing.

8.2. Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Agreement. The terms of this Agreement shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Agreement cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Agreement, and may sell or assign pm1icipations or other interests in all or any part of this Agreement, all without notice to or the consent of Borrower.

8.3. Notice. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delive1y service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender:

Borrower:

HouseMax Funding, LLC, a Texas limited liability company

3711 S Mopac Expy Bldg 2 Ste 400

Austin, Texas 78746-8014 With a copy to:

Fay Servicing, LLC

425 South Financial Place Suite 2000

Chicago, Illinois 60605

TIRJOS PROPCO SERIES LLC - 172 AMMOLJTE, a series of TIRIOS PROPCO SERIES LLC

103 Saddle Ridge Dr

Cedar Park, Texas 78613-7473

Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delive1y; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending. To the extent pem1itted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address(es).

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8.4. Authority to File Notices. Borrower irrevocably appoints, designates, and authorizes Lender as its agent (this agency being coupled with an interest) to file or send to any third party any notice or documents or take any other action that Lender reasonably deems necessary or desirable to protect its interest under this Agreement, or under the Loan Documents, and will on request by Lender, execute such additional documents as Lender may require to further evidence the grant of this right to Lender.

8.5. Attorney-in-Fact. Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, for purposes of accomplishing any of the foregoing. Borrower further nominates and appoints Lender as attorney-in-fact to perform all acts and execute all documents deemed necessary by Lender in fu11herance of the terms of this Agreement; except, however, for receiving notice on behalf of Borrower.

8.6. Time. Time is of the essence in the Loan Documents.

8.7. Amendments, Termination, Waiver. No amendment, supplement, termination, or waiver of any provision of this Agreement or of any of the Loan Documents, nor consent to any departure by Borrower from the terms of this Agreement or of any of the other Loan Documents, shall be effective unless it is in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.8. Headings. The article, section and paragraph beadings in this Agreement are for reference only and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular article or section.

8.9. Validity. If any provision of this Agreement is held to be invalid, that holding shall not affect in any respect the validity of the remainder of this Agreement.

8.10. Cross-Default. Any default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender; shall, at Lender's option, constitute an Event of Default under this Agreement. Notwithstanding anything contained in the Loan Documents to the contrary, any Loan sold, participated, or otherwise transferred to a third party shall not be cross-defaulted or cross-collateralized with any other loan not sold or transferred to the same third party. The following definitions shall apply to this Section:

"Affiliate" means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person.

"Control" and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.

"Person" means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

BORROWER'S INITIALS: SL

8.11. Survival of Warranties. All agreements, representations, and warranties made in this Agreement shall survive the execution and delivery of this Agreement, of the Loan Documents, and the making of the Loan under this Agreement and continue in full force and effect until the Secured Obligations have been fully paid and satisfied.

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8.12. Attorney Fees. Borrower agrees to pay the following costs, expenses, and Attorneys' Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys' Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys' Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys' Fees to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys' Fees in any action to enforce payment of the Loan Documents or any part of it. In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys' Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post- judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

8.13. Governing Law; Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Borrower in the State of Texas, except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non convenient or to object to such venue.

BORROWER'S INITIALS: SL

8.14. Legal Relationships. The relationship between Borrower and Lender is that of lender and borrower, and no partnership, joint venture, or other similar relationship shall be inferred from this Agreement. Borrower shall not have the right or authority to make representations, to act, or to incur debts or liabilities on behalf of Lender. Borrower is not executing this Agreement as an agent or nominee for an undisclosed principal, and no third-party beneficiaries are or shall be created by the execution of this Agreement.

8.15. Dispute Resolution: Waiver of Right to Jury Trial.

8.15.1. ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

8.15.2. WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

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BORROWER'S INITIALS: SL

8.16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

8.17. Severability. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.

8.18. Cooperation. Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement; (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement. (The transactions referred to in clauses (a)-(d) are hereinafter referred to as "Secondary Market Transactions.") Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a rating agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan Documents, modifications to any documents to the Loan Documents, delivery of opinions of counsel acceptable to the rating agency or such other purchasers, participants or investors, and addressing such matters as the rating agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan Documents that would modify (i) the interest rate payable under the Note, (ii) the stated Maturity Date, (iii) the amortization of principal of the Note, or (iv) any other material terms or covenants of the Note. Borrower shall provide such information and documents relating to Borrower, the Collateral, any Leases (as defined in the Security Instrument), and any lessees as Lender or the rating agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the rating agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to Borrower, the Collateral, and any lessee. Borrower acknowledges and agrees that certain information regarding the Loan and the parties thereto and the Real Property Collateral may be included in a private placement memorandum, prospectus, or other disclosure documents and consents to the release of such information to third parties.

8.19. Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Agreement shall be the joint and several obligations of each such Person.

8.20. No Modifications or amendments; No Waiver. Except as specified herein, the Loan Documents may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an Instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event.

8.21. Integration. This Agreement and all schedules and exhibits hereto referred to herein, together with the Note and the other Loan Documents, embody the final, entire agreement among the parties and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties. There are no oral agreements among the parties. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document, the provision contained in this Agreement shall govern and control.

8.22. REMlC Savings Clause. "real estate investment conduit" (a "REMJC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "IRS Code"), and following the release of any Real Property Collateral the ratio of the outstanding principal balance of the Loan to the value of the Real Property Collateral securing the Loan is greater than 125% (based solely on the value of the real property and excluding personal property or going concern value, if any, as determined by Lender in its sole discretion, using any commercially reasonable method permitted to a REMIC under the IRS Code) (such amount, the "REMIC LTV"), then Borrower shall I pay down the principal balance of the Loan by an amount equal to the greater of (A) the amount of principal required to be paid pursuant to this Section and (B) the least of the following amounts: (I) if the released Real Property Collateral is sold in an arms length transaction with an unrelated third party, the net proceeds of such sale; (2) the fair market value of the released Real Property Collateral at the time of the release, as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC under the IRS Code; and (3) an amount such that the REMIC LTV does not increase due to the release.

THIS AGREEMENT MAY BE EXECUTED IN COUNTER-PARTS.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, Borrower has executed this Agreement as of the date first written above by and through their duly authorized representatives.

BORROWER:

TIRJOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member By: /s/ Sachin Latawa

Sachin Latawa, CEO

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GUARANTY

THIS GUARANTY ("Guaranty") is entered into and effective as of July 21, 2025, and is by and among Sachin Latawa, whose address for purposes of this Guaranty is 103 Saddle Ridge Dr, Cedar Park, Texas 78613-7473 ("Guarantor"); and HouseMax Funding, LLC, a Texas limited liability company ("Lender"), whose address for purposes of this Guaranty is 3711 S Mopac Expy Bldg 2 Ste 400, Austin, Texas 78746-8014, and is delivered to and in favor of Lender, its successors and assigns.

To induce Lender to make the Loan to TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company ("Borrower"), which Guarantor acknowledges that Lender would not do without this Guaranty, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1. Guaranty.

1.1 Guaranty of Obligations. Guarantor guarantees to Lender, its successors, and assigns the full and faithful payment of all amounts owed and performance of each and every one of the obligations, responsibilities, and undertakings to be carried out, performed, or observed by Borrower under the Loan Agreement, the Note, the Security Agreement, any other agreement that now or later secures repayment of the Note, any other agreement that Guarantor now or later states is guaranteed, and any other agreement that Guarantor or Borrower signs in connection with the Loan obtained by Borrower. All these documents are collectively referred to as the "Loan Documents," which Loan Documents evidence the "Loan." The obligations guaranteed are referred to as the "Guaranteed Obligations."

1.2 Guaranty of Borrower's Performance. If at any time Borrower, or its successors or permitted assigns, fails, neglects or refuses to pay when due amounts or perform when due any of its obligations, responsibilities, or undertakings as expressly provided under the terms and conditions of the Loan Documents, Guarantor shall pay such amounts or perform or cause to be performed such obligations, responsibilities, or undertakings as required under the terms and conditions of the Loan Documents.

2. Absolute. This Guaranty is irrevocable, absolute, present, and unconditional. The obligations of Guarantor under this Guaranty shall not be affected, reduced, modified, or impaired on the happening from time to time of any of the following events, whether or not with notice to (except as notice is otherwise expressly required) or the consent of Guarantor:

2.1 Failure to Give Notice. The failure to give notice to Guarantor of the occurrence of a default under the terms and provisions of this Guaranty or the Loan Documents;

2.2 Modifications or Amendments. The modification or amendment, whether material or otherwise, of any obligation, covenant, or agreement set forth in this Guaranty or Loan Documents;

2.3 Lender's Failure to Exercise Rights. Any failure, omission, delay by, or inability by Lender to assert or exercise any right, power, or remedy conferred on Lender in this Guaranty or the Loan Documents, including the failure to execute on collateral held for this Guaranty or the Loan Documents;

2.4 Release. Any release of any real or personal property or other security now held or to be held by Lender for the performance of the Guaranteed Obligations;

2.5 Borrower's Termination. A termination, dissolution, consolidation, or merger of Borrower with or into any other entity;

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2.6 Borrower’s Bankruptcy. The voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of Borrower or its affiliate's assets, the marshalling of Borrower or its affiliate's assets and liabilities, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting Borrower, Guarantor, their affiliates, or any of the assets of either Borrower or Guarantor, or their affiliates;

2.7 Lenders Assignment of Rights. The assignment of any light, title, or interest of Lender in this Guaranty or the Loan Documents to any other person; or  Extent of Guarantor's Obligations. Any other cause or circumstance, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing; it being the intent of Guarantor that its obligations under this Guaranty shall not be discharged, reduced, limited, or modified except by (a) payment of amounts owing pursuant to this Guaranty and/or Loan Documents (and then only to the extent of such payment or payments); and (b) full perfo1111ance of obligations under this Guaranty and/or Loan Documents (and then only to the extent of such performed or discharged obligation or obligations).

2.8 ExerciseofLende1·Right . Any action of Lender authorized herein.

3. Additional Credit. Additional credit under the Loan Documents may be granted from time to time at Borrower's request and without further authorization from or notice to Guarantor and shall automatically be deemed part of the Guaranteed Obligations. Lender need not inquire into Borrower's power or the authority of its members, officers, or agents acting or purporting to act on its behalf. Each credit granted to Borrower under the Loan Documents shall be deemed to have been granted at Guarantor's insistence and request and in consideration of, and in reliance on, this Guaranty.

4. Guaranty of Payment. Subject to the limitations provided herein, Guarantor's liability on this Guaranty is a guaranty of payment and performance, not of collectability.

5. Cessation of Liability. Guarantor's liability under this Guaranty shall not in any way be affected by the cessation of Borrower's liability for any reason other than full performance of all the obligations under the Loan Documents, including, without limitation, any and all obligations to indemnify Lender.

6. Authorization of Lender. Guarantor authorizes Lender, without notice or demand and without affecting its liability under this Guaranty, and without consent of Guarantor or prior notice to Guarantor, to:

6.1 Modify Loan Documents. Make any modifications to the Loan Documents;

6.2 Assign Guaranty. Assign the Loan Documents and this Guaranty;

6.3 Modify Security. Take, hold, or release security for the performance of the Guaranteed Obligations with the consent of the party providing such security;

6.4 Additional Guarantors. Accept or discharge, in whole or in part, additional guarantors;

6.5 Order of Sale. Direct the order and manner of any sale of all or any part of security now or later held under the Loan Documents or this Guaranty, and also bid at any such sale to the extent allowed by law; and

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6.6 Application of Proceeds. Apply any payments or recovery from Borrower, Guarantor, or any source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order, and priority as Lender may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of such application.

7. Lender s Rights on Borrower's Default. Guarantor agrees that on Borrower's default Lender may elect to nonjudicially or judicially foreclose against all or part of the real or personal property securing Borrower's obligations, or accept an assignment of any such security in lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other accommodation with Borrower or Guarantor, or exercise any other remedy against Borrower or any security. No such action by Lender shall release or limit Guarantor's liability to Lender, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from Borrower or any other person for any sums paid to Lender or bar or prejudice Guarantor's rights of subrogation, contribution, or indemnity against Borrower or any other person. Without limiting the foregoing, it is understood and agreed that, on any foreclosure or assignment in lieu of foreclosure of any security held by Lender, such security shall no longer exist and that any right that Guarantor might otherwise have, on full payment of the Borrower's obligations by Guarantor to Lender, to participate in any such security or to be subrogated to any rights of Lender with respect to any such security shall be nonexistent; nor shall Guarantor be deemed to have any right, title, interest, or claim under any circumstances in or to any real or personal property held by Lender or any third party following any foreclosure or assignment in lieu of foreclosure of any such security. Guarantor again specifically acknowledges and waives the above as more specifically provided for herein.

8. Effect of Borrower’s Bankruptcy. The liability of Guarantor under this Guaranty shall in no way be affected by:

8.1 Release of Borrower. Release or discharge of Borrower in any creditor proceeding, receivership, bankruptcy, or other release or discharge of Borrower, for any reason;

8.2 Modification of Borrower's Liabi1ity. Impairment, limitation, or modification of Borrower's liability or the estate, or of any remedy for the enforcement of Borrower’s liability, which may result from the operation of any present or future provision of the Bankruptcy Code or any bankruptcy, insolvency, state or federal debtor relief statute, any other statute, or from the decision of any court;

8.3 Rejection of Debt. Rejection or disaffirmance of the Indebtedness, or any portion of the Indebtedness, in any such proceeding;

8.4 Cessation of Borrower's Liability. Cessation, from any cause whatsoever, whether consensual or by operation of law, of Borrower' s liability to Lender resulting from any such proceeding; or

8.5 modification and Replacement of Guaranteed Obligation. If the Guaranteed Obligations are restructured or replaced in connection with a bankruptcy proceeding or case, Guarantor shall remain liable as guarantor of such restructured or replaced obligation.

9. Subordination. Until the Guaranteed Obligations have been paid or otherwise discharged in full, Guarantor subordinates any and all liability or indebtedness of Borrower owed to Guarantor to the obligations of Borrower to Lender that arise under the Guaranteed Obligations.

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10. Application of Payments. With or without notice to Guarantor, Lender, in its sole and absolute discretion may:

10.1 Priority of Payments. Apply any or all payments or recoveries from Borrower, from Guarantor, or from any other guarantor or endorser under this or any other instrument, or realized from any security, in such manner, order, or priority as Lender sees fit, to the indebtedness of Borrower to Lender under the Loan Documents, whether such indebtedness is guaranteed by this Guaranty or is otherwise secured or is due at the time of such application; and

10.2 Refund to Borrower. Refund to Borrower any payment received by Lender on any indebtedness guaranteed in this Guaranty, and payment of the amount refunded is fully guaranteed. Any recovery realized from any other guarantor under this or any other instrument shall be first credited on that portion of the indebtedness of Borrower to Lender that exceeds the maximum liability, if any, of Guarantor under this Guaranty.

11. Claimsi11 Bankruptcy. Guarantor shall file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required or allowed by law on any indebtedness of Borrower to Guarantor, and shall assign to Lender all rights of Guarantor on any such indebtedness. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is authorized to do so in Guarantor's name, or, in Lender's discretion, to assign the claim and to file a proof of claim in the name of Lender's nominee. In all such cases, whether in bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount of any such claim, and, to the full extent necessary for that purpose, Guarantor assigns to Lender all of Guarantor's 1ights to any such payments or distributions to which Guarantor would otherwise be entitled.

12. Representations and Warranties if  Guarantor is an Entity. If Guarantor is an entity, Guarantor represents and warrants to Lender that:

12.1 Legal Status. Guarantor (a) is duly organized, validly existing under, and in good standing with, the laws of the state in which it is domiciled and in the state in which the property secured the Loan is located in; (b) has all requisite power, and has all material governmental licenses, authorizations, consents, and approvals necessary to own its assets and cany on its business as now being or as proposed to be conducted; and (c) is qualified to do business in the state in which any property securing the loan is located in.

12.2 No Breach. Neither the execution and delivery of this Guaranty nor compliance with its te1111s and provisions shall conflict with or result in a breach of, or require any consent under, the organizational documents of Guarantor, or any agreement or Instrument by which Guarantor is bound.

12.3 Authorin1and Power. Guarantor has all necessary power and authority to execute, deliver, and perfo1m its obligations under this Guaranty. Guarantor's execution, delivery, and perfo1mance of this Guaranty has been duly authorized by all necessary action on its part; and this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms. Guarantor shall, concurrently with the execution of this Guaranty, deliver to Lender a copy of a resolution of Guarantor's managing member(s), if a limited liability company, or board of directors and/or shareholders, if a corporation, authorizing or ratifying execution of this Guaranty.

12.4 Financial Statements. All financial info1mation furnished or to be furnished to Lender is or will be true and correct, does or will fairly represent the financial condition of Guarantor, and was or will be prepared in accordance with generally accepted accounting principles ("GAAP").

12.5 Claims and Proceedings. There are no claims, actions, proceedings, or investigations pending against Guarantor.

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13. Representations and Warranties if Guarantor is an Individual. If Guarantor is an individual, Guarantor represents and warrants to Lender that:

13.1 Legal Status. Guarantor has all requisite power and has all material governmental licenses, authorizations, consents, and approvals necessary to carry on his business as now being or as proposed to be conducted.

13.2 No Breach. Neither the execution and delivery of this Guaranty nor compliance with its terms and provisions shall conflict with or result in a breach of, or require any consent under any agreement or instrument by which Guarantor is bound.

13.3 Authority and Power. This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms.

13.4 Financial Statements. All financial information furnished or to be furnished to Lender is or will be true and correct, does or will fairly represent the financial condition of Guarantor, and was or will be prepared in accordance with generally accepted accounting principles ("GAAP").

13.5 Claims and Proceedings. There are no claims, actions, proceedings, or investigations pending against Guarantor.

14. Information Required. Guarantor represents that Guarantor is fully aware of Borrower's financial condition and operation and is in a position by virtue of his, her, or its relationship to Borrower to obtain all necessary financial and operational information concerning Borrower. Lender need not disclose to Guarantor any info1mation about:

14.1 Loan Documents. The Loan Documents or any modification of them, and any action or non-action in connection with them;

14.2 Othe1· Guaranteed Obligations. Any other obligation guaranteed in this Guaranty;

14.3 Bo.-rower's Financial Condition. The financial condition or operation of Borrower; or

14.4 Other Guarantors. Any other guarantors.

15. Notice. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or pern1itted by this Guaranty shall be in writing; (b) each notice to Guarantor shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delive1y, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delive1y service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address stated on Page 1 of this Guaranty or such other addresses as may be designated by notice given in compliance with this provision. Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delive1y service is provided after the day of mailing or, if sent by overnight delive1y service, on the next day on which such service makes next-business-day deliveries after the day of sending.

16. Waiver of Lender's Lack of Enforcement. No failure or delay by Lender, or its successors and assigns, in exercising any right, power, or privilege under this Guaranty shall operate as a waiver; nor shall any single or partial exercise of any right, power, or p1ivilege preclude any other or further such exercise or the exercise of any other right, power, or privilege.

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17. Governing Law; Consent to Jurisdiction and Venue. This Guaranty is made by Lender and accepted by Guarantor in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Guarantor submits to personal jurisdiction in that forum for any and all purposes. Guarantor waives any right Guarantor may have to assert the doctrine of forum non convenience or to object to such venue.

GUARANTOR'S INITIALS: SL

18. Advice of Counsel. Guarantor expressly declares that it knows and understands the contents of this Guaranty and has either consulted or had the opportunity to consult with an attorney as to its form and content.

19. Attorney Fees. Guarantor agrees to pay the following costs, expenses, and Attorneys' Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys' Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys' Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys' Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys' Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender shall be entitled to its Attorneys' Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recove1y of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of this Guaranty into any judgment on this Guaranty.

20. Assignability. This Guaranty shall be binding on Guarantor and Guarantor's heirs, representatives, successors and assigns and shall inure to the benefit of Lender, its successors and assigns, and their successors and assigns and respective personal representatives, successors, and assigns according to the context of this Guaranty. Guarantor shall not have the right to assign the obligations in this Guaranty. Lender may assign its rights under this Guaranty in connection with an assignment of all or part of the Guaranteed Obligation. Notice is hereby waived as to any such assignment by Lender.

21. Revival of Guaranty. If a claim ("Claim") is made on Lender at any time (whether before or after payment or performance in full of any Guaranteed Obligation, and whether such claim is asserted in a bankruptcy proceeding or otherwise) for repayment or recovery of any amount or other value received by Lender (from any source) in payment of, or on account of, any Guaranteed Obligation, and if Lender repays such amount, returns value or otherwise becomes liable for all or part of such Claim by reason of (a) any judgment, decree, or order of any court or administrative body or (b) any settlement or compromise of such Claim, Guarantor shall remain severally liable to Lender for the amount so repaid or returned or for which Lender is liable to the same extent as if such payments or value had never been received by Lender, despite any termination of this Guaranty or the cancellation of any note or other document evidencing any Guaranteed Obligation.

22. Captions. The captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

23. Severability. If any provision in this Guaranty is invalid and unenforceable in the jurisdiction whose law is applied to this Guaranty or in any particular context, then, to the fullest extent permitted by law, (a) the other provisions shall remain in full force and effect in such jurisdiction or context and shall be liberally construed in favor of Lender in order to carry out the parties' intentions as nearly as possible, and (b) the invalidity or unenforceability of any provision in that jurisdiction or context shall not affect the validity or enforceability of such provision in any other jurisdiction.

24. Waivers. Without limiting any other provision of this Guaranty or any other Loan Document.

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24.1 Waiver of Rights. Guarantor waives the right to require Lender to:

24.1.1. Proceed against Borrower or any other person;

24.1.2. Proceed or exhaust any security held from any person;

24.1.3. Proceed against any other guarantor; or

24.1.4. Pursue any other remedy available to Lender.

24.2 Waivers Until Obligation Is Repaid. Until the Guaranteed Obligations have been paid or otherwise discharged in full:

24.2.1. Guarantor waives all rights of subrogation, indemnity, any rights to collect reimbursement from Borrower, and any 1;ght to enforce any remedy that Lender now has, or may have, against Borrower.

24.2.2. Guarantor waives any benefit of, and any right to participate in, any security now or later held by Lender.

24.2.3. Guarantor waives any defense it may have now or in the future based on any election of remedies by Lender that destroys Guarantor's subrogation rights or Guarantor's 1;ghts to proceed against Borrower for reimbursement, and Guarantor acknowledges that it shall be liable to Lender even though Guarantor may well have no such recourse against Borrower.

24.2.4. Guarantor waives notice of (a) acceptance and reliance on this Guaranty; (b) notice of renewal, extension, or modification of any Guaranteed Obligation under this Guaranty; and (c) notice of default or demand in the case of default.

24.2.5. Guarantor waives any right or defense it may now or hereafter have based on (a) Lender's full or partial release of any party who may be obligated to Lender; (b) Lender's full or pa11ial release or impairment of any collateral for the Guaranteed Obligations; and (c) the modification or extension of the Guaranteed Obligations.

24.2.6. Guarantor waives any and all suretyship defenses now or later available to it under the law governing this Guaranty.

24.2.7. Without limiting the generality of any other waiver or provision of this Guaranty, Guarantor waives, to the maximum extent such waiver is permitted by law, any and all benefits or defenses arising directly or indirectly under the law governing this Guaranty.

24.2.8. Guarantor waives any statute of limitation affecting liability under this Guaranty or the enforceability of this Guaranty and further waives any defense that might otherwise exist because of the expiration of the statute of limitations on the Loan Documents.

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24.2.9. Guarantor waives any duty of Lender to disclose to Guarantor any facts Lender may now know or later learn about Borrower or Borrower's financial condition regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for and is capable of being and keeping informed of Borrower's financial condition and of all circumstances bearing on the risk of nonpayment of any indebtedness guaranteed under this Guaranty.

24.2.10. Guarantor waives all notices to Guarantor.

24.2.1 I. In addition, Guarantor waives the benefit of any right of discharge under Chapter 43 of the Texas Civil Practice and Remedies Code and all other rights of sureties and guarantors thereunder.

24.2.12. Guarantor waives all rights to contest any deficiency asserted by Lender as set forth in Texas Prope11y Code 51.003, 51.004 and 51.005.

25. Arbitration. Concurrently herewith, Borrower and Guarantor shall execute that certain Arbitration Agreement whereby Borrower, Guarantor, and Lender agree to arbitrate any disputes to resolve any Claims (as defined in the Arbitration Agreement).

26. Joint and Several. If this Guaranty is issued by more than one party or if any other party guarantees the obligations of Borrower, the obligations of Guarantor and any others under this Guaranty shall be joint and several.

27. Entire Agreement. This Guaranty embodies the entire agreement and understanding between Guarantor and Lender pertaining to the subject matter of this Guaranty, and supersedes all prior agreements, understandings, negotiations, representations, and discussions, whether verbal or written, of the parties, pertaining to that subject matter. Guarantor is not relying on any representations, warranties, or inducements from Lender that are not expressly stated in this Guaranty.

28. Further Assurances. Guarantor shall promptly and duly execute and deliver to Lender such further documents and assurances and take such further action as Lender may from time to time reasonably request, including, without limitation, any amendments to this Guaranty to establish and protect the rights, interests, and remedies created or intended to be created in favor of Lender.

29. Gender; As used in this Guaranty, the singular includes the plural, and the masculine includes the feminine and neuter, and vice versa, if the context so requires.

30. Nonwaiver. No provision of this Guaranty or right of Lender under this Guaranty can be waived, nor can Guarantor be released from its obligations under this Guaranty except by a writing duly executed by an authorized representative of Lender.

31. Continuing Liability. Guarantor shall continue to be liable under this Guaranty despite the transfer by Borrower of all or any portion of the property encumbered by the Loan Documents.

32. Time Is of the Essence. Time is of the essence under this Guaranty and any amendment, modification, or revision of this Guaranty.

33. Cumulative Rights. The extent of Guarantor's liability and all rights, powers, and remedies of Lender under this Guaranty, and under any other agreement now or at any future time in force between Lender and Guarantor, shall be cumulative and not alternative, and such rights, powers, and remedies shall be in addition to all rights, powers, and remedies given to Lender by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of Borrower to Lender.

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34. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR, AND LENDER AGREE TO WAJVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER JS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THESUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THE LOAN, BORROWER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIYER BY ENTERING INTO THE LOAN OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIYER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIYER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THE LOAN AGREEMENT OR THE NOTE.

35. Separation of Pa11ies. Guarantor is separate and distinct from Borrower. Borrower and Guarantor were solely responsible for all corporate structuring and Lender had no role in the corporate structuring of Borrower and/or Guarantor. Borrower and Guarantor have provided independent financial statements to Lender and Lender has relied on such financial statements in making loan to Borrower.

36. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents, each executed of even date herewith.

37. Community Property. If Guarantor (or any Guarantor, if more than one) is a married person, and the state of residence of Guarantor or Guarantor's spouse ("Guarantor Spouse") is a community property jurisdiction, then each of the following apply:

37.1 Guarantor (or each such married Guarantor, if more than one) agrees that Lender may satisfy Guarantor's obligations under this Guaranty to the extent of all Guarantor's separate property and against the marital community property of Guarantor and Guarantor Spouse.

37.2 If Guarantor Spouse is not also a Guarantor of the Loan, Guarantor certifies that none of the assets shown on his or her financial statements submitted to Lender for purposes of underwriting the Loan were either (i) Guarantor Spouse's individual property, or (ii) community property under the sole management, control, and disposition of Guarantor Spouse.

37.3 If Guarantor Spouse is not also a Guarantor of this loan and Guarantor or Guarantor Spouse's state of residence is Alaska, Arizona, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Wisconsin, Guarantor has caused Guarantor Spouse to acknowledge this Guaranty as required on the signature page of this Guaranty.

38. Loan Agreement. This Guaranty is subject to the provisions of the Loan Agreement, which is incorporated herein.

39. Security for Guaranty. This Guaranty is not secured by any Collateral (including but not limited to Real Property Collateral) which may secure the Loan, unless the Guarantor(s) are explicitly identified within the subject Security Agreement which also specifically, and separately, states that such Security Agreement secures the Guaranteed Obligations herein.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

/s/ Sachin Latawa

Sachin Latawa, an individual

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OWNERSHIP INTEREST PLEDGE AGREEMENT

THIS OWNERSHIP INTEREST PLEDGE AGREEMENT (this "Agreement") dated as of July 21, 2025 is given by TIRJOS CORPORATION ("Pledgor"), in favor of HouseMax Funding, LLC, a Texas limited liability company ("Lender").

RECITALS

A. TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRJOS PROPCO SERIES LLC, a Delaware series limited liability company ("Borrower") executed that certain Secured Note for the benefit of Lender in the original principal amount of One Hundred Sixty-Five Thousand One Hundred Ninety-Three and 00/100 Dollars ($165,193.00) of even date hereof ("Note") which is secured by that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement ("Security Instrument") of even date herewith, for the benefit of Lender;

B. As a material inducement for Lender to make the Loan to Borrower, Pledgor agrees to pledge Pledgor's now and after-acquired membership interests in TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company ("Company") to secure repayment of the Note. The Organizational Documents of the Company are attached hereto as Exhibit "A".

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. When used herein, (a) capitalized terms used but not defined in this Agreement have the meanings assigned to such terms in the Loan Documents and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

Agreement - see the introductory paragraph.

Borrower - see the recitals. Collateral - see Section 2. Company - see the recitals.

Company Interests- One Hundred Percent (100%) of all right, title and interest of Pledgor in and to the following: the Company, all profits, income, surplus, compensation, return of capital, distributions and other disbursements and payments to Company and/or Pledgor (including, without limitation, specific properties of the Company upon dissolution or otherwise), and all interests in Company now owned or hereafter acquired by Pledgor as a result of exchange offers, direct investments, contributions or otherwise; but excluding any obligation or liability of Pledgor with respect to the Company or any duty of Pledgor as an owner of the Company.

Default - the occurrence of any of the following events: (a) any Event of Default (as defined in the Loan Documents); or (b) any warranty of the Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Lender's security interest in any material portion of the Collateral is not perfected or the Lender's rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

Other Liable Party- all other parties liable for some or all of the Obligations.

Pledged Property - all Company Interests; all property received in exchange or substitution for Company Interests; all dividends, distributions and other returns from Company Interests; all other prope1ty delivered by Pledgor to the Lender for the purpose of pledge under this Agreement; and all proceeds of any of the foregoing.

Pledgor - see the introductory paragraph.

UCC - the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

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2. Pledge. As security for the payment of all Obligations, Pledgor hereby pledges to the Lender, and grants to the Lender a continuing security interest in, all of the following (hereinafter, collectively, as the "Collateral"):

A. the Company Interests;

B. all cash and other property, of any kind or nature, distributed or payable at any time or from time to time by the Company to Pledgor, as a distribution, in complete or partial liquidation or otherwise, including, without limitation, Pledgor's share of any revenues of the Company derived from any contract;

C. all patents and trademarks owned by or in the name of Company;

D. all other Pledged Property; and

E. all products and proceeds of all of the foregoing.

3. Delivery of Pledged Property.

(a) All certificates or instruments representing or evidencing any Collateral, including those representing or evidencing the Company Interests, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b) Company shall cause the issuer of the Collateral to register the Collateral in Lender's name in the manner required by Section 8-106(b) of the UCC.

4. Warranties. Pledgor warrants to Lender for the benefit of Lender that:

4.1 Ownership, No Liens, etc. Pledgor is the legal and beneficial owner of, and has good title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all liens, options or other charges or encumbrances. No UCC financing statement covering any of the Collateral is presently on file in any public office other than those in favor of the Lender. This Agreement creates a legal and valid security interest in the Collateral which has been perfected as a first and prior lien on the Collateral. No "control" as defined in Article 8 of the UCC has been given to any Person other than the Lender.

4.2 Company Interests. Pledgor owns 100% of the outstanding ownership interest of the Company.

4.3 Authorization, Approval, ere. Except for the filing of UCC financing statements, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or any other Person is required for (i) the pledge by Pledgor of any Collateral pursuant to this Agreement, (ii) the execution, delivery and perfom1ance of this Agreement by Pledgor, (iii) the exercise by the Lender of the voting or other 1ights provided for in this Agreement or (iv) except as may be required in connection with a disposition of the Company Interests by laws affecting the offering and sale of securities generally, the exercise by the Lender of remedies in respect of the Collateral pursuant to this Agreement.

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4.4 Uncertificated Nature of Company Interests. No right, title or interest of Pledgor in the Company is represented by a certificate of interest or instrument, except such certificates or instruments, if any, as have been delivered to the Lender and are held in its possession, together with transfer documents as required in this Agreement (and Pledgor covenants and agrees that any such certificates or instruments hereafter received by Pledgor with respect to any of the Collateral will be held in trust for the Lender for the benefit of the Lender and promptly delivered to the Lender). No Collateral is held in a securities account.

4.5 Other. (i) The pledge and delivery of the Collateral pursuant to this Agreement, together with the filing of appropriate UCC financing statements, will create a valid perfected security interest in the Collateral in favor of the Lender; and (ii) all Company Interests are duly authorized, validly issued, fully paid and non-assessable.

4.6. Payment and Performance of Obligations. Pledgor guarantees that Borrower will promptly pay, perform, observe, and satisfy all Obligations when due.

4.7. Ownership, Mai11tenance.andPreservationofCollateral: Compliance With Law.

4.7.1. Pledgor represents and warrants that it is (and as to any Collateral acquired hereafter agrees and warrants that it will at all times be and remain) the sole owner of the Collateral, free from any lien, security interest, or other claim, excepting only the security interest granted by this Agreement. Pledgor represents and warrants that it has not executed or authorized the filing of any financing statement covering any of the Collateral except in favor of Lender, and that no financing statement covering any of the Collateral is on file in any public office in any jurisdiction. Without Lender's prior written consent, Pledgor will not execute, file, or authorize to be filed, in any jurisdiction, any financing statement covering any of the Collateral in which Lender is not named as the sole secured party. Pledgor represents and warrants that there is no personal property of any type or description that is leased to Pledgor, and agrees and warrants that Pledgor will not become the lessee of any personal property without Lender's prior written consent.

4.7.2. Pledgor will comply with all applicable laws, ordinances, regulations, covenants, conditions, restrictions, and requirements of governmental authorities now or hereafter affecting the Collateral (collectively, "Applicable Law"). Pledgor agrees not to commit, suffer, or allow any act to be done in violation of Applicable Law and will make all payments required under Applicable Law.

4.7.3. In the performance of all such acts and all other acts required by this Agreement, Pledgor will promptly pay when due, at its own expense, all expenses incurred and will promptly pay, discharge, or otherwise satisfy all claims for labor perforn1ed and materials furnished in connection with the Collateral.

4.8. Litigation: Attorney Fees.

4.8.1. Pledgor will promptly notify Lender of the commencement or threat of commencement of any litigation that seeks to or could materially affect any of the Collateral, the security interest of this Agreement, or the rights or powers of Lender under this Agreement. Pledgor will, at its own expense, appear in and defend any such litigation. Lender will also have the right, but not the obligation, to appear in any such litigation, and Pledgor will pay all costs and expenses (including Attorneys' Fees) of Lender in so appearing.

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4.8.2. Pledgor agrees to pay the following costs, expenses, and Attorneys' Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys' Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys' Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys' Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys' Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender shall be entitled to its Attorneys' Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

4.9. Lender's Right to Perform for Pledgor. If Pledgor fails to make any payment, perform any Obligation, or do any act set forth in or secured by this Agreement, Lender, at Lender's option, without notice to or demand on Pledgor and without releasing Pledgor from the duty to make such payments, perform such Obligations, or do such acts, then or in the future, may make such payment, perform such Obligation or do such act in such manner and to such extent as Lender may deem necessary, in its sole discretion, to protect the security of this Agreement. Without limiting any foregoing clause, Lender may pay, purchase, contest, or compromise any encumbrance, charge, or lien that, in Lender's sole judgment, appears to be prior or superior to this Agreement. In exercising any such power, Lender may pay all necessary expenses incurred, including Attorneys' Fees. Pledgor will pay, immediately and without demand, all sums so expended by Lender with interest, from the date of expenditure, at the rate from time to time applicable under the Note.

4.10. Pledgor's Additional Performance. Pledgor will execute any and all further agreements, assignments (including separate assignments of Third Party Agreements), documents, financing statements, and authorizations of financing statements, and take such other further acts, as Lender may reasonably request from time to time, in order to evidence, protect, perfect, or continue the security interest of Lender in the Collateral or otherwise carry out the purposes and intent of this Agreement.

4.11. Financing Statements. Pledgor authorizes Lender to file financing statements in all states, counties, and other jurisdictions as Lender may elect, without Pledgor's signature if permitted by law. At Lender's election, in addition to or instead of any other description of the Collateral, any financing statement description may use the tern1s "all assets," "all personal property," or words to similar effect.

4.12. Indemnity. Pledgor will indemnify, defend, and hold Lender harmless from and against all liabilities, claims, actions, costs, and expenses, including Attorneys' Fees, arising from or related to Pledgor's ownership or use of any of the Collateral, or Lender's exercise of any of its rights or remedies under this Agreement.

5. Default; Remedies.

5.1. Events of Default. Each of the following will constitute an event of default under this Agreement:

5.1.1. Pledgor fails to pay any monetary amount due, as and when required, under this Agreement;

5.1.2. Pledgor defaults under or fails to perform, observe, or satisfy when due any nonmonetary condition, covenant, or other provision of this Agreement;

5.1.3. Any event of default occurs under any other Loan Document or Other Agreement, subject to any provision for notice and cure set forth in such Loan Document or Other Agreement;

5.1.4. Any representation or warranty in this Agreement or in any other instrument or agreement evidencing, securing, guaranteeing, or otherwise relating to any of the Obligations is or becomes untrue or misleading in any material respect;

5.1.5. Any claim of lien is filed against any of the Collateral, or occurrence of a default by Pledgor under any lien, mortgage, or security agreement that Lender has permitted;

5.1.6. Pledgor or any Other Liable Party ceases operations, is dissolved, or terminates its existence; or

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5.1.7. Pledgor or any Other Liable Party makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing the inability to pay, its debts as they become due, or any bankruptcy, insolvency, reorganization, receivership, conservatorship, or debtor-relief proceeding is commenced with respect to Pledgor or any Other Liable Party; provided, however, that if such a proceeding is commenced with respect to Pledgor by a party other than Pledgor or any of Pledgor's general pai1ners or members, or if such a proceeding is commenced with respect to any Other Liable Party.

5.2. Lender's Remedies.

5.2.1. If an event of default under this Agreement occurs, Lender may, at its sole option, without notice to or demand on Pledgor, do any one or more of the following:

(a) Declare any or all of the Obligations immediately due and payable, regardless of any otherwise applicable maturity date;

(b) After giving such notice as may be required by law, if any, foreclose on, sell, lease, license, or otherwise dispose of, nonjudicially and/or by judicial action, in any order, separately or together, at the same or different times and places, any or all of the Collateral and/or any other real or personal property security for the Obligations, without waiving any other part of any of the Collateral or any other such real or personal property security;

(c) Require Pledgor to assemble any or all of the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Pledgor and Lender;

(d) Without removal, render the Collateral unusable and dispose of it on the premises of Pledgor without judicial process, if Lender can do so without a breach of the peace, or by judicial process;

(e) Enter on any property where any of the Collateral may be located and possess and remove any or all of the Collateral without judicial process, if Lender can do so without a breach of the peace, or by judicial process;

(f) In any sale, lease, license, or other disposition of any Collateral, disclaim any or all warranties of any kind which by law may be disclaimed, and no such disclaimer shall be considered to affect the commercial reasonableness of such sale, lease, license or other disposition;

(g) Exclude Pledgor and its successors or assigns, agents, and employees from the Collateral, and hold, store, use, operate, manage, and control the Collateral, and collect and receive all rents, revenues, issues, income, and profits of the Collateral;

(h) Exercise any or all other remedies now or in the future available to a secured party under the UCC;

(i) Obtain the appointment of a receiver ex parte and without prior notice to Pledgor, which notice Pledgor hereby waives;

U) Obtain specific performance of any covenant or agreement contained in this Agreement, or in aid of the execution of any power or remedy granted in this Agreement;

(k) Exercise rights of Pledgor as owner of the Company Interests, including payments; and

(1) Exercise any other legal, equitable, or contractual right or remedy against Pledgor and/or any security and/or any Other Liable Pai1y.

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5.2.2. No remedy provided or permitted under this Agreement is exclusive of any other, or of any remedy provided or permitted by law, equity, or any other Instrument or agreement evidencing, securing, guaranteeing, or relating to any of the Obligations. Each remedy is cumulative and in addition to every other remedy. No exercise of remedies, including foreclosure, against any part of the Collateral will exhaust or extinguish Lender's rights to exercise remedies, including foreclosure, against any other part of the Collateral until the Obligations are paid in full. No exercise of remedies will extinguish Lender's rights to exercise remedies, including foreclosure, against the Collateral until the Obligations are paid in full. Lender may exercise any one or more of its remedies at its option without regard to the adequacy of its security.

5.2.3. Lender's delay or omission in the exercise of any right, remedy, or power accruing on any event of default under this Agreement will not impair such right, remedy, or power or any other, nor will such delay or omission be deemed a waiver of or acquiescence in that or any other event of default.

5.3. Use of Proceeds. The proceeds of any disposition or use of Collateral will be applied in the following priority: (a) to pay expenses of taking, holding, preparing for disposition, selling, using, leasing, licensing, otherwise disposing of the Collateral, and the like, including Attorneys' Fees and costs incurred by Lender; (b) to satisfy all remaining Obligations in such order as Lender may elect; and (c) to satisfy any indebtedness secured by any subordinate security interest in the Collateral, if an authenticated demand for such payment is received before distribution of the proceeds is completed. The disposition of any Collateral, the realization of any proceeds, the application of any proceeds, or any one or more of the foregoing shall not operate to cure any nonmonetary or monetary default in or reinstate the Obligations for any purpose, or otherwise affect in any way Lender's rights and remedies with respect to any remaining Collateral, or any other real or personal property security, except to the extent otherwise required by law.

6. Miscellaneous Provisions.

6.1. Governing Law; Consent To Jurisdiction And Ve11t1e. This Agreement is made by Lender and accepted by Pledgor in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents sha11 be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The Parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district com1 that covers said County, and Pledgor submits to personal jurisdiction in that forum for any and a11 purposes. Pledgor waives any right Pledgor may have to assert the doctrine of forum non convenience or to object to such venue.

PLEDGOR'S INITIALS:SL

6.2. Entire Agreement; Modification. The Loan Documents collectively constitute the entire understanding between Lender and Pledgor as to the matters contemplated in those documents and may not be modified, amended, or te1minated except by written agreement signed by both parties.

6.3. Partial Invalidity. If any provision of this Agreement or the instruments or agreements reflecting the Obligations are held to be invalid, illegal, unenforceable, or voidable in any respect, no other provision of this Agreement, or of any such other instrument or agreement, will be affected thereby, and such other provisions will remain binding and enforceable.

6.4. Parties Benefited. This Agreement applies to, inures to the benefit of, and binds all parties to this Agreement and their respective heirs, legatees, devisees, administrators, executors, successors, and assigns (but this provision will not be interpreted to permit or validate any lien, encumbrance, assignment, or other transfer by Pledgor that is prohibited by other provisions of this Agreement or other Loan Documents). "Lender" means the owner and holder, including pledgees, of any of the Obligations.

47

6.5. Headings. Headings are used for convenience of reference only and do not define or limit the scope of this Agreement.

6.6. Written Notice; Delivery.

6.6.1. All notices contemplated under this Agreement will be given in writing, and will be sent (a) for personal delivery by a delivery service that provides a record of the date of delive1y, the individual to whom delivery was made, and the address where delivery was made; (b) by certified United States mail, postage prepaid, return receipt requested; or (c) by nationally recognized overnight delivery service, marked for next-business-day delivery, with all charges prepaid or billed to sender's account.

6.6.2. All notices will be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender:

Pledgor:

HouseMax Funding, LLC, a Texas limited liability company

3711 S Mopac Expy Bldg 2 Ste 400

Austin, Texas 78746-8014 With a copy to:

Fay Servicing, LLC

425 South Financial Place Suite 2000

Chicago, Illinois 60605

TIRJOS CORPORATION

103 Saddle Ridge Dr

Cedar Park, Texas 78613-7473

6.6.3. Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delive1y; (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing; or (d) if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

6.7. Joint and Several Obligations. If more than one person has executed this Agreement as Pledgor, the obligations of all such persons will be joint and several. Any married person who executes this Agreement agrees that recourse may be had against his or her separate property and against community property. If Pledgor is a partnership, Pledgor's obligations will be the joint and several obligations of all general pai1ners in that partnership.

6.8. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents executed of even date herewith.

6.9. Loan Agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

[SIGNATURES FOLLOW]

48

IN WITNESS WHEREOF, and intending to be legally bound, Pledgor has executed and delivered this Ownership Pledge Agreement as of the date first written above.

PLEDGOR:

TTRIOS CORPORATION

/s/ Sachin Latawa

Sachin Latawa, CEO

TIRJOS PROPCO SERIES LLC- 172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARESERIES LIMITED LIABILITY COMPANY ACKNOWLEDGES AND CONSENTS TO THE OWNER RIP PLEDGE AGREEMENT.

TIRIOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO

SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

Sachin Latawa

49

STATUTE OF FRAUDS NOTICE

THIS STATUTE OF FRAUDS NOTICE is acknowledged and agreed to as of July 21, 2025, by and among TIRJOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRJOS PROPCO SERIES

LLC, a Delaware series limited liability company ("Borrower"), Sachin Latawa ("Guarantor"), and HouseMax Funding, LLC, a Texas limited liability company.

As of the date set forth above, Lender, Borrower, and Guarantor have executed and entered into several instruments, agreements and documents relating to a $165,193.00 commercial loan from Lender to Borrower which is guaranteed by Guarantor. In connection therewith, and pursuant to §26.02 of the Texas Business and Commerce Code, Lender, Borrower and Guarantor hereby agree as follows:

THE WRITTEN DOCUMENTS, AGREEMENTS AND INSTRUMENTS REFERRED TO ABOVE REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW]

50

IN WITNESS WHEREOF, the parties have carefully read, fully understand and agree to the above.

BORROWER:

TIRIOS PROPCO SERJES LLC -172 AMMOLITE, A SERIES OF TIRJOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

Sachin Latawa, CEO

GUARANTOR:

/s/ Sachin Latawa

Sachin Latawa, an individual

51

COMPLIANCE AGREEMENT

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: July 21, 2025	Property Address: 172 Ammolite Ln, Maxwell Texas 78656-2106

If requested by Lender or an agent for Lender, the undersigned Borrower agrees to fully cooperate and adjust for clerical, typographical, or scriveners errors, including those concerning material terms, that may be present in any or all of the loan documents if deemed necessary or desirable in the reasonable discretion of Lender.

The undersigned Borrower agrees to comply with all above noted requests by Lender or Agent for Lender within 30 days from the date of mailing said requests. Borrower agrees to assume all costs including, by way of illustration and not limitation, actual expenses and legal fees for failing to comply with correction requests in such 30-day time period.

The undersigned Borrower does hereby so agree and covenant in order to assure that the Loan Documents executed this date will conform and be acceptable in the market place in the instance of transfer, sale or conveyance by Lender or its interest in and to said loan documentation.

[SIGNATURES FOLLOW]

52

 BORROWER:

TIRIOS PROPCO SERIES LLC -172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TJRIOS CORPORA TJON, a Delaware corporation, Managing MemberBy:

/s/ Sachin Latawa

Sachin Latawa, CEO

53

HAZARD INSURANCE DISCLOSURE

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: July 21, 2025	Property Address: 172 Ammolite Ln, Maxwell_, Texas 78656-2106

Borrower shall maintain insurance coverage on any collateral being secured under the Loan during the entire life of the Loan. This insurance coverage, inclusive of any applicable earthquake coverage, must meet minimum requirements set by Lender.

NOTICE: AN INSURANCE POLICY AFFORDING THE MINIMALLY ACCEPTABLE COVERAGE MUST BE KEPT IN FORCE FOR THE TERM OF THE LOAN. SHOULD YOU FAIL EITHER TO MAINTAIN COVERAGE OR TO PAY ANY PREMIUM WHEN DUE AND THE POLICY IS CANCELLED, THE LOAN WILL BE IN DEFAULT UNDER ANY TERMS OF THE LOAN AGREEMENT AND ANY SECURITY INSTRUMENT. AS SUCH, THE LENDER MAY, UPON LEARNING OF THE DEFAULT, OBTAIN INSURANCE AT YOUR EXPENSE TO PROTECT ITS INTEREST IN THE LOAN SECURITY.

Lender shall not, as a condition of receiving, renewing or extending a loan secured by real property:

(a) Require Borrower to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the real property.

(b) Require Borrower to acquire, purchase or negotiate any insurance policy covering the real property through a particular insurance company or insurance agent.

(c) Unreasonably reject an insurance policy furnished by Borrower for the protection of the real property. However, Lender may disapprove the insurance company selected by Borrower for sensible and sufficient reasons, including but not limited to extent of coverage required and the financial soundness and the services of an insurer.

(d) Require Borrower to purchase any insurance product from the Lender or its affiliate as a condition of the Loan. Borrower's choice of insurer or agent will not affect Lender's credit decision or terms.

TEXAS COLLATERAL PROTECTION ACT NOTICE

307.052 (a)

Property Insurance Disclosure - Texas Finance Code Section 307.052 Collateral Protection Insurance Notice. (a) Borrower is required to (i) keep the property insured against damage in the amount specified herein; (ii) purchase the insurance from an insurer that is authorized to do business in the State of Texas or an eligible surplus lines insurer or otherwise as provided herein; and (iii) name Lender as the person to be paid under the policy in the event of a loss as provided herein; (b) subject to the provisions hereof, Borrower must, if required by Lender, deliver to Lender a copy of the policy and proof of the payment of insurance premiums; and (c) subject to the provisions hereof, if Borrower fails to meet any requirement listed in the foregoing subparts (a) or (b), lender may obtain collateral protection insurance on behalf of Borrower at borrower's expense.

[SIGNATURES FOLLOW]

54

THIS DISCLOSURE IS NEITHER A CONTRACT NOR A COMMITMENT TO LEND.

The undersigned Borrower has received, read and approved this Hazard Insurance Disclosure as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC- 172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By /s/Sachin Latawa

Sachin Latawa, CEO

55

ARBITRATION AND WAIVER OF RIGHT TO JURY TRIAL AGREEMENT

THIS  ARBITRATION     AND  WAIYER  OF  RIGHT  TO  JURY  TRIAL  AGREEMENT ("Agreement") is entered into as of July 21, 2025, and is by and among TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company ("Borrower"); Sachin Latawa ("Guarantor"); TIRIOS CORPORATION ("Pledgor"); and HouseMax Funding, LLC, a Texas limited liability company ("Lender"). Borrower, Guarantor, Pledgor, and Lender are collectively refenced to herein as "Parties" and individually as a "Party."

RECITALS

A. Borrower has obtained or will obtain a mortgage loan from Lender as evidenced by that certain Loan and Security Agreement of even date, executed by Borrower ("Loan Agreement") and that certain Secured Note of even date, executed by Borrower ("Note"), which are secured by the Collateral identified in the Loan Agreement. The Loan Agreement, Note, any Security Instrument, and Security Agreements are collectively referred to herein as the "Loan Documents" which evidence the "Loan."

B. To further induce Lender to make the Loan, Guarantor has delivered or will deliver to Lender a Guaranty guaranteeing Borrower's performance on the Loan.

C. All Parties wish to arbitrate any and all disputes among them that may arise out of the Loan.

AGREEMENT

NOW, THEREFORE, in consideration of these Recitals and of the Lender agreeing to make the Loan to Borrower, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1. Mutual Agreement To Arbitrate Disputes. The Parties agree that any Claim, as defined below, involving the Loan, including, but not limited to claims arising from the origination, documentation, disclosure, servicing, collection or any other aspect of the Loan transaction or the coverage or enforceability of this Agreement, shall be resolved exclusively by binding arbitration under the terms of this Agreement. This Agreement shall also be binding on the agents, successors and assigns of the parties and the Loan.

2. Claim Defined.

2.1 "Claim" shall include, but not be limited, to:

2.1.1. Any claimed wrongdoing, such as misrepresentation, negligence, breach of contract, breach of fiduciary duty, unconscionability, fraud in the inducement, rescission, breach of the covenant of good faith and fair dealing and unfair business practices.

2.1.2. Any claimed violation of state or federal laws, including, but not limited to consumer credit, truth-in-lending, civil rights, equal opportunity, real estate settlement, housing discrimination laws, fair lending acts, licensing, loan regulation and unfair business practices.

2.2. "Claim" shall not include:

2.2.1. Actions by the Lender to judicially or non-judicially foreclose on the Note and Security Instrument or any Security Agreements for the Loan, to enjoin waste, to collect rents, interpleader actions or actions for a receiver, to recover possession, ejectment or relief from the automatic stay in bankruptcy, or to obtain relief through Governmental Authorities.

2.2.2. Actions for provisional remedies such as a temporary restraining order or preliminary injunction or for a permanent injunction based upon an arbitration award.

56

3. ARBITRATION OF DISPUTES. TO THE EXTENT A PRE-DISPUTE WAIVER OF THE RIGHT TO TRIAL BY JURY IS NOT ENFORCEABLE UNDER APPLICABLE LAW, ANY AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, THE MAKING, PERFORMANCE, OR INTERPRETATION OF THE LOAN DOCUMENTS, SHALL BE RESOLVED BY BINDING ARBITRATION. UNLESS OTHERWISE AGREED ON, THE ARBITRA TJON SHALL BE CONDUCTED IN ACCORDANCE WITH THE THEN-CURRENT ARBITRATION PROCEDURES SET FORTH UNDER TEXAS LAW. JUDGMENT ON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION SHALL BE HELD BEFORE A SINGLE ARBITRATOR SELECTED AS FOLLOWS: THE DISPUTING PARTIES SHALL, WITHIN TEN (10) BUSINESS DAYS FROM THE DATE ARBITRATION IS REQUESTED BY EITHER PARTY, AGREE UPON AN ARBITRATOR. IF THE PARTIES CANNOT SO AGREE, THEN EACH PARTY, WITHIN FIVE (5) BUSINESS DAYS THEREAFTER, SHALL NAME AN ARBITRATOR WHO SHALL BE AN ATTORNEY LICENSED TO PRACTICE IN TEXAS AND EXPERIENCED AND QUALIFIED IN REAL ESTATE MATTERS OF THE TYPE CONTEMPLATED BY THE LOAN DOCUMENTS OR A RETIRED TEXAS SUPERIOR OR APPELLATE COURT JUDGE. THOSE TWO NAMED ARBITRATORS SHALL THEN, WITHIN FIVE (5) BUSINESS DAYS, SELECT A THIRD ARBITRATOR WHO SHALL BE QUALIFIED AS DEFINED ABOVE, AND SUCH THIRD ARBITRATOR SHALL BE THE SOLE ARBITRATOR TO HEAR AND DETERMINE THE DISPUTE. IF ANY PARTY HERETO FAILS TO NAME AN ARBITRATOR WITHIN THE TIME LIMIT PROVIDED IN THIS SECTION, THEN THE ARBITRATOR TIMELY NAMED BY THE OTHER PARTY SHALL HEAR AND DECIDE THE DISPUTE. IF THE ARBITRATION IS COMMENCED, THE PARTIES AGREE TO PERMIT DISCOVERY PROCEEDINGS OF THE TYPE PROVIDED UNDER TEXAS LAW BOTH IN ADVANCE OF, AND DURING RECESSES OF, THE ARBITRATION HEARINGS. ALL FACTS AND OTHER INFORMATION RELATING TO ANY ARBITRATION ARISING UNDER THIS DECLARATION SHALL BE KEPT CONFIDENTIAL TO THE FULLEST EXTENT PERMITTED BY LAW. THE DECISION OF THE ARBITRATOR(S) SHALL FOLLOW THE LAW, SHALL BE RENDERED WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE CONCLUSION OF THE ARBITRATION, AND SHALL BE SET FORTH IN A WRITTEN OPINION STATING THE FINDINGS OF FACT OF THE ARBITRATOR(S) AND LEGAL AUTHORITIES THAT ARE THE BASIS OF THE DECISION. THE VENUE FOR ANY SUCH ARBITRATION SHALL BE TRAVIS COUNTY, TEXAS. THE COSTS OF THE ARBITRATOR SHALL BE SPLIT EQUALLY BY THE PARTIES BUT SHALL BE A RECOVERABLE COST FOR THE PARTY PREVAILING IN THE ARBITRATION.

4. ARBITRATION RELATED WAIYER. THE PARTIES hereby freely waive the right to trial by judge or jury, the right to appeal, pretrial discovery and application of the rules of evidence.

5. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, ANY GUARANTOR, ANY PLEDGOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN DOCUMENTS. THE SCOPE OF THIS WAIYER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THE LOAN, LENDER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THE LOAN OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIYER TN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIYER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFTCA TIONS TO THE LOAN DOCUMENTS.

6. Attorney Fees. Borrower and any Guarantor, Pledgor, and Debtor, if any, agree to pay the following costs, expenses, and Attorneys' Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys' Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys' Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys' Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys' Fees in any action to enforce payment of the Loan Documents or any pa11 of it. In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys' Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

7. Capitalized Terms. Capitalized te1ms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents, each executed of even date herewith.

8. Loan agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

[SIGNATURES FOLLOW]

57

IN WITNESS WHEREOF, the parties have carefully read, fully understand and agree to the above.

BORROWER:

TIRIOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: s/Sachin Latawa

Sachin Latawa

GUARANTOR:

SACHIN LAT AWA

/s/ Sachin Latawa

Sachin Latawa, an individual

PLEDGOR:

TIRIOS CORPORATION

/s/ Sachin Latawa

Sachin Latawa, CEO

58

CONDITIONAL LOAN APPROVAL

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: July 21, 2025	Property Address: 172 Ammolite Ln Maxwell Texas 78656-2106

Lender has conditionally approved Borrower for a loan in a certain amount as evidenced by the Loan Agreement and other documents executed in connection therewith, collectively, the "Loan Documents" which evidence the "Loan." This conditional loan approval is subject to the following:

1. No Loan Approval Until Loan Disbursed. Lender has not and will not fully approve the Loan until Lender has deposited funds into an escrow account and has instructed the escrow company to disburse the funds to Borrower directly and/or to third parties on Borrower's behalf. No oral modification of this condition is valid or effective.

2. Other Conditions. Lender will not fully approve the Loan until other conditions and requirements by Lender not specified in this document have been satisfied to Lender's satisfaction, in its sole discretion.

[SIGNATURES FOLLOW]

59

By signing below, I understand and agree to the foregoing and execute this document on the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

Sachin Latawa CEO

60

E.C.O.A. APPRAISAL REPORT DISCLOSURE

(Pursuant to E.C.O.A.)

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a se1ies of TIRJOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: July 21 , 2025	Property Address: 172 Ammolite Ln, Maxwell, Texas 78656-2106

We may order an appraisal to determine the property's value and charge you for this appraisal. We will promptly give you a copy of any appraisal, even if your loan does not close.

You can pay for an additional appraisal for your own use at your own cost.

[SIGNATURES FOLLOW]

61

By signing below, Borrower acknowledges that Borrower has read and received a copy of this document as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

Sachin Latawa

62

DESIGNATION OF HOMESTEAD AND AFFIDAVIT OF NON-HOMESTEAD

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: July 21, 2025	Property Address: 172 Ammolite Ln Maxwell, Texas 78656-2106

Borrower certifies to Lender, its agents, employees, successors and assigns the following:

I. I have applied to Lender for a loan in the principal amount of $165,193.00 secured by the Property.

2. Lender has stressed to me the importance of knowing whether I occupy or intend to occupy the Property and whether the Property is my homestead.

3. I certify and represent to Lender that:

A. The Property that will secure this loan is not the homestead of any party to the Loan including any affiliates or relatives of Borrower ("Borrower-Affiliated Party");

B. Borrower has no intention of ever making the Property securing the Loan the homestead of the Borrower or any Borrower-Affiliated Party;

C. Neither Borrower nor any Borrower-Affiliated Patty has any intention of ever making the Property securing the Loan his or her principal or secondary residence, or otbe1wise occupying the Property at any time.

D. Borrower disclaims all homestead rights, interest, and exemption in the Prope1ty; and sale.

E. Borrower acknowledges that the Property is therefore not exempt from a forced

4. Borrower agrees to hold Lender harmless and agree to defend, indemnify, protect and hold Lender and its agents, officers, contractors, and employees harmless from and against any and all claims asserted or liability established that arises from the falsity of any part of this declaration.

Borrower declares under penalty of perjury under the laws of the state in which the Property is located that the foregoing is true and correct as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRJOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

63

BUSINESS PURPOSE OF LOAN CERTIFICATION

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: July 21, 2025	Property Address: 172 Ammolite Ln, Maxwell Texas 78656-2106

Borrower certifies to Lender and its successors and assigns the following as true and correct:

1. Borrower has applied for and has obtained or may obtain a loan in the principal amount of

$165,193.00 (the "Note") pursuant to the terms of the Loan and Security Agreement of even date herewith (the "Loan Agreement"). The Loan Agreement, and all other documents executed in connection therewith shall be referred to herein as the "Loan Documents" which evidence the "Loan."

2. Lender has stressed to Borrower the importance of knowing the primary purpose of this Loan. Borrower knows that the legal responsibilities of the Lender vary considerably depending upon whether a loan is a consumer loan, which is for personal, household or family purposes, or a business loan, which is for every other purpose.

3. Borrower has previously represented to Lender and again represents to Lender in this ce11ification, its successors and assigns, that ALL of the purposes of the Loan, exclusive of commissions and loan expenses incurred to obtain the Loan are solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

4. NO part of the proceeds of the Loan are intended to be used for a consumer purpose except as previously disclosed to Lender in writing.

Borrower declares under penalty of perjury under the laws of the state in which the Property is located that the foregoing is true and correct as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC- 172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

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ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENT AL INDEMNITY AGREEMENT ("Indemnity") is entered into as of July 21, 2025, by and among TIRIOS PROPCO SERIES LLC- 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company ("Borrower") and Sachin Latawa ("Guarantor") (Borrower and Guarantor are collectively refenced to herein as "Indemnitor"); to and for the benefit of HouseMax Funding, LLC, a Texas limited liability company ("Lender"), and its successors, assigns, services, and participants, any party who now or hereafter holds an interest in the Loan described below, and the respective parent, subsidiary, and affiliated corporations of each of the foregoing, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing (each of which shall be refenced to in this Indemnity individually as an "Indemnitee" and collectively as the "Indemnitees").

In consideration of Lender agreeing to make the Loan to Borrower, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Indemnitor represents, warrants, and agrees as follows:

1. Definitions. The following terms as used in this Indemnity shall have the meaning set forth in this Section.

I.I "Applicable Law" means any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit holding jurisdiction over the Property (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.2 "Environmental Law " means any and all present or future laws (whether common law, statute, rule, regulation, or othe1wise), permits, and other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Property, for the protection of health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code ("U.S.C.") §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-767lq); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001- 11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Property.

1.3 "Governmental Authority" means any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.4 "Hazardous Materials" means any and all (a) substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as "hazardous wastes" under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as "hazardous substances" under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as "medical wastes" under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real prope1ty adjacent to it.

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1.5 "Hazardous Material Activity" means any actual storage, holding, use, release (including, without limitation, a release as defined under Applicable Law), emission, discharge, generation, processing, abatement, removal, repair, remediation, closure, site restoration, cleanup or detoxification, disposal, handling, or transportation of any Hazardous Material from, under, in, at, on, or about the Property or the surrounding property, or any other remedial act, activity, or occurrence that causes or would cause such event to exist.

1.6 "Loan" means the loan provided by Lender to Borrower as provided for in the Loan Documents.

1.7 "Loan Documents" means that certain Loan and Security Agreement ("Loan Agreement"), Secured Note ("Note"), any Security Instruments or Security Agreements (as defined in the Loan Agreement) and all attendant loan documents executed in connection therewith.

1.8 "Losses" means any and all losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs, and expenses (including, without limitation, the reasonable fees and disbursements of outside legal counsel, accountants, consultants, and expe1ts and the reasonable charges of in-house legal counsel and accountants), and all foreseeable and unforeseeable consequential damages (including, without limitation, costs of any and all investigation, cleanup, removal, remediation, closure, site restoration of any Hazardous Material, or any other remedial acts that are required to be performed on the Property by any Environmental Laws and all legal fees therefor).

1.9 "Property" means the Real Property Collateral identified in the Loan Agreement and further described in the attached Exhibit "A" attached hereto and incorporated herein as fully set forth.

2. Representations and Wan-an ties. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor represents and warrants the following:

2.1 Environmental Law Compliance. Indemnitor and the Property are in compliance with all applicable Environmental Laws relating to the Property and the use of the Property;

2.2 Hazardous Materials Affecting Property. There are no Hazardous Materials in, on, under, or affecting the Property, except those in compliance with all applicable Environmental Laws, and disclosed to Lender in w1iting, and there is no asbestos or asbestos-containing construction materials in, on, under, or affecting the Property;

2.3 No Usage of Hazardous Materials in Property. Indemnitor has not engaged in any Hazardous Material Activity at, in, on, under, about, or from the Prope1ty except in compliance with all applicable Environmental Laws and as disclosed in writing to Lender;

2.4 No Knowledge of Hazardous Materials. Neither Indemnitor nor any agent, affiliate, tenant, or of Indemnitor has received any notice or advice from any Governmental Authority or any source (including third parties) whatsoever with respect to Hazardous Materials in, on, at, under, about, from, or affecting the Property; nor have any of them received a written notice from any other third party alleging the occurrence of any Hazardous Material Activity in violation of any applicable Environmental Laws or demanding payment or contribution for environmental damage or injury to the Property; and Indemnitor has no knowledge of any prior owner or occupant of the Property receiving any such notice or advice;

2.5 No Border Zone Property Hazardous Waste Property. No portion of the Property contains or is located within Two Thousand (2,000) feet of a significant disposal of hazardous waste under Applicable Law that could cause the Property to be classified as a hazardous waste property or a border zone property; and

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2.6 No Underground storage/Hazardous Materials. No underground storage tanks or underground Hazardous Materials deposits are located on or under the Property.

2.7 No Investigation. The Property and Indemnitor are not in violation of any Environmental Laws or subject to any existing, pending, or threatened investigation by any Governmental Authority under any Environmental Laws.

2.8 Required Permits. Indemnitor has not obtained and is not required by any Environmental Laws to obtain any pe1mits or licenses to construct or use the Property or the Improvements (as defined in the Security Instrument).

2.9 No Prior Release. Indemnitor has conducted an appropriate inquiry into previous uses and ownership of the Property, and after such inquiry determined that no Hazardous Materials have been disposed of, transported, or released on or at the Property.

2.10 Adjacent Property. To the best of Indemnitor's knowledge and belief, after diligent investigation and inquiry, no real prope11y adjoining the Property is being used, or has ever been used at any previous time, for any Hazardous Material Activity, nor is any other real property adjoining the Property affected by Hazardous Materials contamination.

2.11 Not Subject to any Order. No investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Materials or Hazardous Materials contamination is proposed, threatened, anticipated, or in existence regarding the Property. The Property is not currently on, and to Indemnitor's knowledge, after diligent investigation and inqui1y, has never been on, any federal or state "Superfund" or "Super lien" list.

2.12 No Notice of Violation. Indemnitor nor, to the best of indemnitor’s knowledge and belief, after diligent investigation and inqui1y, any tenant of any portion of the Property has received any notice from any Governmental Authority regarding any violation of any Environmental Laws.

2.13 Compliant Use. The use that Indemnitor makes and intends to make of the Property shall not result in the disposal or release of any Hazardous Materials on, in, or to the Property.

3. Covenants of indemnitor. Indemnitor covenants as follows:

3.1 Asbestos Free Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, the Property is and shall be kept free of asbestos and asbestos-containing construction materials.

3.2 No Hazardous materials on Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, neither Indemnitor nor any occupant of the Property shall use, transport, store, treat, generate, handle, dispose of, or in any manner deal with Hazardous Materials on, in, at, about, or from the Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations, including Environmental Laws, and as disclosed in writing to Lender; nor shall Indemnitor or any occupant cause the Property to become subject to regulation as a hazardous waste treatment, storage, or disposal facility under any Environmental Law.

3.3 Compliance with Environmental Laws. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor shall comply with, and ensure compliance by all occupants, business invitees and other authorized or unauthorized persons on the premises, of the Property with, all Environmental Laws and shall keep the Property free and clear of any liens imposed pursuant to any Environmental Laws.

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3.4 Noti1v Lender of Hazardous Materials on Property. In the event that Indemnitor receives any notice or advice from any Governmental Authority or any source whatsoever with respect to Hazardous Materials in, on, under, from, or affecting the Prope11Y, Indemnitor shall immediately notify Lender, in writing.

3.5 Underground Storage Tanks on Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor shall not allow to exist on, under, or about the Property any underground storage tanks or underground Hazardous Materials deposits.

3.6 Discovery of Hazardous Materials on Property. If at any time Hazardous Materials are discovered in, on, under, or about the Property that do not comply with the provisions herein, Indemnitor shall immediately inforn1 Lender, in writing, of such and Indemnitor's proposed remedial program, and Indemnitor shall remove such Hazardous Materials from the Property or the groundwater underlying the Property or remediate the same in accordance with all requirements of the appropriate governmental entities. All remedial work shall be conducted and completed promptly, at Indemnitor's sole cost and expense, by a contractor or contractors approved by Lender.

3.7 Environmental Site Assessment. Indemnitor, at its sole expense, shall (i) perform any environmental site assessment or other investigation of environmental conditions in connection with the Property (including, without limitation, sampling, testing, and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid, or gas), pursuant to Lender's written request upon Lender's reasonable belief that the Property is not in full compliance with Environmental Laws or Permits; and (ii) if requested by Lender, share all reports, results, and correspondence related to such assessments or investigations with Lender. Indemnitor agrees to have any written reports structured to allow Lender (and any other party designated by Lender) to rely on such reports.

3.8 Lender's Right to Enter Property; Samples of Property; Payment violation of Environmental Laws. Indemnitee has the right, but not the obligation, after reasonable prior notice to Indemnitor to enter upon the Property at all reasonable times to assess the environmental condition of the Property, including, without limitation, to conduct any environmental assessment or audit (the scope of which shall be determined in Indemnitee's sole discretion) and to take samples of soil, groundwater or other water, air quality, and building materials, and to conduct other invasive testing. Such assessment or audit shall be conducted in such a manner to minimize interference with the conduct of business at the Property. Indemnitor agrees to reasonably cooperate in connection therewith. If any such unde11aking discloses that a violation of, or a liability under, any Environmental Law exists, or if such undertaking was required or prescribed by any Environmental Law or Governmental Authority, or if the inspection is performed while an Event of Default exists under any of the Loan Documents, then Indemnitor shall pay all reasonable costs and expenses incurred in connection with such undertaking; otherwise, the costs and expenses of such undertaking shall be paid by Indemnitee.

4. Indemnification From Indemnitor.

4.1 Indemnification. To the fullest extent permitted by law, Indemnitor agrees to indemnify, defend, protect, and hold harmless the Indemnitees from and against any and all Losses suffered, imposed on, or incurred by such indemnitee or asserted against such indemnity arising out of or as a result of any of the following:

4.1.1. Any breach of the representations, warranties, and covenants made by Indemnitor in this Indemnity;

4.1.2. Any investigation, inquiry, order, hearing, action, or other proceeding by or before any Governmental Authority in connection with any Hazardous Material Activity;

4.1.3. Any personal injury (including wrongful death) or Property damage (real or personal) arising out of or related to any occurrence or violation described above; or

4.1.4. Any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee that directly or indirectly relates to, arises from, or is based on any of the matters described above, or any allegation of any such matters.

5. Condition to Loan. Borrower acknowledges and agrees that Lender has made it a condition of making the Loan to Borrower that this Indemnity be executed and delivered by the Indemnitor in order to protect the Indemnitees from such liabilities, costs, and expenses as set fo11h in this Indemnity.

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6. Survival of Obligations. The rights of each Indemnitee under this Indemnity shall be in addition to any other rights and remedies of such Indemnitee against any Indemnitor under any other document or instrument now or hereafter executed by such Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such rights. Each Indemnitor agrees that it shall have no right of contribution (including, without limitation, any 1ight of contribution under CERCLA) or subrogation against any other Indemnitor under this Indemnity unless and until all obligations of such Indemnitor have been satisfied in full. Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth in this Indemnity is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of each Indemnitee against each Indemnitor under this Indemnity.

7. Interest. All obligations of the Indemnitor under this Indemnity shall be payable on demand, and any amount due and payable under this Indemnity to any Indemnitee by any Indemnitor that is not paid within thirty (30) days after written demand for it from an Indemnitee with an explanation of the amounts demanded shall bear interest from the date of such demand until paid at the default rate identified in the Secured Note.

8. Payment of Costs and Expenses. The Indemnitor shall pay to each Indemnitee all costs and expenses (including, without limitation, the reasonable fees and disbursements of any Indemnitee's outside legal counsel and the reasonable charges of any Indemnitee's in-house legal counsel) incurred by such Indemnitee in connection with, or the enforcement of, this Indemnity.

9. Binding on Successors; Joint and Several Liability_ This Indemnity shall be binding upon each Indemnitor, its heirs, representatives, administrators, executors, successors, and assigns and shall inure to the benefit of and shall be enforceable by each Indemnitee, its successors, endorsees, and assigns (including, without limitation, any entity to which the Lender assigns or sells all or any portion of its interest in the Loan). Any married person executing this Indemnity agrees that recourse may be had against community assets and against such person's separate prope11y for the satisfaction of all obligations. If this Indemnity is executed by more than one person or entity, the liability of each such person and entity shall be the joint and several obligations of each of them.

10. Governing Law; Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Indemnitor in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Prope11y under the Loan Documents shall be governed by and construed according to the laws of the state in which each Property is situated. To the fullest extent permitted by the law of the state in which each Property is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which each Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Indemnitor submits to personal jurisdiction in that form for any and all purposes. indemnitor waives any right Indemnitor may have to assert the doctrine of forum non convenience or to object to such venue.

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INDEMNITOR'S INITIALS: SL

11. CHOICE OF FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO EXTEND CREDIT TO INDEMNJTOR, INDEMNITOR AGREES THAT ANY ACTION, SUIT, OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS INDEMNITY, ITS VALIDITY, OR PERFORMANCE, WITHOUT LIMITATION ON THE ABILITY OF LENDER, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE ENFORCEMENT OF THIS INDEMNITY, MAY BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS. LENDER AND INDEMNJTOR EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY STATE COURT SITTING IN THE CITY OR COUNTY IN WHICH THE PROPERTY IS LOCATED, OR THE COUNTY IN WHICH NOTICE SHALL BE SENT TO LENDER PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AS DIRECTED BY LENDER, OR ANY UNITED STATES OF AMERICA COURT SITTING IN TEXAS HAVING JURISDICTION OVER THE SUBJECT MATTER AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO JNDEMNJTOR AND LENDER AT THEIR RESPECTIVE ADDRESSES AS SET FORTH BELOW (OR SUCH OTHER ADDRESS AS A PARTY MAY FROM TIME TO TIME DESIGNATE FOR ITSELF BY NOTICE TO THE OTHER PARTY) OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY JS LOCATED. JNDEMNJTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS INDEMNITY, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

12. Provisions Severable. Every provision of this Indemnity is intended to be severable. If any provision of this Indemnity or the application of any provision to any party or circumstance is declared to be illegal, invalid, or unenforceable for any reason by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions of this Indemnity or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.

13. No Waiver. No failure or delay on the pa11 of any Indemnitee to exercise any power, right, or privilege under this Indemnity shall impair any such power, right, or privilege, or be construed to be a waiver of any default or an acquiescence in such failure or delay, nor shall any single or partial exercise of such power, right, or privilege preclude other or further exercise of that or any other right, power, or privilege. No provision of this Indemnity may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

14. Counterparts; Section Captions. This Indemnity may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Indemnity with the same effect as if all parties had signed the same signature page. Any signature page of this Indemnity may be detached from any counterpart of this Indemnity and reattached to any other counterpart of this Indemnity identical in form but having attached to it one or more additional signature pages. Captions in sections are included for convenience only. They are not to be utilized in interpreting this Indemnity.

15. Confirmation of Authority. The Indemnitor (and their representatives, executing below) have full power, authority, and legal right to execute this Indemnity and to perform all of their obligations under this Indemnity.

16. Gender. As used in this Indemnity, the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

17. Merger. All prior understandings, representations, and agreements with respect to this Indemnity are merged into this Indemnity, which alone fully and completely expresses the agreement of the parties.

18. Loan Agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

19. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such te1m in the Loan Documents.

[SIGNATURES FOLLOW]

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INDEMNITOR:

BORROWER:

TIRIOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

/s/ Sachin Latawa

GUARANTOR:

SACHIN LATAWA

/s/ Sachin Latawa

Sachin Latawa, an individual

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EXHIBIT "A"

REAL PROPERTY DESCRIPTION

LOT 31, BLOCK X, SUNSET OAKS SECTION 4, PHASE 3B, SITUATED IN HAYS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN JNSTRUMENTNO. 24007019, PLAT RECORDS OF HAYS COUNTY, TEXAS.

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ENTITY CERTIFICATE

TO: House Max Funding, LLC, a Texas limited liability company ("Lender").

The undersigned, being all of the owners of TJRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TJRIOS PROPCO SERIES LLC, a Delaware series limited liability company (the "Company"), hereby certify to Lender as follows:

1. The Company is duly formed and validly existing under the laws of the state in which it was formed, and if the state of formation is not the same as the state in which the Property is located, the Company has been duly registered within the state in which the Property is located.

2. A true and complete copy of the documents that serve as evidence of the Company formation and that govern the operation of the Company and all amendments thereto (collectively, the "Entity Documents") are attached hereto and incorporated herein by reference as Exhibit A. The Entity Documents are in full force and effect, duly adopted, and have not been altered, amended, canceled, extended, modified, superseded, supplemented or terminated, except as set forth in Exhibit A.

3. Lender has agreed to extend a loan (the "Loan") in the amount of One Hundred Sixty-Five Thousand One Hundred Ninety-Three and 00/100 Dollars ($165,193.00). The Loan is to be made in accordance with the terms of the Secured Note, Security Instrument, and all other attendant documents executed in connection therewith (the "Loan Documents").

4. TIRIOS CORPORATION, a Delaware corporation has been duly appointed or elected as the Managing Member of the Company ("Authorized Person"), and, acting alone, shall have the full power and authority, in the name and on behalf of the Company, to:

a. execute and deliver to Lender any and all Loan Documents, including without limitation notes, deeds of trust, mortgages, assignments, security agreements, financing statements, indemnities, certificates, guarantees, pledges, subordinations, estoppels, and agreements, and any renewals, extensions, modifications and amendments thereto, all on such te1ms, in such amounts, and at such interest rates as may be acceptable to Authorized Person, its execution of such documents or instruments to be conclusive proof of its approval thereof; and

b. appoint one or more persons to deliver the items identified above to Lender on behalf of the Company.

5. The matters contained herein are intended as a specific identification of ce1tain powers and authority, and shall not be construed as a limitation on any powers or authority now or hereafter Authorized Person or the Company.

6. The authority given hereunder shall be deemed retroactive, and any and all acts authorized hereunder and previously perfo1med are hereby ratified and affirmed.

7. Unless and until Lender receives written notice to the contrary delivered pursuant to the notice provisions of the Loan Agreement, Lender may rely on the acts and signature of Autho1ized Person as being the valid and binding acts and signature of the Company.

8. Capitalized te1ms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement or the Security Instrument, each executed of even date herewith.

[SIGNATURES FOLLOW]

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Date: July 21, 2025

OWNERS: TIRIOS CORPORATION, A DELAWARE CORPORATION

/s/ Sachin Latawa

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Exhibit "A"

Entity Documents

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ANTI-MONEY LAUNDERING DECLARATION

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: July 21, 2025	Property Address: 172 Ammolite Ln, Maxwell, Texas 78656-2106

The Loan Agreement in addition to this Declaration requires that you affirm and declare that you and the source of all funds related to any and all payments made to Lender and any and all payments made in relation to the Loan are fully compliant with all applicable rules, regulations, opinions, and releases set forth by the U.S. Department of Treasury ("Treasury"), the Financial Crimes Enforcement Network ("FinCen"), the Internal Revenue Service ("IRS") and the Office of Foreign Asset Control ("OFAC").

NOTICE TO BORROWER:

Borrower attests to and affirms the following:

1. All funds paid in relation to this Loan, including, but not limited to, any deposits, fees, and any payments to be made to Lender under the Note shall be made with lawfully sourced funds which were/are deposited in a depository institution insured by a Federal or state agency located in the United States of America.

2. Borrower, its principals, subsidiaries, agents, and assigns are not subject to any inquiries, investigations, administrative hearings, and/or sanctions set forth by OFAC, Treasury, IRS, FinCen or other applicable Federal or state government agency as it pertains to money-laundering and/or tax fraud.

3. Borrower understands that any violation of the representations made in this Declaration by Borrower may be deemed an Event of Default under the Loan Agreement, Note, Security Instrument, and any other Loan Documents, and Lender may elect, in its absolute discretion, to accelerate the Loan and declare all outstanding amounts owing under the Loan Agreement, Note, Security Instrument, and other Loan Documents immediately due and payable.

4. Capitalized te1ms used but not defined herein shall have the meaning asc1ibed to such te1ms in the Loan Documents.

I acknowledge receipt of the above and certify my full understanding of all of the terms and conditions of the Loan Agreement, Note, Deed of Trust and other Loan Documents. including this Declaration as of the date set forth above.

[SIGNATURES FOLLOW]

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BORROWER:

TIRIOS PROPCO SERIES LLC -172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

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 WHEN RECORDED, RETURN TO:

House Max Funding, LLC, a Texas limited liability company

3711 S Mopac Expy Bldg 2 Ste 400

Austin, Texas 78746-8014

Loan No. 120205

Pro c      ID No.: Rl4906

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, FIXTURE

FILING, AND SECURITY AGREEMENT

Note Amount: $165,193.00

Property Address:172 Ammolite Ln, Maxwell, Texas 78656-2106

THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH THE TEXAS UNIFORM COMMERCIAL CODE.

This Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the "Security Instrument" or "Deed of Trust") is made as of July 21, 2025, among TIRIOS PROPCO SERIES LLC - 172 AMMOLITE, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company ("Borrower"), whose address is 103 Saddle Ridge Dr, Cedar Park, Texas 78613-7473; Tolesoaz Corp. d/6/a Total Lender Solutions, as trustee ("Trustee") whose address is 5900 Balcones Drive, Suite 100, Austin, Texas 78731; and HouseMax Funding, LLC, a Texas limited liability company, as beneficiary ("Lender"), whose address is 3711 S Mopac Expy Bldg 2 Ste 400, Austin, Texas 78746-8014.

TRANSFER OF RIGHTS IN THE PROPERTY

To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations (as defined in this Security Instrument), Borrower GRANTS, BARGAINS, SELLS, AND CONVEYS to Trustee the Mortgaged Property, with power of sale and right of entry, subject only to the Permitted Encumbrances, to have and to hold the Mortgaged Property to Trustee, its successors in trust, and the Trustee's assigns forever, and Borrower does hereby bind itself, its successors, and its assigns to warrant and forever defend the title to the Mortgaged Property to Trustee against anyone lawfully claiming it or any part of it; provided, however, that if the Indebtedness is paid in full as and when it becomes due and payable and the Obligations are performed on or before the date they are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate; otherwise, they shall remain in full force and effect. As additional security for the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower grants to Lender a secu1ity interest in the Fixtures, Leases, and Rents under Article Nine of the Uniform Commercial Code in effect in the state where the Mortgaged Property is located. Borrower further grants, bargains, conveys, assigns, transfers, and sets over to Trustee, acting as both a trustee and an agent for Lender under this Security Instrument, a security interest in and to all of Borrower's right, title, and interest in, to, and under the Fixtures, Leases, Rents, and Mortgaged Property (to the extent characterized as personal property) to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.

Borrower agrees to execute and deliver, from time to time, such further instruments, including, but not limited to, security agreements, assignments, and UCC financing statements, as may be requested by Lender to confirm the lien of this Security Instrument on any of the Mortgaged Property. Borrower further irrevocably grants, transfers, and assigns to Lender the Rents. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property.

TO MAINTAIN AND PROTECT THE SECURITY OF THIS SECURITY INSTRUMENT, TO SECURE THE FULL AND TIMELY PERFORMANCE BY BORROWER OF EACH AND EVERY OBLIGATION, COVENANT, AND AGREEMENT OF BORROWER UNDER THE LOAN DOCUMENTS, AND AS ADDITIONAL CONSIDERATION FOR THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, BORROWER HEREBY COVENANTS, REPRESENTS, AND AGREES AS FOLLOWS:

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DEFINITIONS.

1. Definitions. For purposes of this Security Instrument, each of the following terms shall have the following respective meanings:

1.1 "Attorneys' Fees." Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender in protecting its interests in the Mortgaged Property, including, but not limited to, any action for waste, and enforcing its rights under this Security Instrument.

1.2 "Borrower."

1.2.1. The named Borrower in this Security Instrument;

1.2.2. The obligor under the Note, whether or not named as Borrower in this Security Instrument; and

I .2.3. Subject to any limitations of assignment as provided for in the Loan Documents, the heirs, legatees, devisees, administrators, executors, successors in interest to the Mortgaged Property, and the assigns of any such Person. All references to Borrower in the remainder of the Loan Documents shall mean the obligor under the Note.

1.3 "Event of Default." An Event of Default as defined in the Loan Agreement.

1.4 "Fixtures." All right, title, and interest of Borrower in and to all materials, supplies, equipment, apparatus, and other items now or later attached to, installed on or in the Land or the Improvements, or that in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the state where the Mortgaged Property is located, including the Uniform Commercial Code. "Fixtures" includes, without limitation, all items to the extent that they may be deemed Fixtures under Governmental Requirements.

1.5 "Gove1·nmental authority." Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.6 "Governmental Requirements." Any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.7 "Impositions." All real estate and personal property taxes, water, gas, sewer, electricity, and other utility rates and charges; charges imposed under any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges, and assessments and any interest, costs, or penalties of any kind and nature that at any time before or after the execution of this Security Instrument may be assessed, levied, or imposed on the Mortgaged Property or on its ownership, use, occupancy, or enjoyment.

1.8 "Improvements." Any and all buildings, structures, improvements, fixtures, and appurtenances now and later placed on the Mortgaged Property, including, without limitation, all apparatus and equipment, whether or not physically affixed to the land or any building, which is used to provide or supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dish washing, garbage disposal, or other services; and all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools, spas, pool and spa operation and maintenance equipment and apparatus, and trees and plants located on the Mortgaged Property, all of which, including replacements and additions, shall conclusively be deemed to be affixed to and be part of the Mortgaged Property conveyed to Trustee under this Security Instrument.

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1.9 "Indebtedness." The principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.9.1. The Note (including, without limitation, any prepayment premium, late payment, and other charges payable under the Note);

1.9.2. The Loan Agreement;

1.9.3. This Security Instrument and all other Loan Documents;

1.9.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.9.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Obligations evidenced by such document are secured by the terms of this Security Instrument, including, but not limited to, funds advanced to protect the security or p1iority of the Security Instrument; and

1.9.6. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.10 "Land." The real estate or any interest in it described in Exhibit "A" attached to this Security Instrument and made a part of it, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant to it.

1.11 "Leases." Any and all leases, subleases, licenses, concessions, or other agreements (written or verbal, now or later in effect) that grant an interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts that in any way relate to the use, occupancy, operation, maintenance, enjoyment, or ownership of the Mortgaged Property, except any and all leases, subleases, or other agreements under which Borrower is granted a possessory interest in the Land.

1.12 "Lender." The named Lender in this Security Instrument and the owner and holder (including a pledgee) of any Note, Indebtedness, or Obligations secured by this Security Instrument, whether or not named as Lender in this Security Instrument, and the heirs, legatees, devisees, administrators, executors, successors, and assigns of any such Person.

1.13 "Loan." The extension of credit made by Lender to Borrower under the terms of the Loan Documents.

1.14 "Loan Agreement." The Loan and Security Agreement given by Borrower evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments thereto.

1.15 "Loan Documents." Collectively, this Security Instrument, the Note, and all other instruments and agreements required to be executed by Borrower or any guarantor in connection with the Loan. Notwithstanding the foregoing, when used in the definitions of Indebtedness and Obligations, and in relation to the discussion of the Obligations and Indebtedness that are secured by this Security Instrument, the term "Loan Documents" specifically excludes any Guaranty and the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and/or any guarantor of the Loan, each of which are not secured by this Security Instrument.

1.16 "Mortgaged Property." The Land, Improvements, Fixtures, Leases, and Rents that is described as follows:

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SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF,

commonly known as:

172 Ammolite Ln, Maxwell, Texas 78656-2106

Property JD No.: Rl4906

together with:

1.16.1. All right, title, and interest (including any claim or demand or demand in law or equity) that Borrower now has or may later acquire in or to such Mortgaged Property; all easements, rights, privileges, tenements, hereditaments, and appurtenances belonging or in any way appertaining to the Mortgaged Prope1ty; all of the estate, right, title, interest, claim, demand, reversion, or remainder of Borrower in or to the Mortgaged Property, either at law or in equity, in possession or expectancy, now or later acquired; all crops growing or to be grown on the Mortgaged Property; all development rights or credits and air rights; all water and water rights (whether or not appurtenant to the Mortgaged Property) and shares of stock pertaining to such water or water rights, ownership of which affects the Mortgaged Property; all minerals, oil, gas, and other hydrocarbon substances and 1ights thereto in, on, under, or upon the Mortgaged Property and all royalties and profits from any such rights or shares of stock; all right, title, and interest of Borrower in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part of it that Borrower now owns or at any time later acquires and all adjacent lands within enclosures or occupied by buildings partly situated on the Mortgaged Property;

1.16.2. All intangible Mortgaged Property and rights relating to the Mortgaged Property or its operation or used in connection with it, including, without limitation, pem1its, licenses, plans, specifications, construction contracts, subcontracts, bids, deposits for utility services, installations, refunds due Borrower, trade names, trademarks, and service marks;

1.16.3. All of the right, title, and interest of Borrower in and to the land lying in the bed of any street, road, highway, or avenue in front of or adjoining the Land;

1.16.4. Any and all awards previously made or later to be made by any Governmental Authority to the present and all subsequent owners of the Mortgaged Property that may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease of value of the Mortgaged Property, which award or awards are assigned to Lender and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of any such award or awards from the authorities making them and to give proper receipts and acquittances for them;

1.16.5. All certificates of deposit of Borrower in Lender's possession and all bank accounts of Bo1Tower with Lender and their proceeds, and all deposits of Borrower with any Governmental Authority and/or public utility company that relate to the ownership of the Mortgaged Property;

1.16.6. All Leases of the Mortgaged Property or any part of it now or later entered into and all right, title, and interest of Borrower under such Leases, including cash or securities deposited by the tenants to secure perfo1mance of their obligations under such Leases (whether such cash or securities are to be held until the expiration of the terms of such Leases or applied to one or more installments of rent coming due immediately before the expiration of such terms), all rights to all insurance proceeds and unearned insurance premiums arising from or relating to the Mortgaged Prope1ty, all other rights and easements of Borrower now or later existing pertaining to the use and enjoyment of the Mo1igaged Property, and all right, title, and interest of Borrower in and to all declarations of covenants, conditions, and restrictions as may affect or otherwise relate to the Mo1igaged Prope11y;

1.16.7. Any and all proceeds of any insurance policies covering the Mortgaged Property, whether or not such insurance policies were required by Lender as a condition of making the Loan secured by this Security Instrument or are required to be maintained by Bo1rnwer as provided below in this Security Instrument; which proceeds are assigned to Lender, and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of such insurance policies from the insurers issuing the same and to give proper receipts and acquittances for such policies, and to apply the same as provided below;

1.16.8. If the Mo1igaged Prope1ty includes a leasehold estate, all of Borrower's right, title, and interest in and to the lease, more particularly described in Exhibit "A" attached to this Security Instrument (the "Leasehold") including, without limitation, the right to surrender, terminate, cancel, waive, change, supplement, grant subleases of, alter, or amend the Leasehold;

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1.16.9. All plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants' security deposits; provided, however, that if Lender acquires possession or control of tenants' security deposits Lender shall use the tenants' security deposits only for such purposes as Governmental Requirements permit), funds, accounts, contract rights, instruments, documents, general intangibles, and notes or chattel paper arising from or in connection with the Mortgaged Property; all permits, licenses, certificates, and other rights and privileges obtained in connection with the Mortgaged Property; all soils reports, engineering reports, land planning maps, drawings, construction contracts, notes, drafts, documents, engineering and architectural drawings, letters of credit, bonds, surety bonds, any other intangible rights relating to the Land and Improvements, surveys, and other reports, exhibits, or plans used or to be used in connection with the construction, planning, operation, or maintenance of the Land and Improvements and all amendments and modifications; all proceeds a1ising from or by virtue of the sale, lease, grant of option, or other disposition of all or any part of the Mortgaged Property (consent to same is not granted or implied); and all proceeds (including premium refunds) payable or to be payable under each insurance policy relating to the Mortgaged Property;

1.16.10. All trade names, trademarks, symbols, service marks, and goodwill associated with the Mortgaged Property and any and all state and federal applications and registrations now or later used in connection with the use or operation of the Mortgaged Property;

1.16.11. All tax refunds, bills, notes, inventories, accounts and charges receivable, credits, claims, securities, and documents of all kinds, and all instruments, contract rights, general intangibles, bonds and deposits, and all proceeds and products of the Mortgaged Property;

1.16.12. All money or other personal property of Borrower (including, without limitation, any instrument, deposit account, general intangible, or chattel paper, as defined in the Uniform Commercial Code) previously or later delivered to, deposited with, or that otherwise comes into Lender's possession;

1.16.13. All accounts, contract rights, chattel paper, documents, instruments, books, records, claims against third parties, money, securities, drafts, notes, proceeds, and other items relating to the Mortgaged Property;

1.16.14. All construction, supply, engineering, and architectural contracts executed and to be executed by Borrower for the construction of the Improvements; and

1.16.15. All proceeds of any of the foregoing. As used in this Security Instrument, "Mortgaged Property" is expressly defined as meaning all or, when the context pe1mits or requires, any portion of it and all or, when the context permits or requires, any interest in it.

1.17 "Note." The Secured Note payable by Borrower to the order of Lender in the principal amount of One Hundred Sixty-Five Thousand One Hundred Ninety-Three and 00/100 Do11ars ($165,193.00), which matures on August 1, 2055, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.18 "Obligations." Any and all of the covenants, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower to Lender or Trustee as set forth in the Loan Documents; any lease, sublease, or other agreement under which Borrower is granted a possessory interest in the Land; each obligation, covenant, and agreement of Borrower in the Loan Documents or in any other document executed by Borrower in connection with the loan(s) secured by this Security Instrument whether set forth in or incorporated into the Loan Documents by reference; each and every monetary provision of all covenants, conditions, and restrictions, if any, pertaining to the Mortgaged Property and on Lender's written request, the enforcement by Borrower of any covenant by third pai1ies to pay maintenance or other charges, if they have not been paid, or valid legal steps taken to enforce such payment within 90 days after such written request is made; if the Mortgaged Prope11y consists of or includes a leasehold estate, each obligation, covenant, and agreement of Borrower arising under, or contained in, the instrument(s) creating any such leasehold; all agreements of Borrower to pay fees and charges to Lender whether or not set forth in this Security Instrument; and charges, as allowed by law, when they are made for any statement regarding the obligations secured by this Security Instrument.

The Obligations specifically exclude any Guaranty and the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and/or any guarantor of the Loan, which is not secured by this Security Instrument.

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1.19 "Permitted Encumbrances." At any particular time, (a) liens for taxes, assessments, or governmental charges not then due and payable or not then delinquent; (b) liens, easements, encumbrances, and restrictions on the Mortgaged Property that are allowed by Lender to appear in a TLTA title policy to be issued to Lender following recordation of the Security Instrument; and (c) liens in favor of or consented to in writing by Lender.

1.20 "Person." Natural persons, corporations, partnerships, unincorporated associations, joint ventures, and any other form of legal entity.

1.21 "Personally." All of the right, title, and interest of Borrower in and to all tangible and intangible personal property, whether now owned or later acquired by Borrower, including, but not limited to, water rights (to the extent they may constitute personal property), all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, letter-of-credit rights, deposit accounts, investment prope11y, documents, minerals, crops, and timber (as those terms are defined in the Uniform Commercial Code) and that are now or at any later time located on, attached to, installed, placed, used on, in connection with, or are required for such attachment, installation, placement, or use on the Land, the Improvements, Fixtures, or on other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, modifications to the Land or Improvements, extensions, renewals, and enlargements and proceeds of the Land or Improvements, substitutions for, and income and profits from, the Land or Improvements. The Personal items includes, but is not limited to, all goods, machinery, tools, equipment (including fire sprinklers and alarm systems); building materials, air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, maintenance, extermination of vermin or insects, dust removal, refuse and garbage equipment; vehicle maintenance and repair equipment; office furniture (including tables, chairs, planters, desks, sofas, shelves, lockers, and cabinets); safes, furnishings, appliances (including ice-making machines, refrigerators, fans, water heaters, and incinerators); rugs, carpets, other floor coverings, draperies, drapery rods and brackets, awnings, window shades, venetian blinds, cm1ains, other window coverings; lamps, chandeliers, other lighting fixtures; office maintenance and other supplies; loan commitments, financing arrangements, bonds, construction contracts, leases, tenants' security deposits, licenses, permits, sales contracts, option contracts, lease contracts, insurance policies, proceeds from policies, plans, specifications, surveys, books, records, funds, bank deposits; and all other intangible personal property. Personal items also includes any other portion or items of the Mortgaged Property that constitute personal property under the Uniform Commercial Code.

1.22 "Rents." All rents, issues, revenues, income, proceeds, royalties, profits, license fees, prepaid municipal and utility fees, bonds, and other benefits to which Borrower or the record title owner of the Mortgaged Prope11Y may now or later be entitled from or which are derived from the Mortgaged Property, including, without limitation, sale proceeds of the Mortgaged Prope11y; any room or space sales or rentals from the Mortgaged Property; and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

1.23 "Uniform Commercial Code." The uniform commercial code as found in the statutes of the state in which the Mortgaged Prope11y is located.

1.24 "Water Rights." All water rights of whatever kind or character, surface or underground, appropriative, decreed, or vested, that are appurtenant to the Mortgaged Property or otherwise used or useful in connection with the intended development of the Mortgaged Property.

Any terms not otherwise defined in this Security Instrument shall have the meaning given them in the Loan Agreement and Note, dated of even date herewith between Borrower and Lender.

UNIFORM COVENANTS

2. Repair and Maintenance of Mortgaged Property. Borrower shall (a) keep the Mortgaged Property in good condition and repair; (b) not substantially alter, remove, or demolish the Mortgaged Property or any of the Improvements except when incident to the replacement of Fixtures, equipment, machinery, or appliances with items of like kind; (c) restore and repair to the equivalent of its original condition all or any pai1 of the Mortgaged Property that may be damaged or destroyed, including, but not limited to, damage from te1mites and dry rot, soil subsidence, and construction defects, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Security Instrument; (d) pay when due all claims for labor performed, services performed, equipment provided and materials furnished in connection with the Mortgaged Property and not permit any mechanics' or materialman's lien to arise against the Mortgaged Property or furnish a loss or liability bond against such mechanics' or materialman's lien claims; (e) comply with all laws affecting the Mortgaged Property or requiring that any alterations, repairs, replacements, or improvements be made on it; (f) not commit or permit waste on or to the Mortgaged Property, or commit, suffer, or permit any act or violation of law to occur on it; (g) not abandon the Mm1gaged Property; (h) cultivate, irrigate, fertilize, fumigate, and prune in accordance with prudent agricultural practices; (i) if required by Lender, provide for management satisfactory to Lender under a management contract approved by Lender; (j) notify Lender in writing of any condition at or on the Mortgaged Property that may have a significant and measurable effect on its market value; (k) if the Mortgaged Property is rental property, generally operate and maintain it in such manner as to realize its maximum rental potential; and (l) do all other things that the character or use of the Mortgaged Property may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Security Instrument.

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3. Use of Mortgaged Property. Unless otherwise required by Governmental Requirements or unless

Lender otherwise provides prior written consent, Borrower shall not change, nor allow changes in, the use of the Mortgaged Property from the current use of the Mortgaged Property as of the date of this Security Instrument. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender's prior written consent.

4. Condemnation and Insurance Proceeds.

4.1 Assignment to Lender. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any pa11 of it, or for conveyance in lieu of condemnation, are assigned to and shall be paid to Lender, regardless of whether Lender's security is impaired. All causes of action, whether accrued before or after the date of this Security Instrument, of all types for damages or injury to the Mortgaged Prope11y or any pa11 of it, or in connection with any transaction financed by funds lent to Borrower by Lender and secured by this Security Instrument, or in connection with or affecting the Mortgaged Property or any pa11 of it, including, without limitation, causes of action arising in tort or contract or in equity, are assigned to Lender as additional security, and the proceeds shall be paid to Lender. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement of such action. Borrower shall notify Lender in writing immediately on obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $2,000.00 or knowledge of the institution of any proceeding relating to condemnation or other taking of or damage or injury to all or any portion of the Mortgaged Property. Lender, in its sole and absolute discretion, may participate in any such proceedings and may join Borrower in adjusting any loss covered by insurance. Bo1Tower covenants and agrees with Lender, at Lender's request, to make, execute, and deliver, at Borrower's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards, causes of action, or claims of damages or proceeds to Lender free, clear, and discharged of any and all encumbrances of any kind or nature.

4.2 Insurance Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Lender may become entitled with respect to the Mortgaged Prope1ty if any damage or injury occurs to the Mortgaged Property, other than by a partial condemnation or other partial taking of the Mortgaged Property, shall be paid over to Lender and shall be applied first toward reimbursement of all costs and expenses of Lender in connection with their recovery and disbursement, and shall then be applied as follows:

4.2.1. Lender shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged only if Borrower has met all the following conditions (a breach of any one of which shall constitute a default under this Security Instrument, the Loan Agreement, the Note, and any other Loan Documents): (a) Borrower is not in default under any of the terms, covenants, and conditions of the Loan Documents; (b) all then-existing Leases affected in any way by such damage will continue in full force and effect; (c) Lender is satisfied that the insurance or award proceeds, plus any sums added by Borrower, shall be sufficient to fully restore and rebuild the Mortgaged Property under then current Governmental Requirements; (d) within 60 days after the damage to the Mortgaged Property, Borrower presents to Lender a restoration plan satisfactory to Lender and any local planning department, which includes cost estimates and schedules; (e) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to Lender within 30 days after receipt by Lender of the restoration plan and thereafter approved by Lender, which plans, specifications, and drawings shall not be substantially modified, changed, or revised without Lender's prior written consent; (f) within 3 months after such damage, Borrower and a licensed contractor satisfactory to Lender enter into a fixed price or guaranteed maximum price contract satisfactory to Lender, providing for complete restoration in accordance with such restoration plan for an amount not to exceed the amount of funds held or to be held by Lender; (g) all restoration of the Improvements so damaged or destroyed shall be made with reasonable promptness and shall be of a value at least equal to the value of the Improvements so damaged or destroyed before such damage or destruction; (h) Lender reasonably determines that there is an identified source (whether from income from the Mortgaged Property, rental loss insurance, or another source) sufficient to pay all debt service and operating expenses of the Mortgaged Property during its restoration as required above; and (i) any and all funds that are made available for restoration and rebuilding under this Section shall be disbursed, at Lender's sole and absolute discretion to Lender, through Lender, the Trustee, or a title insurance or trust company satisfactory to Lender, in accordance with standard construction lending practices, including a reasonable fee payable to Lender from such funds and, if Lender requests, mechanics' lien waivers and title insurance date-downs, and the provision of payment and performance bonds by Borrower, or in any other manner approved by Lender in Lender's sole and absolute discretion; or

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4.2.2. If fewer than all conditions (a) through (i) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Lender (a) to the payment or prepayment, with any applicable prepayment premium, of any Indebtedness secured by this Security Instrument in such order as Lender may determine, or (b) to the reimbursement of Borrower's expenses incurred in the rebuilding and restoration of the Mortgaged Property. If Lender elects under this Section to make any funds available to restore the Mortgaged Property, then all of conditions (a) through (i) above shall apply, except for such conditions that Lender, in its sole and absolute discretion, may waive.

4.3 Material Loss Not Cove1·cd. If any material part of the Mortgaged Property is damaged or destroyed and the loss, measured by the replacement cost of the Improvements according to then current Governmental Requirements, is not adequately covered by insurance proceeds collected or in the process of collection, Borrower shall deposit with Lender, within 30 days after Lender's request, the amount of the loss not so covered.

4.4 Total Condemnation Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Lender and shall be applied first to reimbursement of all Lender's costs and expenses in connection with their recovery, and shall then be applied to the payment of any Indebtedness secured by this Security Instrument in such order as Lender may determine, until the Indebtedness secured by this Security Instrument has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the Indebtedness secured by this Security Instrument shall be paid to Borrower as its interest may then appear.

4.5 Partial Condemnation Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments ("Awarded Funds") that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a partial condemnation or other partial taking of the Mortgaged Property, unless Borrower and Lender otherwise agree in writing, shall be divided into two portions, one equal to the principal balance of the Note at the time of receipt of such Awarded Funds and the other equal to the amount by which such Awarded Funds exceed the principal balance of the Note at the time of receipt of such Awarded Funds. The first such portion shall be applied to the sums secured by this Security Instrument, whether or not then due, including but not limited to principal, accrued interest, and advances, and in such order or combination as Lender may determine, with the balance of the funds paid to Borrower.

4.6 Cure ofWaive1· of Default. Any application of such Awarded Funds or any portion of it to any Indebtedness secured by this Security Instrument shall not be construed to cure or waive any default or notice of default under this Security Instrument or invalidate any act done under any such default or notice.

5. Taxes and Other Sums Due. Borrower shall promptly pay, satisfy, and discharge: (a) all Impositions affecting the Mortgaged Prope11Y before they become delinquent; (b) such other amounts, chargeable against Borrower or the Mortgaged Property, as Lender reasonably deems necessary to protect and preserve the Mortgaged Property, this Security Instrument, or Lender's security for the performance of the Obligations; (c) all encumbrances, charges, and liens on the Mortgaged Property, with interest, which in Lender's judgment are, or appear to be, prior or superior to the lien of this Security Instrument or all costs necessary to obtain protection against such lien or charge by title insurance endorsement or surety company bond; (d) such other charges as Lender deems reasonable for services rendered by Lender at Borrower's request; and (e) all costs, fees, and expenses incurred by Lender in connection with this Security Instrument, whether or not specified in this Security Instrument.

On Lender's request, Borrower shall promptly furnish Lender with all notices of sums due for any amounts specified in the preceding clauses S(a) through (e), and, on payment, with written evidence of such payment. If Borrower fails to promptly make any payment required under this Section, Lender may (but is not obligated to) make such payment. Borrower shall notify Lender immediately on receipt by Borrower of notice of any increase in the assessed value of the Mortgaged Property and agrees that Lender, in Borrower's name, may (but is not obligated to) contest by appropriate proceedings such increase in assessment. Without Lender's prior written consent, Borrower shall not allow any lien inferior to the lien of this Security Instrument to be perfected against the Mortgaged Property and shall not permit any improvement bond for any unpaid special assessment to issue.

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6. Leases of Mortgaged Property by Borrower. At Lender's request, Borrower shall furnish Lender with executed copies of all Leases of the Mortgaged Property or any portion of it then in force. If Lender so requires, all Leases later entered into by Borrower are subject to Lender's prior review and approval and must be acceptable to Lender in form and content. Each Lease must specifically provide, inter alia, that (a) it is subordinate to the lien of this Security Instrument; (b) the tenant attorns to Lender (and Borrower consents to any such atonement), such attornment to be effective on Lender's acquisition of title to the Mortgaged Property; (c) the tenant agrees to execute such further evidence of attornment as Lender may from time to time request; (d) the tenant's attornment shall not be terminated by foreclosure; and (e) Lender, at Lender's option, may accept or reject such attornment. If Borrower learns that any tenant proposes to do, or is doing, any act that may give rise to any right of setoff against Rent, Borrower shall immediately (i) take measures reasonably calculated to prevent the accrual of any such right of setoff; (ii) notify Lender of all measures so taken and of the amount of any setoff claimed by any such tenant; and (iii) within 10 days after the accrual of any right of setoff against Rent, reimburse any tenant who has acquired such right, in full, or take other measures that will effectively discharge such setoff and ensure that rents subsequently due shall continue to be payable without claim of setoff or deduction.

At Lender's request, Borrower shall assign to Lender, by written instrument satisfactory to Lender, all Leases of the Mortgaged Property, and all security deposits made by tenants in connection with such Leases. On assignment to Lender of any such Lease, Lender shall succeed to all rights and powers of Borrower with respect to such Lease, and Lender, in Lender's sole and absolute discretion, shall have the right to modify, extend, or terminate such Lease and to execute other further leases with respect to the Mortgaged Property that is the subject of such assigned Lease.

Neither Borrower, tenant nor any other occupant of the Mortgaged Property shall use the Mortgaged Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations; nor shall Borrower, tenant or any other occupant cause the Mortgaged Property to become subject to any use that is not in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations.

If Borrower suspects any tenant or other occupant of the Mortgaged Property is using the Mortgaged Property in a manner that is not in compliance with any Governmental Requirement to which Borroower, tenant, or any other occupant of the Mortgaged Property is subject, Borrower shall immediately take appropriate action to remedy the violation, and shall notify Lender of any potential violation within one (1) day of discovery of any such potential violation. Any potential violation by a tenant or any other occupant of the Mortgaged Property of any Governmental Requirement is an Event of Default under the terms of the Loan Agreement, the Note and this Security Instrument; and upon the occurrence of any such violation, Lender, at Lender's option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

7. Right to Collect and Receive Rents. Despite any other provision of this Security Instrument, Lender grants permission to Borrower to collect and retain the Rents of the Mortgaged Property as they become due and payable; however, such permission to Borrower shall be automatically revoked on default by Borrower in payment of any Indebtedness secured by this Security Instrument or in the performance of any of the Obligations, and Lender shall have the rights set forth in the laws and regulations where the Mortgaged Property is located regardless of whether declaration of default has been delivered, and without regard to the adequacy of the security for the Indebtedness secured by this Security Instrument. Failure of or discontinuance by Lender at any time, or from time to time, to collect any such Rents shall not in any manner affect the subsequent enforcement by Lender at any time, or from time to time, of the right, power, and authority to collect these Rents. The receipt and application by Lender of all such Rents under this Security Instrument, after execution and delivery of declaration of default and demand for sale as provided in this Security Instrument or during the pendency of trustee's sale proceedings under this Security Instrument or judicial foreclosure, shall neither cure such breach or default nor affect such sale proceedings, or any sale made under them, but such Rents, less all costs of operation, maintenance, collection, and Attorneys' Fees, when received by Lender, may be applied in reduction of the entire Indebtedness from time to time secured by this Security Instrument, in such order as Lender may decide. Nothing in this Security Instrument, nor the exercise of Lender's right to collect, nor an assumption by Lender of any tenancy, lease, or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Security Instrument to, any such tenancy, lease, or option, shall be, or be construed to be, an affirmation by Lender of any tenancy, lease, or option.

If the Rents of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an Indebtedness of Borrower to Lender secured by this Security Instrument. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable on notice from Lender to Borrower requesting such payment and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to Governmental Requirements, in which event the amounts shall bear interest at the highest rate that may be collected from Borrower under Governmental Requirements.

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Borrower expressly understands and agrees that Lender will have no liability to Borrower or any other person for Lender's failure or inability to collect Rents from the Mortgaged Prope1ty or for failing to collect such Rents in an amount that is equal to the fair market rental value of the Mortgaged Property. Borrower understands and agrees that neither the assignment of Rents to Lender nor the exercise by Lender of any of its rights or remedies under this Security Instrument shall be deemed to make Lender a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it, unless and until Lender, in person or by agent, assumes actual possession of it. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of the Mortgaged Property or any part of it by such receiver be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it. During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower's funds and property, but shall be promptly paid over to Lender.

8. Assignment of Causes of Action, Awards. and Damages. All causes of action, and all sums due or payable to Borrower for injury or damage to the Mortgaged Property, or as damages incurred in connection with the transactions in which the Loan secured by this Security Instrument was made, including, without limitation, causes of action and damages for breach of contract, fraud, concealment, construction defects, or other torts, or compensation for any conveyance in lieu of condemnation, are assigned to Lender, and all proceeds from such causes of action and all such sums shall be paid to Lender for credit against the Indebtedness secured by this Security Instrument. Borrower shall notify Lender immediately on receipt by Borrower of notice that any such sums have become due or payable and, immediately on receipt of any such sums, shall promptly remit such sums to Lender.

After deducting all expenses, including Attorneys' Fees, incurred by Lender in recovering or collecting any sums under this Section, Lender may apply or release the balance of any funds received by it under this Section, or any part of such balance, as it elects. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any cause of action assigned to it under this Section and may make any compromise or settlement in such action whatsoever. Borrower covenants that it shall execute and deliver to Lender such further assignments of any such compensation awards, damages, or causes of action as Lender may request from time to time. If Lender fails or does not elect to prosecute any such action or proceeding and Borrower elects to do so, Borrower may conduct the action or proceeding at its own expense and risk.

9. Defense of Security Instrument; Litigation. Borrower represents and warrants that this Security Instrument creates a first position lien and security interest against the Mortgaged Property. Borrower shall give Lender immediate written notice of any action or proceeding (including, without limitation, any judicial, whether civil, criminal, or probate, or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender's security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents. Despite any other provision of this Security Instrument, Borrower agrees that Lender or Trustee may (but is not obligated to) commence, appear in, prosecute, defend, compromise, and settle, in Lender's or Borrower's name, and as attorney-in-fact for Borrower, and incur necessary costs and expenses, including Attorneys' Fees in so doing, any action or proceeding, whether a civil, criminal, or probate judicial matter, nonjudicial proceeding, arbitration, or other alternative dispute resolution procedure, reasonably necessary to preserve or protect, or affecting or purporting to affect, the Mortgaged Property, this Security Instrument, Lender's security for performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender or Trustee under the Loan Documents, and that if Lender and Trustee elect not to do so, Borrower shall commence, appear in, prosecute, and defend any such action or proceeding. Borrower shall pay all costs and expenses of Lender and Trustee, including costs of evidence of title and Attorneys' Fees, in any such action or proceeding in which Lender or Trustee may appear or for which legal counsel is sought, whether by virtue of being made a party defendant or otherwise, and whether or not the interest of Lender or Trustee in the Mortgaged Property is directly questioned in such action or proceeding, including, without limitation, any action for the condemnation or partition of all or any portion of the Mortgaged Property and any action brought by Lender to foreclose this Security Instrument or to enforce any of its terms or provisions.

10. Borrower's Failure to Comply With Security Instrument. If Borrower fails to make any payment or do any act required by this Security Instrument, or if there is any action or proceeding (including, without limitation, any judicial or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender's security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender or Trustee under the Loan Agreement, the Note or this Security Instrument, Lender or Trustee may (but is not obligated to) (a) make any such payment or do any such act in such manner and to such extent as either deems necessary to preserve or protect the Mortgaged Property, this Security Instrument, or Lender's security for the performance of Borrower's Obligations and payment of the Indebtedness, or the rights or powers of Lender or Trustee under the Loan Documents, Lender and Trustee being authorized to enter on the Mortgaged Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, retain attorneys, and pay Attorneys' Fees incurred in connection with such action, without notice to or demand on Borrower and without releasing Borrower from any Obligations or Indebtedness.

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11. Sums Advanced to Bear Interest and to Be Secured by Security Instrument. At Lender's request, Borrower shall immediately pay any sums advanced or paid by Lender or Trustee under any provision of this Security Instrument or the other Loan Documents. Until so repaid, all such sums and all other sums payable to Lender and Trustee shall be added to, and become a part of, the Indebtedness secured by this Security Instrument and bear interest from the date of advancement or payment by Lender or Trustee at the Default Rate provided in the Note, regardless of whether an Event of Default has occurred, unless payment of interest at such rate would be contrary to Governmental Requirements. All sums advanced by Lender under this Security Instrument or the other Loan Documents, shall have the same priority to which the Security Instrument otherwise would be entitled as of the date this Security Instrument is executed and recorded, without regard to the fact that any such future advances may occur after this Security Instrument is executed, and shall conclusively be deemed to be mandatory advances required to preserve and protect this Security Instrument and Lender's security for the performance of the Obligations and payment of the Indebtedness, and shall be secured by this Security Instrument to the same extent and with the same priority as the principal and interest payable under the Note.

12. Inspection of Mo1·tgaged Property. In addition to any rights Lender may have under the laws and regulations where the Mortgaged Property is located, Lender may make, or authorize other persons, including, but not limited to, appraisers and prospective purchasers at any foreclosure sale commenced by Lender, to enter on or inspect the Mortgaged Property at reasonable times and for reasonable durations. Borrower shall permit all such entries and inspections to be made as long as Lender has given Borrower written notice of such inspection at least 24 hours before the entry and inspection.

13. Uniform Commercial Code Security Agreement. This Security Instrument is intended to be and shall constitute a security agreement under the Uniform Commercial Code for any of the Personal items specified as part of the Mortgaged Property that, under Governmental Requirements, may be subject to a security interest under the Uniform Commercial Code, and Borrower grants to Lender a security interest in those items. Borrower authorizes Lender to file financing statements in all states, counties, and other jurisdictions as Lender may elect, without Borrower's signature if permitted by law. Borrower agrees that Lender may file this Security Instrument, or a copy of it, in the real estate records or other appropriate index or in the Office of the Secretary of State and such other states as the Lender may elect, as a financing statement for any of the items specified above as part of the Mortgaged Property. Any reproduction of this Security Instrument or executed duplicate original of this Security Instrument, or a copy ce1tified by a County Recorder in the state where the Mortgaged Property is located, or of any other security agreement or financing statement, shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, at Lender's request, any UCC financing statements, as well as any extensions, renewals, and amendments, and copies of this Security Instrument in such form as Lender may require to perfect a security interest with respect to the Personal items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases of such statements, and shall pay all reasonable costs and expenses of any record searches for financing statements that Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created any other security interest in the items, including any replacements and additions.

On any Event of Default, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, may also invoke the remedies provided in the Non-Unifo1m Covenants section of this Security Instrument as to such items. In exercising any of these remedies, Lender may proceed against the items of Mortgaged Property and any items of Personal items separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Uniform Commercial Code or of the remedies provided in the Non-Uniform Covenants section of this Security Instrument.

14. Fixture Filing. This Security Instrument constitutes a financing statement filed as a fixture filing under the Uniform Commercial Code, as amended or recodified from time to time, covering any portion of the Mortgaged Property that now is or later may become a fixture attached to the Mortgaged Property or to any Improvement. The addresses of Borrower ("Debtor") and Lender ("Secured Party") are set forth on the first page of this Security Instrument.

15. Waiver of Statute of Limitations. Borrower waives the right to assert any statute of limitations as a defense to the Loan Documents and the Obligations secured by this Security Instrument, to the fullest extent permitted by Governmental Requirements.

16. Default. Any Event of Default, as defined in the Loan Agreement, shall constitute an "Event of Default" as that term is used in this Security Instrument (and the term "Default" shall mean any event which, with any required lapse of time or notice, may constitute an Event of Default, whether or not any such requirement for notice or lapse of time has been satisfied).

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17. Acceleration on Transfer or Encumbrance.

17.1 Acceleration on Transfer or Encumbrance of Mortgage Property. If Borrower sells, gives an option to purchase, exchanges, assigns, conveys, encumbe.rs (including, but not limited to PACE/HERO loans, any loans where payments are collected through prope1ty tax assessments, and super- voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance), transfers possession, or alienates all or any portion of the Mortgaged Property, or any of Borrower's interest in the Mortgaged Property, or suffers its title to, or any interest in, the Mortgaged Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; or if title to such Mortgaged Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent, then Lender, at Lender's option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents. For purposes of this Section "interest in the Mortgaged Prope1ty" means any legal or beneficial interest in the Mortgaged Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract, or escrow agreement, the intent of which is the transfer of title by Borrower to a purchaser at a future date.

17.2 Replacement Property. Notwithstanding anything to the contrary herein, Borrower may from time to time replace Personal items constituting a part of the Mortgaged Property, as long as (a) the replacements for such Personal items are of equivalent value and quality; (b) Borrower has good and clear title to such replacement Personal items free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors, or any other third parties in or to such replacement Personal items have been expressly subordinated to the lien of the Security Instrument in a manner satisfactory to Lender and at no cost to Lender; and (c) at Lender's option, Borrower provides at no cost to Lender satisfactory evidence that the Security Instrument constitutes a valid and subsisting lien on and security interest in such replacement Personal items of the same priority as this Security Instrument has on the Mortgaged Property and is not subject to being subordinated or its priority affected under any Governmental Requirements.

17.3 Junior Liens. If Lender consents in writing, in Lender's sole and absolute discretion, the due-on-encumbrance prohibition shall not apply to a junior voluntary deed of trust or mortgage lien in favor of another lender encumbering the Mortgaged Property (the principal balance of any such junior encumbrance shall be added to the principal balance of the Indebtedness for purposes of determining compliance with the financial covenants of the Loan Agreement and the Note). Borrower shall reimburse Lender for all out-of-pocket costs and expenses incurred in connection with such encumbrance. Should Borrower fail to obtain Lender's express written consent to any junior voluntary lien, then Lender, at Lender's option, may, without prior notice and subject to Applicable Law, declare all sums secured by this Security Instrument, regardless of any their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

18. Waiver of Marshaling. Despite the existence of interests in the Mortgaged Property other than that created by this Security Instrument, and despite any other provision of this Security Instrument, if Borrower defaults in paying the Indebtedness or in performing any Obligations, Lender shall have the right, in Lender's sole and absolute discretion, to establish the order in which the Mortgaged Prope1ty will be subjected to the remedies provided in this Security Instrument and to establish the order in which all or any part of the Indebtedness secured by this Security Instrument is satisfied from the proceeds realized on the exercise of the remedies provided in this Security Instrument. Borrower and any person who now has or later acquires any interest in the Mortgaged Property with actual or constructive notice of this Security Instrument waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Security Instrument or otherwise provided by Governmental Requirements.

19. Consents and Modifications; Borrower and Lien Not Released. Despite Borrower's default in the payment of any Indebtedness secured by this Security Instrument or in the performance of any Obligations under this Security Instrument or Borrower's breach of any obligation, covenant, or agreement in the Loan Documents, Lender, at Lender's option, without notice to or consent from Borrower, any guarantor of the Indebtedness and of Borrower’s Obligations under the Loan Documents, or any holder or claimant of a lien or interest in the Mortgaged Property that is junior to the lien of this Security Instrument, and without incurring liability to Borrower or any other person by so doing, may from time to time (a) extend the time for payment of all or any portion of Borrower's Indebtedness under the Loan Documents; (b) accept a renewal note or notes, or release any person from liability, for all or any portion of such Indebtedness; (c) agree with Borrower to modify the te1ms and conditions of payment under the Loan Documents; (d) reduce the amount of the monthly installments due under the Note; (e) reconvey or release other or additional security for the repayment of Borrower's Indebtedness under the Loan Documents; (f) approve the preparation or filing of any map or plat with respect to the Mortgaged Property; (g) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Security Instrument; and (h) agree with Borrower to modify the term, the rate of interest, or the period of amortization of the Note or alter the amount of the monthly installments payable under the Note. No action taken by Lender under this Section shall be effective unless it is in writing, subscribed by Lender, and, except as expressly stated in such writing, no such action wi11 impair or affect (i) Borrower's obligation to pay the Indebtedness secured by this Security Instrument and to observe all Obligations of Borrower contained in the Loan Documents; (ii) the guaranty of any Person of the payment of the Indebtedness secured by this Security Instrument; or (iii) the lien or priority of the lien of this Security Instrument. At Lender's request, Borrower shall promptly pay Lender a reasonable service charge, together with all insurance premiums and Attorneys' Fees as Lender may have advanced, for any action taken by Lender under this Section.

Whenever Lender's consent or approval is specified as a condition of any provision of this Security Instrument, such consent or approval shall not be effective unless such consent or approval is in writing, signed by two authorized officers of Lender.

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20. Future Advances. On request by Borrower, Lender, at Lender's option, may make future advances to Borrower. All such future advances, with interest, shall be added to and become a point of the Indebtedness secured by this Security Instrument when evidenced by promissory notes reciting that such note(s) are secured by this Security Instrument.

21. Prepayment. If the Loan Documents provide for a fee or charge as consideration for the acceptance of prepayment of principal, Borrower agrees to pay said fee or charge if the Indebtedness or any part of it shall be paid, whether voluntarily or involuntarily, before the due date stated in the Note, even if Borrower has defaulted in payment or in the performance of any agreement under the Loan Documents and Lender has declared all sums secured by this Security Instrument immediately due and payable.

22. Governing Law; Consent to Jurisdiction and Venue. This Loan is made by Lender and accepted by Borrower in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Mortgaged Property under the Loan Documents shall be governed by and construed according to the laws of the state in which the Mortgaged Property is situated. To the fullest extent permitted by the law of the state in which the Mortgaged Property is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which the Mortgaged Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Mortgaged Property, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non convenience or to object to such venue.

BORROWER'S INITIALS: SL

23. Taxation of Security Instrument. In the event of the enactment of any law deducting from the value of the Mortgaged Property any mortgage lien on it, or imposing on Lender the payment of all or part of the taxes, charges, or assessments previously paid by Borrower under this Security Instrument, or changing the law relating to the taxation of mortgages, debts secured by mortgages, or Lender's interest in the Mortgaged Prope11Y so as to impose new incidents of tax on Lender, then Borrower shall pay such taxes or assessments or shall reimburse Lender for them; provided, however, that if in the opinion of Lender's counsel such payment cannot lawfully be made by Borrower, then Lender may, at Lender's option, declare all sums secured by this Security Instrument to be immediately due and payable without notice to Borrower. Lender may invoke any remedies permitted by this Security Instrument.

24. Mechanic's Liens. Borrower shall pay from time to time when due, all lawful claims and demands of mechanics, materialmen, laborers, and others that, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part of it, or on the Rents arising therefrom, and in general shall do or cause to be done everything necessary so that the lien and security interest of this Security Instrument shall be fully preserved, at Borrower's expense, without expense to Lender; provided, however, that if Governmental Requirements empower Borrower to discharge of record any mechanic's, laborer's, mate1ialman's, or other lien against the Mortgaged Property by the posting of a bond or other security, Borrower shall not have to make such payment if Borrower posts such bond or other security on the earlier of (a) 10 days after the filing or recording of same or (b) within the time prescribed by law, so as not to place the Mortgaged Property in jeopardy of a lien or forfeiture.

25. Liability for Acts or Omissions. Lender shall not be liable or responsible for its acts or omissions under this Security Instrument, except for Lender's own gross negligence or willful misconduct, or be liable or responsible for any acts or omissions of any agent, attorney, or employee of Lender, if selected with reasonable care.

26. Notices. Except for any notice required by Governmental Requirements to be given in another manner, any notice required to be provided in this Security Instrument shall be given in accordance with the Loan Agreement.

27. Statement of Obligations. Except as otherwise provided by Governmental Requirements, at Lender's request, Borrower shall promptly pay to Lender such fee as may then be provided by law as the maximum charge for each statement of obligations, Lender's statement, Lender's demand, payoff statement, or other statement on the condition of, or balance owed, under the Note or secured by this Security Instrument.

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28. Remedies re Cumulative. Each remedy in this Security Instrument is separate and distinct and is cumulative to all other rights and remedies provided by this Security Instrument or by Governmental Requirements, and each may be exercised concurrently, independently, or successively, in any order whatsoever.

29. Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Security Instrument shall be the joint and several obligations of each such Person.

30. Delegation of Authority. Whenever this Security Instrument provides that Borrower authorizes and appoints Lender as Borrower's attorney-in-fact to perform any act for or on behalf of Borrower or in the name, place, and stead of Borrower, Borrower expressly understands and agrees that this authority shall be deemed a power coupled with an interest and such power shall be irrevocable.

31. Funds for Taxes, Insurance, and Impositions. If Borrower is in default under this Security Instrument or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Impositions as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Impositions under the Loan Documents in such order or priority as Lender shall detem1ine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Security Instrument in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender's demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Security Instrument or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by this Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section. Notwithstanding the preceding, Borrower and Lender may agree to impounds of taxes and insurance which impounds shall be identified in the Note.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by this Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under this Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by this Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Security Instrument.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns this Security Instrument, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Security Instrument for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

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32. General Provisions.

32.l Successors and assigns. This Security Instrument is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Security Instrument. The terms of this Security Instrument shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Security Instrument cannot be assigned or otherwise transfer-ed without the prior consent of Lender. Lender in its sole discretion may transfer this Security Instrument, and may sell or assign participations or other interests in all or any part of this Security Instrument, all without notice to or the consent of Borrower.

32.2 Meaning of Certain Terms. As used in this Security Instrument and unless the context otherwise provides, the words "herein," "hereunder" and "hereof' mean and include this Security Instrument as a whole, rather than any particular provision of it.

32.3 Authorized gents. In exercising any right or remedy, or taking any action provided in this Security Instrument, Lender may act through its employees, agents, or independent contractors, as Lender expressly authorizes.

32.4 Gender and Number. Wherever the context so requires in this Security Instrument, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa.

32.5 Captions. Captions and section headings used in this Security Instrument are for convenience of reference only, are not a part of this Security Instrument, and shall not be used in construing it.

33. Dispute Resolution: Waiver of Right to Jury Trial.

33.1 ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

33.2 WAIYER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIYER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER'S INITIALS: SL

33.3 REMEDIES: Foreclosure AND Injunctive RELIEF. Nothing in the Section above, shall be deemed to apply to or limit the right of Lender to: (a) exercise self- help remedies, (b) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) pursue rights against Borrower or any other party in a third party proceeding in any action brought against Lender (including, but not limited to, actions in bankruptcy court). Lender may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during, or after the pendency of any proceeding referenced to in the Section above. Neither the exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Borrower, Lender or any other party, including, but not limited to, the claimant in any such action, to require submission of the dispute, claim or controversy occasioning resort to such remedies to any proceeding refenced to in the Section above.

34. Contractual Right to Appoint a Receiver Upon Default. Upon an Event of Default under this Secu1ity Instrument or a breach of any clause of any agreement signed in connection with the Loan to Borrower, Borrower agrees that Lender may appoint a receiver to control the Mortgaged Property within seven (7) days of any default. Borrower agrees to cooperate with the receiver and tum over all control to said receiver and othe1wise cooperate with the receiver appointed by Lender.

35. Loan Agreement. This Security Instrument is subject to the provisions of the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Security Instrument, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

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36. Condominium and Planned Unit Developments. If any of the Mortgaged Property includes a unit or units in, together with an undivided interest in the common elements of, a condominium project (the "Condominium Project") or a Planned Unit Development ("PUD"), the following additional requirements shall be in place.

36.1 Additional Security_ If the owners association or other entity which acts for the Condominium Project and/or PUD (the "Owners Association") holds title to property for the benefit or use of its members or shareholders, the Mortgaged Property also includes Borrower's interest in the Owners Association and the uses, proceeds and benefits of Borrower's interest.

36.2 Obligations. Borrower shall perform all of Borrower's obligations under the Condominium Project's and/or PUD Constituent Documents. The "Constituent Documents" are the: (1) condominium declaration and/or any other document which creates the Condominium Project and or PUD; (2) any by-laws; (3) any code or regulations; (4) articles of incorporation, trust instrument or any equivalent document which create the Owners Association; and (5) other equivalent documents. Borrower shall promptly pay, when due, all dues and assessments imposed pursuant to the Constituent Documents.

36.3 Owner Association Policy Proceeds. If the Owners Association maintains a "master" or "blanket" policy on the Condominium Project or PUD and an event of a distribution of hazard insurance proceeds in lieu of restoration or repair following a loss to the Mortgaged Prope1ty, whether to the unit or to common elements, any proceeds payable to Borrower are hereby assigned and shall be paid to Lender for application to the sums secured by this Mortgage, whether or not then due, with any excess paid to Borrower.

36.4 Owners association Liability Coverage. Borrower shall take such actions as may be reasonable to insure that the Owners Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender.

36.5 Consent of Lender. Borrower shall not, except after notice to Lender and with Lender's prior written consent, either partition or subdivide the Mortgaged Property or consent to:

36.5.1. the abandonment and/or termination of the Condominium Project or PUD, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of taking by condemnation or eminent domain;

36.5.2. any amendment to any provision of the Constituent Documents if the provision is for the express benefit of Lender;

36.5.3. termination of professional management and assumption of self-management of the Owners Association; or

36.5.4. any action which would have the effect of rendering the any insurance coverage maintained by the Owners Association unacceptable to Lender.

NON-UNIFORM COVENANTS.

Notwithstanding anything to the contrary elsewhere in this Security Instrument, Borrower and Lender further covenant and agree as follows:

37. Acceleration and Sale on Default. Ifan Event of Default occurs, Lender, at its option, in addition to other remedies provided at law, may declare all sums secured by this Security Instrument immediately due and payable and may, at Lender's option, direct Trustee to foreclose upon the Mortgage Property in accordance with Chapter 51 of the Texas Property Code, as the same may be amended from time to time.

Trustee, when requested to do so by Lender after such an Event of Default as aforesaid, shall sell all or any portion of the Mortgaged Property at public auction, to the highest bidder for cash, at the county courthouse of the county in Texas in which the Mortgaged Property or any part thereof is situated in the area in or about such courthouse designated for real property foreclosure sales in accordance with Applicable Law (or in the absence of such designation, in the area set forth in the notice of sale hereinafter described), between the hours of I 0:00 o'clock A.M. and 4:00 o'clock P.M., on the first Tuesday of any month, after giving notice of the time, place and terms of said sale, and of the prope11y to be sold in accordance with Applicable Laws in the State of Texas in effect at the time such notice is given, provided however, such sale shall begin at the time stated in such notice or within three (3) hours thereafter.

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Notice of such proposed sale shall be given by posting written notice of the sale at the com1house, and, except as otherwise permitted or required by Applicable Law, by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale. If the property to be sold is situated in more than one county, a notice shall be posted at the courthouse and filed with the county clerk of each county in which the property to be sold is situated. In addition, Lender shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of Lender. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

Any notice that is required or permitted to be given to Borrower may be addressed to Borrower at Borrower's address as stated on the first page hereof. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Lender, be addressed to such other debtor at the address of Bo1rnwer as is shown by the records of Lender. Trustee may appoint any attorney-in-fact or agent to act in his or her stead as Trustee to perform all duties of the Trustee authorized herein. Borrower authorizes and empowers Trustee to sell the Mo1igaged Property, together or in lots or parcels, as Trustee shall deem expedient; to receive the proceeds of said sale; and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with covenants of general warranty, and Borrower binds itself, himself or herself to warrant and forever defend the title of such purchaser or purchasers. Trustee may postpone the sale of all or any payment of the Mortgaged Property by public announcement made at the initial time and place of sale, and from time to time later by public announcement made at the time and place of sale fixed by the preceding postponement. Any person, including Borrower, Trustee, or Lender, may purchase at such sale. Lender may offset its bid at such sale to the extent of the full amount owed to Lender under the Loan Documents, including, without limitation, Trustee's fees, expenses of sale, and costs, expenses, and Attorneys' Fees incurred by or on behalf of Lender in connection with collecting, litigating, or otherwise enforcing any right under the Loan Documents.

The proceeds or avails of any sale made under or by vi1iue of this Security Instrument, together with any other sums secured by this Security Instrument, which then may be held by the Trustee or Lender or any other person, shall be applied as follows: (1) To the payment of the costs and expenses of such sale, including Trustee's fees, costs of title evidence, Attorneys' Fees, and reasonable compensation to Lender and its agents and consultants, and of any judicial proceedings in which the same costs and expenses of sale may be made, and of all expenses, liabilities, and advances made or incurred by the Trustee or Lender under this Security Instrument, together with interest at the rate set forth in the Note on all advances made by the Trustee or Lender and all taxes or assessments, except any taxes, assessments, or other charges subject to which the Mortgaged Property was sold; (2) to the payment of the whole amount then due, owing, or unpaid on the Note for interest and principal, with interest on the unpaid p1incipal at the Default Rate (as defined in the Note), from the due date of any such payment of principal until the same is paid; (3) to the payment of any other Indebtedness required to be paid by Borrower under any provision of this Security Instrument, the Note, or any of the other Loan Documents; and (4) to the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive it.

38. Trustee. The Trustee shall be deemed to have accepted the terms of this trust when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law. The Trustee shall not be obligated to notify any party to this Security Instrument of any pending sale under any other Security Instrument or of any action or proceeding in which Borrower, Lender, or Trustee is a party, unless such sale relates to or reasonably might affect the Mortgaged Property, this Security Instrument, Lender's security for the payment of the Indebtedness and the performance of the Obligations, or the rights or powers of Lender or Trustee under the Loan Documents, or unless such action or proceeding has been instituted by Trustee against the Mortgaged Property, Borrower, or Lender.

In case of any sale hereunder, all prerequisites to the sale shall be presumed to have been performed, and in conveyance given hereunder, all statements of facts or other recitals made therein as to any of the following, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true; i.e., the nonpayment of money secured; the request to Trustee to enforce this trust; the proper and due appointment of any substitute trustee; the adve11isement of sale or time, place and manner of sale; or any other preliminary fact or thing. Trustee shall not be liable for any action taken or omitted to be taken by Trustee in good faith and reasonably believed to be within the discretion or power conferred upon Trustee by this Security Instrument and shall be answerable only for losses occurring through his or her gross negligence or willful misconduct. Borrower agrees to save and hold Trustee and Lender harmless from all loss and expense, including reasonable Attorneys' Fee, costs of a title search or abstract, and preparation of survey, incurred by reason of any action, suit or proceeding (including an action, suit or proceeding to foreclose or to collect the debt secured hereby) in and to which Trustee or Lender may be or become a party by reason hereof, including but not limited to, condemnation, bankruptcy and administration proceedings, as well as any other proceeding wherein proof of claim is required by law to be filed or in which it becomes necessary to defend or uphold the terms of this Security Instrument, and in each such instance, all money paid or expended by Trustee or Lender, together with interest thereon from date of such payment at the rate set forth in said Note or at the Default Rate, whichever is higher, shall be so much additional indebtedness secured hereby and shall be immediately due and payable by Borrower.

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39. Power of Trustee to Reconvey or Consent. At any time, without liability and without notice to Borrower, on Lender's written request and presentation of the Note and this Security Instrument to Trustee for endorsement, and without altering or affecting (a) the personal liability of Borrower or any other person for the payment of the Indebtedness secured by this Security Instrument, or (b) the lien of this Security Instrument on the remainder of the Mortgaged Property as security for the repayment of the full amount of the Indebtedness then or later secured by this Security Instrument, (c) or any right or power of Lender or Trustee with respect to the remainder of the Mortgaged Property, Trustee may (i) reconvey or release any part of the Mortgaged Property from the lien of this Security Instrument; (ii) approve the preparation or filing of any map or plat of the Mortgaged Property; (iii) join in the granting of any easement burdening the Mortgaged Property; or (iv) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Security Instrument.

40. Duty to Reconvey. On Lender's written request reciting that all sums secured hereby have been paid, surrender of the Note and this Security Instrument to Trustee for cancellation and retention by Trustee, and payment by Borrower of any reconveyance fees customarily charged by Trustee, Trustee shall reconvey, without warranty, the Mortgaged Property then held by Trustee under this Security Instrument. The recitals in such reconveyance of any matters of fact shall be conclusive proof of their truthfulness. The grantee in such reconveyance may be described as "the person or persons legally entitled to the Mortgaged Property." Such request and reconveyance shall operate as a reassignment of the Rents assigned to Lender in this Security Instrument.

41. Substitution of Trustee. Lender, at Lender's option, may from time to time, by written instrument, substitute a successor or successors to any Trustee named in or acting under this Security Instrument, which instrument, when executed and acknowledged by Lender and recorded in the office of the Recorder of the county or counties in which the Mortgaged Property is located, shall constitute conclusive proof of the proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to all right, title, estate, powers, and duties of such predecessor Trustee, including, without limitation, the power to reconvey the Mortgaged Property. To be effective, the instrument must contain the names of the original Borrower, Trustee, and Lender under this Security Instrument, the book and page or instrument or document number at which, and the county or counties in which, this Security Instrument is recorded, and the name and address of the substitute Trustee. If any notice of default has been recorded under this Security Instrument, this power of substitution cannot be exercised until all costs, fees, and expenses of the then acting Trustee have been paid. On such payment, the then acting Trustee shall endorse receipt of the payment on the instrument of substitution. The procedure provided in this Section for substitution of Trustees is not exclusive of other provisions for substitution provided by Governmental Requirements.

42. Collection of Rents. During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower's funds and property, but shall be promptly paid over to Lender. This instrument constitutes an assignment of rents and a security instrument under Chapter 64, Texas Property Code (SB 889 as enacted June 2011) and affords Lender, as beneficiary hereunder, all rights and remedies of an assignee under Chapter 64, Texas Property Code. This assignment of rents secures the Indebtedness, and a security interest in all rents from the Mortgaged Prope1ty is hereby created under Chapter 64 of the Texas Property Code to secure the Obligations.

If the Lender deems it necessary or convenient to have the rents collected by a receiver appointed for that purpose following an event of default, the Lender may apply to a court of competent jurisdiction for the appointment of a receiver of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Borrower, any guarantor, or of any person, firm or other entity liable for the payment of the Indebtedness and shall have a receiver appointed. The Borrower fu1ther hereby consents to the appointment of a receiver should Lender elect to seek such relief.

43. Waiver of Right of Offset "Waiver of Deficiency Statutes. No portion of the Indebtedness secured by this Security Instrument shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Borrower may have or claim to have against Lender. To the extent pem1itted by law, Borrower expressly waives and relinquishes any and all rights and remedies under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended or re-codified (the "Deficiency Statutes"), including without limitation, the right to seek a credit against or offset of any deficiency judgment based on the fair market value of the Mortgaged Property sold at any judicial or non-judicial foreclosure; and to the extent permitted by law, Borrower agrees that Lender shall be entitled to seek a deficiency judgment from Borrower and/or any other party obligated on the Indebtedness secured hereby equal to the difference between the amount owing on the Indebtedness secured hereby and the foreclosure sales price. Alternatively, in the event the foregoing waiver is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by any of the Deficiency Statues: (a) the Mortgaged Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure: (b) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but not later than twelve (12) months) following the foreclosure sale; (c) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including without limitation, brokerage commissions, title insurance premiums, cost of a survey, tax prorations, Attorneys' Fees, and marketing costs; (d) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including without limitation, utilities expenses, property management fees, security, taxes and assessments (without duplication), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years' experience in appraising prope1ty similar to the Mortgaged Prope1ty and who have conducted and prepared a complete written appraisal of the Mortgaged Prope1ty and taking into consideration the factors set forth above.

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44. NO SUBORDINATE FINANCING. NO FURTHER ENCUMBRANCES MAY BE RECORDED AGAINST THE REAL PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER. FAILURE TO COMPLY WITH THIS PROVISION SHALL CONSTITUTE AN EVENT OF DEFAULT AND, AT THE LENDER'S OPTION, THE LOAN SHALL JMMEDIATEL Y BECOME DUE AND PAYABLE. CONSENT TO ONE FURTHER ENCUMBRANCE SHALL NOT BE DEEMED TO BE A WAIYER OF THE RIGHT TO REQUIRE SUCH CONSENT TO FUTURE OR SUCCESSIVE ENCUMBRANCES.

45. WAIVER OF NOTICES. Except as provided in the Note and as othe1wise provided herein, unless (and then to the extent not) prohibited by Applicable Law, the Borrower, and each surety, endorser, guarantor and other person liable or to become liable for payment of any of the Indebtedness:

(i) waive: oppo1tunity to cure breach or default; grace; all notices, demands and presentments for payment; all notices of dishonor, non-payment, acceleration of maturity or intention to accelerate maturity; protest; dishonor; all other notices whatsoever; and, diligence in taking any action to collect amounts secured hereunder or in the handling of any collateral securing the Obligations at any time; and,

(ii) consent and agree (without notice of any of the following): to any substitution, subordination, exchange or release of any security for the Obligations or the release of any party primarily or secondarily liable on the Indebtedness; that the Lender shall not be required first to institute suit or exhaust his remedies against the Borrower or others liable or to become liable on the Obligations or to enforce his rights against them or any security therefor; and, to any extension, renewal, reengagement, or postponement of the time or manner of payment of the Indebtedness and to any other indulgence with respect hereto or thereto. Borrower waives any right of redemption.

46. Usun Savings Provisions. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness, or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. If the Applicable Law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the Applicable Laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Grantor. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of the Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tripa1iy accounts) apply to the Note or any other payment of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The te1ms and provisions of this Section shall control and supersede eve1y other tem1, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pe1iaining to the Indebtedness.

47. Covenants Running with the Land; Release. The Obligations contained in this Security Instrument are intended by Borrower, Lender, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Security Instrument has been fully released by Lender. If the Indebtedness is paid in full in accordance with the tem1s of this Security Instrument and the Loan Documents, and if Borrower shall well and truly perform all of the Obligations and Borrower's covenants contained herein, then this conveyance shall become null and void and the liens hereof shall be released upon Borrower's request (as approved by Lender) and at Borrower's expense.

48. PROPERTY INSURANCE DISCLOSURE. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE OTICE: (A} BORROWERJS REQUIRED TO(i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN;(ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND(iii) ME LE DER S THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSSAS PROVIDED HEREIN;(B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY LENDER. DELIVER TO LENDER A COPY (OR COPIES) OF THE POLICY (OR POLICIES) AND PROOF OF THE PAYMENT OF PREMIUMS; AND(C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR(B), LENDER MAY OBTAIN COL.LATERAL PROTECTION J SURAN CE ON BEHALF OF BORROWER AT BORROWER'S EXPENSE.

49. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, Borrower has executed and delivered this Security Instrument as of the date first written above.

BORROWER:

TIRIOS PROPCO SERIES LLC-172 AMMOLITE, A SERIES OF TIRIOS PROPCO SERIES LLC,

A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By: /s/ Sachin Latawa

Sachin Latawa, CEO

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EXHIBIT "A"

LEGAL PROPERTY DESCRIPTION

Lot 31, Block X, Sunset Oaks Section 4, Phase 3B, situated in Hays County, Texas, according to the map or plat there of recorded in Instrument No. 24007019, Plat Records of Hays County, Texas.

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